Filed Pursuant to Rule 424(b)(5)

Registration No. 333-284505

PROSPECTUS SUPPLEMENT

To Prospectus dated January 24, 2025

$4,551,804

PMGC Holdings Inc.

Common Stock

PMGC Holdings Inc. (the “Company,” “we,” or “us”) is offering $4,551,804 in shares of common stock, par value $0.0001 per share (our “Common Stock”) by this prospectus supplement and the accompanying prospectus, directly to Streeterville Capital, LLC (the “Investor” or “Streeterville”), in connection with the securities purchase agreement that we entered into with the Investor on September 23, 2025 (the “Purchase Agreement”), pursuant to which we agreed to issue and sell to the Investor shares of our Common Stock of up to $20,000,000 under the equity purchase facility (“ELOC”) contemplated by the Purchase Agreement. Pursuant to the Purchase Agreement, the Company also agreed to issue to the Investor: (i) 56,700 commitment shares (“Commitment Shares”), such Commitment Shares delivered by the Company to Streeterville on September 26, 2025; and (ii) 10,300 pre-delivery Shares (the “Pre-Delivery Shares”). The Purchase Agreement provides for an initial purchase price payable to the Company of $4,545,000, computed as follows: $5,000,000.00 initial principal balance, less an original issue discount (“OID”) of $425,000.00, less $30,000.00 to the Investor to cover Streeterville’s legal fees, accounting costs, due diligence, and other transaction costs incurred in connection with the transactions contemplated by the Purchase Agreement (the “Transaction Expense Amount”) under the Purchase Agreement (the “Initial Pre-Paid Purchase”).

On January 7, 2026, the Company consummated Pre-Paid Purchase #2 (“Second Pre-Paid Purchase”) under such ELOC. The Second Pre-Paid Purchase had an original principal amount of $3,278,700 and an OID of $278,700.00. The initial purchase price payable to the Company on January 7, 2026 was $3,000,000, computed as follows: $3,278,700 initial principal balance, less the OID.

On January 13, 2026, the Company consummated Pre-Paid Purchase #3 (the “Third Pre-Paid Purchase”) under the ELOC. The Third Pre-Paid Purchase had an original principal amount of $5,464,500 and an OID of $464,500. The initial purchase price payable to the Company on January 13, 2026 was $5,000,000, computed as follows: $5,464,500 initial principal balance, less the OID.

On February 6, 2026, the Company consummated Pre-Paid Purchase #4 under the ELOC (the “Fourth Pre-Paid Purchase”). The Fourth Pre-Paid Purchase had an original principal amount of $8,147,570 and an OID of $692,570. The initial purchase price paid to the Company on February 6, 2026 was $7,455,000, computed as follows: $8,147,570 initial principal balance, less the OID. A portion of the Fourth Pre-Paid Purchase included an offering by us of up to $1,222,168 of Common Stock pursuant to a prospectus supplement filed pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended (the “Securities Act”). The offering of Common Stock pursuant to this prospectus supplement is also part of the Fourth Pre-Paid Purchase under the ELOC.

On September 16, 2025, certain shareholders of the Company collectively holding approximately 90.41% of the then total issued and outstanding shares of voting capital stock executed a written consent in lieu of a special meeting of stockholders (the “Stockholder Approval”), approving the issuance of shares of Common Stock under the ELOC in excess of the requirements of Nasdaq Listing Rule 5635(d), if any, under the Purchase Agreement. We filed a Definitive Proxy Statement on Schedule 14C notifying our stockholders of the Stockholder Approval on October 10, 2025.

If and when requested by the Investor, amounts outstanding under the Initial Pre-Paid Purchase, Second Pre-Paid Purchase, Third Pre-Paid Purchase, and Fourth Pre-Paid Purchase will be correspondingly reduced upon the issuance by us of our Common Stock to the Investor at a price per share equal to 88% of the lowest daily volume weighted average price (as reported during regular trading hours by Bloomberg) (the “VWAP”) of our Common Stock during the ten (10) trading days immediately preceding the applicable measurement date, subject to floor prices outlined in the respective pre-paid purchase.

In addition to our issuance of Common Stock to the Investor pursuant to the Purchase Agreement, this prospectus supplement also covers the resale of those shares from time to time by the Investor to the public. The Investor may sell the shares of Common Stock included in this prospectus supplement in a number of different ways and at varying prices. We provide more information about how the Investor may sell the shares in the section entitled “Plan of Distribution”. The Investor is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Our shares of Common Stock are traded on the NASDAQ Capital Market (“Nasdaq”) under the symbol “ELAB.” On March 31, 2026, the closing price of our shares of Common Stock on the Nasdaq was $5.99 per share.

Univest Securities, LLC, our placement agent (“Sales Agent” or “Univest”) will be entitled to a placement fee of 8.0% of the gross proceeds of each closing of the ELOC, pursuant to that certain Placement Agency Agreement between us and the Sales Agent dated September 23, 2025 (“Sales Agent Agreement”). In connection with the sale of our shares of Common Stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts.

As of April 1, 2026, the aggregate market value of our Common Stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was $38,928,322, which is based on 1,936,771 shares of our Common Stock outstanding held by non-affiliates and a price of $20.0996 per share, representing the highest closing price of our Common Stock during the prior sixty (60) days. One-third of the calculated aggregate market value held by non-affiliates is $12,976,107, which, after giving effect to prior shelf takedowns of $1,737,635 on April 24, 2025, $5,464,500 on January 12, 2026, and $1,222,168 on February 17, 2026 permits us to register up to approximately $4,551,804 in securities using this prospectus supplement.

We are an “emerging growth company” and “smaller reporting company” under the federal securities laws and we have elected to comply with certain reduced public company reporting requirements.

Investing in our Common Stock involves a high degree of risk and uncertainty. See “Risk Factors” beginning on page S-9 of this prospectus supplement to read about the risks you should consider before purchasing our Common Stock.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement is April 1, 2026.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

BASE PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC, utilizing a “shelf” registration process.

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering described herein and the securities offered hereby, and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus.

The second part, the base prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer only to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.

If the description of this offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information contained in this prospectus supplement. This prospectus supplement, the accompanying base prospectus and the documents incorporated into each by reference include important information about us, our securities being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying base prospectus together with the additional information described under the heading “Where You Can Find Additional Information” before investing in our securities.

We have authorized only the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and Univest has not, authorized anyone to provide you with information that is different. We and Univest take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell our securities only in jurisdictions where offers and sales are permitted. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction. The information contained in or incorporated by reference in the prospectus is accurate only as of the date such information was issued, regardless of the time of delivery of the prospectus or the date of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

Throughout this prospectus supplement, unless otherwise designated or the context suggests otherwise,

●	generally, when we refer to this prospectus in this prospectus supplement, we are referring to both the prospectus supplement and the prospectus combined;

●	all references to “PMGC Holdings Inc.,” “PMGC Holdings,” the “Company,” “we,” “us,” “our” or other similar terms refer to PMGC Holdings Inc.,” a Nevada corporation, and its subsidiaries;

●	“year” or “fiscal year” means the year ending December 31st; and

●	all dollar or $ references, when used in this prospectus, refer to United States dollars.

On March 10, 2026, we effected a 1:6 reverse stock split of our Common Stock. Unless otherwise indicated, all share and per share information in this prospectus supplement reflects this reverse stock split. The financial statements and other financial information incorporated by reference into this prospectus supplement as of the date of this prospectus supplement do not reflect the reverse stock split and continue to present historical share and per share amounts on a pre-reverse split basis. Any subsequent filings incorporated by reference, including future reports, will reflect this reverse stock split on a retrospective basis, as applicable.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “can,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential” and other similar words and expressions of the future and variations thereof.

There are a number of important factors that could cause the actual results to differ materially from those expressed in any forward-looking statement made by us. These factors include, but are not limited to:

●	our ability to continue as a going concern;

●	our lack of operating history;

●	the expectation that we will incur significant operating losses for the foreseeable future and will need significant additional capital;

●	our current and future capital requirements to support our development and commercialization efforts for our product candidates and our ability to satisfy our capital needs;

●	our dependence on third-parties to manufacture our products;

●	our ability to maintain or protect the validity of our intellectual property;

●	interpretations of current laws and the passages of future laws;

●	the accuracy of our estimates regarding expenses and capital requirements; and

●	our ability to adequately support organizational and business growth.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur.

WE CAUTION READERS OF THIS PROSPECTUS SUPPLEMENT AND ANY ADDITIONAL PROSPECTUS SUPPLEMENT NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THEIR DATES. WE UNDERTAKE NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR ANY ADDITIONAL PROSPECTUS SUPPLEMENTS, OR THE DOCUMENTS TO WHICH WE REFER YOU IN THIS PROSPECTUS SUPPLEMENT OR ANY ADDITIONAL PROSPECTUS SUPPLEMENT, TO REFLECT ANY CHANGE IN OUR EXPECTATIONS WITH RESPECT TO SUCH STATEMENTS OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY STATEMENT IS BASED. THESE FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF OUR FUTURE PERFORMANCE, AND ACTUAL RESULTS AND FUTURE DEVELOPMENTS MAY VARY MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information that appears elsewhere in this prospectus supplement or in the documents incorporated by reference herein and is qualified in its entirety by the more detailed information, including the financial statements that appear in the documents incorporated by reference. This summary may not contain all of the information that may be important to you. As an investor or prospective investor, you should review carefully the entire prospectus supplement, including the risk factors, and the more detailed information that is included herein and in the documents incorporated by reference herein.

The Company

We currently manage and operate a diverse portfolio of five wholly-owned subsidiaries:

●	Northstrive Biosciences Inc. (“Northstrive Biosciences”) is a biopharmaceutical company focusing on the development and acquisition of cutting-edge aesthetic medicines and therapeutic products. Our lead asset, EL-22, is leveraging a first-in-class engineered probiotic approach to address obesity’s pressing issue of preserving muscle while on weight loss treatments, including GLP-1 receptor agonists.

●	PMGC Capital LLC (“PMGC Capital”) is a multi-strategy investment firm focused on direct investments, strategic lending, and acquiring undervalued companies and assets across diverse markets. Our mission is to identify and seize high-potential opportunities, delivering sustainable growth and maximizing returns on capital.

●	Pacific Sun Packaging, Inc. (“Pacific Sun Packaging”) is a specialty packaging provider focused on high-precision, component-level packaging solutions for the electronics and information technology (“IT”) hardware industries. The company designs and supplies custom-engineered protective packaging for delicate components such as central processing units (CPUs), memory modules (DIMMs and SO-DIMMs), solid state drives (SSDs), hard disk drives (HDDs), and fiber-optic transceivers, serving customers across the semiconductor, data center, and networking equipment supply chains.

●	AGA Precision Systems LLC (“AGA Precision Systems”) is a specialized CNC machine shop focused on high-tolerance milling, turning, mold manufacturing, and machining of complex metals including titanium and Inconel. The company serves customers across the aerospace, defense, and industrial sectors, delivering precision components to demanding technical specifications.

●	SVM Machining, Inc. (“SVM Machining”), a California based ISO 9001:2015 certified precision CNC machining and manufacturing services company that produces high-quality, engineered components for a diverse set of mission-critical industries, including medical technology, aerospace, semiconductor, biotech & pharmaceutical, and transportation. Known for its technical expertise, quality systems, and ability to deliver complex parts with precision tolerances, SVM supports original equipment manufacturers and advanced technology customers with reliable and responsive production capacity.

We are dedicated to enhancing our portfolio through the acquisition of operating companies and innovative biotechnology assets that align with our growth mission, while actively pursuing the acquisition of operating companies. For a more detailed description of the Company and its operating subsidiaries, please refer to the Business section of our annual report on Form 10-K for the fiscal year ended December 31, 2025, which we filed on March 30, 2026.

Business Strategy

PMGC Holdings Inc. is a diversified holding company focused on acquiring and growing valuable assets and operating businesses across various industries. Our strategy is to identify and invest in compelling opportunities—regardless of sector—with strong fundamentals, growth potential, and scalable operations. We actively seek acquisitions that complement our existing portfolio and align with our long-term value creation objectives.

Biotechnology Product Development

Northstrive Biosciences is advancing its lead asset, EL-22, an engineered probiotic designed to preserve muscle mass during weight loss treatments. EL-22 has completed a Phase 1 clinical trial in South Korea, showing promising safety and tolerability results. The Company plans to file an Investigational New Drug (“IND”) application with the U.S. Food and Drug Administration (the “FDA”) to evaluate EL-22 in combination with GLP-1 receptor agonists. Additionally, EL-32, a preclinical probiotic expressing dual myostatin and activin-A inhibitors, is being developed for muscle preservation in obesity treatments. EL-22 and EL-32 are based on proprietary intellectual property targeting myostatin and activin-A pathways, which are key biological regulators of muscle development, strength, and metabolic efficiency. These pathways are increasingly viewed as important targets across a range of animal health and nutrition applications, including livestock productivity, feed efficiency, and companion animal muscle health and aging.

On February 11, 2026, Northstrive Biosciences executed a definitive, exclusive license agreement with Modulant Biosciences LLC (“Modulant”). This agreement covers NorthStrive Biosciences’s EL-22 and EL-32 assets and, pursuant to its terms, grants Modulant an exclusive, royalty-bearing, sublicensable license to develop, manufacture, and commercialize products derived from these technologies solely for non-human animal health applications, including use as a feed additive.

Competition

PMGC Holdings Inc. and its respective subsidiaries operate in highly competitive and risky industries. Key competitors for NorthStrive Biosciences in the biopharmaceutical sector include companies developing obesity treatments, including GLP-1 receptor agonists and muscle preservation therapies. Key competitors for PMGC Capital in the investment sector include multi-strategy investment firms targeting high yield and return on capital in undervalued companies and assets.

Intellectual Property

We have developed a comprehensive portfolio of intellectual property, consisting of patents, patent applications, domain names, know-how and trade secrets. As of the date of this prospectus, we have two registered domain names, four non-provisional patent applications filed, and four provisional patent applications filed.

We believe our intellectual property adequately protects our products and technology and may prevent others from commercializing products or methods substantially similar to ours.

PMGC Holdings Inc.

Patents

Below is a table, with footnotes, that includes our United States patent applications with the referenced property number(s) that are material to our business as of April 1, 2026, as well as our two anticipated patent applications:

Property No.	Patent Title	Application Number and Filing Date	Application Type	Jurisdiction
1.	Fusion Protein of Myo-2 for Use in Treating Muscle Loss in Obese Patients	63/639,722, 04/29/2024	Provisional	USA
2.	Combination Therapy of a Fusion Protein of Myo-2 with a GLP-1 Receptor Agonist for Use in Treating Muscle Loss in Obese Patients	63/639,723, 04/29/2024	Provisional	USA
3.	Pharmaceutical Composition for Treatment of Muscle Loss Due to Obesity	63/639,727, 04/29/2024	Provisional	USA
4.	Combination Therapy for Treatment of Muscle Loss Due to Obesity	63/639,728, 04/29/2024	Provisional	USA

Below is a table that includes our United States patent applications as of April 1, 2026:

Patent Title	Filing Date	Application Type	Jurisdiction
Fusion Protein of Myo-2 for Use in Treating Muscle Loss in Obese Patients (1)	9/25/2024	Non-provisional	USA
Combination Therapy of a Fusion Protein of Myo-2 with a GLP-1 Receptor Agonist for Use in Treating Muscle Loss in Obese Patients (2)	9/25/2024	Non-Provisional	USA
Pharmaceutical Composition for Treatment of Muscle Loss Due to Obesity (3)	4/28/2025	Non-provisional	USA
Combination Therapy for Treatment of Muscle Loss Due to Obesity (4)	4/28/2025	Non-provisional	USA
Fusion Protein of Myo-2 for Use in Encouraging Muscle Growth in Animals (5)	4/28/2025	Non-provisional	USA
Animal Feed Additive to Encourage Muscle Growth (6)	4/28/2025	Non-provisional	USA

(1)	Non-provisional patent application based on Property.

(2)	Non-provisional patent application based on Property.

(3)	Non-provisional patent application based on Property.

(4)	Non-provisional patent application based on Property.

(5)	Non-provisional patent application based on Property.

(6)	Non-provisional patent application based on Property.

Domain Names

We have the right to use the following domain registration issued in the United States, as noted below:

Number	Issue Date	Expiration Date	Registration Agency	Domain Name	Owner
1.	July 31, 2024	July 31, 2027	GoDaddy	www.pmgcholdings.com	PMGC Holdings Inc.
2.	April 10, 2024	April 10, 2025	GoDaddy	www.northstrivebio.com	PMGC Holdings Inc.

NorthStrive Biosciences Inc.

Patents

Property No.	Licensed Product/ Nation	Registration Number	Registration Date	Title
1.	EL-22 Korea	10-0857861-0000	2008.09.03	Surface Expression Vector for Fusion Protein of Myo-2 Peptide Multimer and Myostatin, and Microorganism Transformed by Therof
2.	EL-22 Korea	10-0872042-0000	2008.11.28	Cell Surface Expression Vector of Myostatin and Microorganisms Transformed Thereby
3.	EL-22 USA	8470551	2013.06.25	Surface Expression Vector for Fusion Protein of Myo-2 Peptide Multimer and Myostatin, and Microorganism Transformed by Therof
4.	EL-22 Japan	05634867	2014.10.24	Surface Expression Vector for Fusion Protein of Myo-2 Peptide Multimer and Myostatin, and Microorganism Transformed by Therof
5.	EL-22 China	ZL200780101116.2	2013.06.19	Surface Expression Vector for Fusion Protein of Myo-2 Peptide Multimer and Myostatin, and Microorganism Transformed by Therof

Patent Applications

Property No.	Licensed Product/ Nation	Patent Application Serial No	Filing Date	Title
1.	EL-32 USA	18/627,462	2024.04.05	Pharmaceutical composition for alleviation, treatment, and prevention of sarcopenia containing microorganism transformed with cell surface display vector operably linked with gene encoding myostatin and activin A proteins as active ingredient
2.	EL-32 Korea	10-2022-0136606	2022.10.21	A pharmaceutical composition for alleviation, treatment and prevention of sarcopenia containing a microorganism transformed with a vector expressing myostatin and activin A on the cell surface as an active ingredient

Going Concern

As of December 31, 2025, management has determined there is substantial doubt about the Company’s ability to continue as a going concern. The Company may need to obtain funds to support its working capital, the methods of which include, without limitation, the following:

●	this offering;

●	other available sources of financing (including debt) from banks and other financial institutions; and

●	financial support from the Company’s related parties.

There can be no assurance that the Company will be successful in securing sufficient funds to sustain its operations. See “Risk Factors” at page S-9.

Recent Developments

●	On March 24, 2026, Northstrive Biosciences Inc. entered into a Third Amendment to a License Agreement (the “Third Amendment”) with MOA Life Plus Co., Ltd. (“MOA”), a corporation organized under the laws of the Republic of Korea. The Third Amendment further amends that certain License Agreement originally entered into by the Company and MOA on April 30, 2024, as amended. A copy of the Third Amendment is included as Exhibit 10.1 in the Current Report on Form 8-K filed with the SEC on March 27, 2026.

●	On March 17, 2026, the Company entered into Amendment No. 5 to the Consulting and Services Agreement for Non-Employee Chief Executive Officer with GB Capital Ltd, an entity wholly owned by the Company’s Chief Executive Officer, Graydon Bensler (“Amendment No. 5 to GB Capital Consulting Agreement”), and Amendment No. 5 to the Consulting and Services Agreement for Non-Employee, Non-Executive Chairman with Northstrive Companies Inc., an entity wholly owned by the Company’s Chairman, Braeden Lichti (“Amendment No. 5 to Northstrive Consulting Agreement”). A copy of each of Amendment No. 5 to GB Capital Consulting Agreement and Amendment No. 5 to Northstrive Consulting Agreement is included as Exhibits 10.1 and 10.2, respectively, of the Current Report on Form 8-K filed with the SEC on March 23, 2026.

●

On March 10, 2026, the Company effectuated a 1-for-6 reverse stock split of the shares of Common Stock, as of 12:00 a.m. Eastern Time. The Company filed a Certificate of Amendment to its Articles of Incorporation (the “March 2026 Certificate of Amendment”) to effectuate such reverse stock split, which provided that every six (6) shares of the Company’s issued and outstanding Common Stock would be automatically combined, without any action on the part of the holder thereof, into one (1) share of Common Stock. The March 2026 Certificate of Amendment also provided that the Company’s authorized shares of capital stock would be 583,333,334 shares, comprised of 83,333,334 shares of Common Stock and 500,000,000 shares of preferred stock, par value $0.0001 per share. A copy of the March 2026 Certificate of Amendment is included as Exhibit 3.1 in the Current Report on Form 8-K filed with the SEC on March 10, 2026.

The Common Stock began trading on a split-adjusted basis on The Nasdaq Capital Market when the market opened on March 10, 2026. The trading symbol for the Common Stock remained “ELAB” after this reverse stock split. The Common Stock was assigned a new CUSIP number (73017P 508) following this reverse stock split.

●

On February 6, 2026, the Company entered into and consummated the Fourth Pre-Paid Purchase, as described elsewhere in this prospectus supplement. A copy of the Fourth Pre-Paid Purchase is included as Exhibit 10.1 in the Company’s Current Report on Form 8-K, filed with the SEC on March 3, 2026, incorporated herein by reference.

●	On February 4, 2026, Northstrive Biosciences Inc. entered into the license agreement Modulant. A copy of the license agreement is included as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 10, 2026, incorporated herein by reference.

●	On February 2, 2026, the Company completed the acquisition (the “SVM Acquisition”) of 100% of the issued and outstanding shares of SVM Machining, pursuant to a Stock Purchase Agreement dated February 2, 2026, by and between the Company, SVM Machining and the previous sole stockholder of SVM Machining (the “SVM Acquisition Agreement”). A copy of the SVM Acquisition Agreement is included as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 6, 2026, incorporated herein by reference, and the SVM Acquisition is more fully described in this Current Report on Form 8-K.

●	On January 7, 2026 and January 13, 2026, the Company and Streeterville entered into and consummated the Second Pre-Paid Purchase and the Third Pre-Paid Purchase, respectively, as described elsewhere in this prospectus supplement. A copy of the form of the Second Pre-Paid Purchase is included as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 12, 2026, incorporated herein by reference. A copy of the form of the Third Pre-Paid Purchase is included as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 20, 2026, incorporated herein by reference.

●

On January 6, 2026, the Company filed a certificate of amendment (“January 2026 Certificate of Amendment”) to its Articles of Incorporation, as amended, to effect a 1-for-4 reverse stock split of the Common Stock, such split to be effective on January 6, 2026. A copy of the January 2026 Certificate of Amendment is included as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 6, 2026, incorporated herein by reference.

Corporate History and Structure

Our predecessor company, Elevai Labs, Inc., was incorporated in Delaware in June 2020, and completed its initial public offering of Common Stock on November 24, 2023. On December 20, 2024, the Company re-domesticated to Nevada and changed its name to “PMGC Holdings Inc.” In January 2025, the Company completed its divestiture of the legacy Elevai Skincare business and another operating subsidiary, Elevai Biosciences, Inc., changed its name to Northstrive Biosciences. In July 2025, the Company acquired both AGA Precision Systems and Pacific Sun Packaging. In February, 2026, we acquired SVM Machining.

As of the date of this prospectus supplement, we are qualified to do business as a foreign corporation in the state of California. Our telephone number is (888) 445-4886. Our website address is www.pmgcholdings.com. Information contained on our website or connected thereto or on any other website referred to herein or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus supplement or the registration statement of which it forms a part.

We have five operating wholly owned subsidiaries, Northstrive Biosciences, PMGC Capital, Pacific Sun Packaging , AGA Precision Systems, and SVM Machining.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act to comply with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million and a public common equity float or public float of more than $700 million. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus supplement is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

Corporate Information

Our principal executive offices are located at 120 Newport Center Drive, Newport Beach, CA 92660. Our website address is www.pmgcholdings.com. Information contained on our website or connected thereto or on any website referred to herein or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus supplement or the registration statement of which it forms a part.

THE OFFERING

Issuer	PMGC Holdings Inc., a Nevada corporation

Common Stock outstanding prior to the offering	1,936,771 shares of Common Stock

Common Stock offered by us	Shares of Common Stock having an aggregate gross sales price of up to $4,551,804.

Common Stock outstanding immediately after the offering	Up to 2,105,275 shares, assuming sales of 168,504 shares of our Common Stock in this offering at an offering price of $20.0996 per share, which represents the highest closing price of our Common Stock during the prior sixty (60) days. The actual number of shares issued will vary depending on how many shares we choose to sell and the sales price under this offering.

Use of proceeds	The net proceeds of this offering, after deducting the Sales Agent’s fees and our estimated offering expenses, will be used for general corporate purposes and potential acquisitions of operating companies, which companies are yet to be identified at this time. See “Use of Proceeds.”

Risk factors	Investing in our Common Stock involves a high degree of risk and uncertainty. You should carefully consider all the information in this prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference prior to investing in our Common Stock. In particular, we urge you to consider carefully the factors set forth in the section entitled “Risk Factors” beginning on page S-9 of this prospectus supplement, and in the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference herein for more information, before you make any investment in our Common Stock.

Nasdaq symbol	Our Common Stock is traded on The Nasdaq Capital Market under the symbol “ELAB.”

Transfer agent and registrar	Vstock Transfer, LLC

Sales Agent	We have engaged Univest as our exclusive sales agent in connection with this offering. Univest is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but it will use its commercially reasonable efforts to sell all of the securities offered by this prospectus. See “Plan of Distribution” on page S-13 of this prospectus supplement.

The number of shares of our Common Stock to be outstanding after this offering is based on approximately 1,936,771 shares of our Common Stock outstanding as of April 1, 2026 and does not include:

●	21,938 shares of Common Stock reserved for issuance under the Company’s 2025 Equity Incentive Plan;

●	9,780 shares of Common Stock issuable upon exercise of outstanding warrants with an average weighted exercise price of $300.96 per share; and

●	nil shares of Common Stock held in treasury.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described in “Part I. Item 1A - Risk Factors” in our Annual Report on Form 10-K, filed with the SEC on March 30, 2026, which are incorporated by reference in this prospectus supplement, together with all of the other information contained in this prospectus supplement and the documents incorporated by reference herein. If any of these risks actually occur, our business, operating results and financial condition could be materially and adversely impacted, the market price of our Common Stock may decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known or which we consider immaterial as of the date hereof may also have an adverse effect on our business. The risk factors are not guarantees that no such conditions exist as of the date of this prospectus supplement and should not be interpreted as an affirmative statement that such risks or conditions have not materialized, in whole or in part. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

USE OF PROCEEDS

We may issue and sell shares of Common Stock having aggregate sales proceeds of up to $4,551,804 from time to time, before deducting Sales Agent commissions and expenses. The amount of proceeds from this offering will depend upon the number of shares of our Common Stock sold and the market price at which they are sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement.

We expect to use any net proceeds from this offering for general corporate purposes and potential acquisitions of operating companies, which companies are yet to be identified at this time.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board after considering our financial condition, results of operations, capital requirements, business prospects and other factors our Board deems relevant, and subject to the restrictions contained in any future financing instruments.

DESCRIPTION OF SECURITIES

The following description of our securities we are offering pursuant to this prospectus supplement is only a summary and is qualified in its entirety by reference to the actual terms and provisions of the capital stock contained in our Articles of Incorporation, as amended, and our Bylaws.

General

We are authorized to issue two classes of stock. The total number of shares of stock which we are authorized to issue is 583,333,334 shares, comprised of 83,333,334 shares of Common Stock and 500,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). Of the Preferred Stock, 50,000,000 shares have been designated as Series B Preferred Stock. As of the date of this prospectus supplement, there were 6,372,874 shares of Series B Preferred Stock issued and outstanding. As of April 1, 2026, there were 40 holders of record of the Common Stock and 2 holders of record of the Series B Preferred Stock.

Common Stock

The holders of our Common Stock are entitled to the following rights:

Voting Rights. Each share of our Common Stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders.

Dividend Rights. Subject to limitations under Nevada law, holders of our Common Stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our Board out of funds legally available therefor.

Liquidation Rights. In the event of the liquidation, dissolution or winding up of our business, the holders of our Common Stock are entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities.

Other Matters. The holders of our Common Stock that are not to be issued upon conversion of the convertible promissory notes have no subscription, redemption or conversion privileges; in addition, such Common Stock does not entitle its holders to preemptive rights. All of the outstanding shares of our Common Stock are fully paid and non-assessable.

Anti-Takeover Provisions of Nevada State Law

Certain anti-takeover provisions of Nevada law could have the effect of delaying or preventing a third party from acquiring us, even if the acquisition arguably could benefit our stockholders.

Nevada’s “combinations with interested stockholders” statutes, Nevada Revised Statues (“NRS”) 78.411 through 78.444, inclusive, prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination, or the transaction by which such person becomes an “interested stockholder”, in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two-year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These statutes generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We have made such an election in our original articles of incorporation.

Nevada’s “acquisition of controlling interest” statutes, NRS 78.378 through 78.379, inclusive, contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. Absent such provision in our bylaws, these laws would apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one fifth or more, but less than one third, (2) one third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

Nevada law also provides that directors may resist a change or potential change in control if the directors determine that the change is opposed to, or not in the best interests of, the corporation. The existence of the foregoing provisions and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Vstock Transfer, LLC. Their address is 18 Lafayette Place, Woodmere, NY 11598. Their telephone number is (212) 828-8436.

Listing

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “ELAB.”

PLAN OF DISTRIBUTION

On September 23, 2025, we entered into the Purchase Agreement with the Investor. The initial purchase price pursuant to the Initial Pre-Paid Purchase was $4,545,000, computed as follows: $5,000,000.00 initial principal balance, less an OID of $425,000.00, less $30,000.00 to the Investor to cover Streeterville’s legal fees, accounting costs, due diligence, and other transaction costs incurred in connection with the transactions contemplated by the Purchase Agreement. On the same date, Streeterville also paid us $6.70 for the Pre-Delivery Shares and received the Commitment Shares from us. The Company obtained net proceeds of $3,990,000 after the deduction of the cash fee payable to Univest, legal fees, and other expenses. The Initial Pre-Paid Purchase was offset upon the issuance of our Common Stock to the Investor at a Purchase Price equal to 88% of the lowest daily VWAP of the shares during the ten trading days immediately prior to each purchase notice.

On January 7, 2026, the Investor advanced to us the $3,000,000 under the Second Pre-Paid Purchase ($3,278,700 initial principal balance, less the OID). The Company obtained net proceeds of $2,732,704 after the deduction of the cash fee payable to Univest and legal fees. The Second Pre-Paid Purchase was offset upon the issuance of our Common Stock to the Investor at a Purchase Price equal to 88% of the lowest daily VWAP of the shares during the ten trading days immediately prior to each purchase notice.

On January 13, 2026, the Investor advanced to us the $5,000,000 under the Third Pre-Paid Purchase ($5,464,000 initial principal balance, less the OID). The Company obtained net proceeds of $4,562,840 after the deduction of the cash fee payable to Univest and legal fees. The Third Pre-Paid Purchase was offset upon the issuance of our Common Stock to the Investor at a Purchase Price equal to 88% of the lowest daily VWAP of the shares during the ten trading days immediately prior to each purchase notice.

The offering of Common Stock pursuant to this prospectus supplement represents an additional portion of the Fourth Pre-Paid Purchase under the ELOC. The Fourth Pre-Paid Purchase had an original principal amount of $8,147,570 and an OID of $692,570. A prior portion of the Fourth Pre-Paid Purchase was satisfied through an offering by us of up to $1,222,168 of Common Stock pursuant to a prospectus supplement filed under Rule 424(b)(5) of the Securities Act. This prospectus supplement covers a subsequent portion of the same Fourth Pre-Paid Purchase.

In addition to our issuance of Common Stock to the Investor pursuant to the Purchase Agreement, this prospectus supplement also covers the resale of those shares from time to time by the Investor to the public. The shares of Common Stock offered by this prospectus supplement are being offered by the Investor. The Investor is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. We have agreed in the Securities Purchase Agreement to provide customary indemnification to the Investor.

It is possible that our shares may be sold by the Investor in one or more of the following manners:

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	to a broker-dealer as principal and resale by the broker-dealer for its account;

●	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market; or

●	a combination of any such methods of sale.

We have advised the Investor that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Investor, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

These restrictions may affect the marketability of the shares of our Common Stock by the Investor and any unaffiliated broker-dealer.

We have paid the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our Common Stock covered by this prospectus supplement and the accompanying prospectus. We also paid $30,000 in transaction expenses to the Investor in connection with consummation on the Initial Pre-Paid Purchase, which was deducted from proceeds at closing.

Concurrent with the Company’s entry into the Purchase Agreement with Streeterville, the Company entered into a Placement Agency Agreement with Univest on September 23, 2025.

Under the Placement Agreement, Univest served as the Company’s exclusive placement agent in connection with the offering and sale by the Company of the Securities (as defined in the Placement Agreement) under the terms of the Transaction Documents. As consideration for Univest’s services, the Company shall pay to Univest: (i) a cash fee equal to eight percent (8%) of the aggregate gross proceeds received by the Company from the sale of the Securities at each applicable closing; and (ii) reimbursement of Univest’s legal fees and other out-of-pocket fees, costs and expenses in an amount of up to $30,000. The term of Univest’s exclusive engagement began on September 23, 2025 and continues until the earlier of (i) the applicable closing date and (ii) the date Univest or the Company terminates the engagement according to the terms of the Placement Agreement. Such engagement may be terminated at any time by either the Company or Univest upon sixty (60) days written notice to the other party, effective upon receipt of written notice to that effect by the other party.

The Initial Pre-Paid Purchase was consummated on September 26, 2025. The Company received net proceeds of $3,990,000 and plans to use such proceeds for general corporate purposes, including working capital, and to fund potential acquisitions of the stock or assets of other companies. Univest was paid $400,000 as cash compensation and $30,000 for its expenses.

The Purchase Agreement, the Initial Pre-Paid Purchase, the Guaranty, the Security Agreement, the Pledge Agreement, and the Placement Agreement were filed herein as Exhibits 10.42, 10.43, 10.44, 10.45, 10.46, and 10.47, respectively, to the Company’s Form S-1 filed with the SEC on November 26, 2025 and incorporated herein by reference.

The Second Pre-Paid Purchase was issued on January 7, 2026. The Company paid Univest $262,296, or 8% of the initial purchase price payable on the Second Pre-Paid Purchase.

The Third Pre-Paid Purchase was issued on January 12, 2026. The Company paid Univest $437,160, or 8% of the purchase price payable on the Third Pre-Paid Purchase.

The Fourth Pre-Paid Purchase was issued on February 6, 2026. The Company paid Univest $651,805.56, or 8% of the purchase price payable on the Fourth Pre-Paid Purchase.

The Sales Agent and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our shares of Common Stock while the offering is ongoing under this prospectus supplement. This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions.

LEGAL MATTERS

Certain legal matters relating to the validity of the issuance of the securities offered by this prospectus supplement will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, NY.

EXPERTS

Our consolidated financial statements for the fiscal year ended December 31, 2025 and December 31, 2024 are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 have been audited by HTL International, LLC, an independent registered public accounting firm, as stated in its report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of HTL International, LLC (which expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s going concern uncertainty) given upon such accounting firm’s authority as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus supplement with the SEC. This prospectus supplement is a part of that registration statement, which includes additional information.

For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus supplement or incorporated by reference into this prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus supplement, or any document incorporated by reference in this prospectus supplement, is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement or any sale of our securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and over the Internet at the SEC’s website at www.sec.gov.

We maintain a website at www.pmgcholdings.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act made after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement and subsequent to the date of this prospectus until the termination of the offering of the securities described in this prospectus (other than information in such filings that was “furnished,” under applicable SEC rules, rather than “filed”). We incorporate by reference the following documents or information that we have filed with the SEC:

●	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 30, 2026;

●	The Registrant’s Current Report on Form 8-K filed with the SEC on March 31, 2026.

●	The description of the Registrant’s common stock, which is contained in a registration statement on Form 8-A12B filed with the SEC on November 20, 2023, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

In addition, all other reports subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus supplement.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Securities Exchange Act of 1934, as amended shall be incorporated by reference into this prospectus supplement.

Any statement contained in this prospectus supplement or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Graydon Bensler
Chief Executive Officer and Chief Financial Officer
PMGC Holdings Inc.

120 Newport Center Dr. 250

Newport Beach, CA 92660
(888) 445-4886

You may also access these filings on our website at www.pmgcholdings.com. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide different or additional information on our behalf. An offer of these securities is not being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date of those respective documents.

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

PMGC Holdings Inc.

From time to time, we may offer and sell shares of common stock, preferred stock, debt securities, rights or warrants to purchase common stock or any combination of these securities, either separately or in units, in one or more offerings in amounts, at prices and on terms that we will determine at the time of the offering. The debt securities and warrants may be convertible into or exercisable or exchangeable for common stock or debt securities. The preferred stock may be convertible into or exchangeable for common stock or other securities. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $100,000,000.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus. Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement that includes a description of the method and terms of that offering.

Our common stock is currently quoted on The Nasdaq Capital Market under the symbol “ELAB.” On January 24, 2025, the last reported sale price of our common stock on The Nasdaq Capital Market was $3.10 per share.

The aggregate market value of our outstanding common stock held by non-affiliates is $3,142,867.83, based on 3,072,909 shares of outstanding common stock, of which 3,041,485 shares are held by non-affiliates, and a share price of $3.10 per share, which was the closing sale price of our common stock as quoted on The Nasdaq Capital Market on January 24, 2025. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. As of the date of this prospectus, we have not offered any securities during the past twelve months pursuant to General Instruction I.B.6 of Form S-3. You are urged to obtain current market quotations of our common stock.

If we decide to seek a listing of any common stock, preferred stock, debt securities, rights or warrants to purchase common stock or units or any combination of these securities offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Other than our common stock, we have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which those securities will be listed.

We are an “emerging growth company” and a “smaller reporting company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and have elected to comply with certain reduced public company reporting requirements. See “Summary - Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

Investing in our securities involves risks. You should carefully consider the Risk Factors beginning on page 25 of this prospectus before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated January 24, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that are registered hereunder that may be offered by us. Each time we offer the securities, we will provide you with a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

Any prospectus supplement may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in any prospectus supplement. The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Investors should be aware that the historical financial information presented in our previously filed Annual Report on Form 10-K includes Elevai Skincare Inc., which has since been divested. For financial information reflecting this divestiture as of December 31, 2024, investors should refer to our Current Report on Form 8-K filed on January 17, 2025, which includes pro forma financial statements reflecting the impact of the transaction as of that date.. Therefore, before you invest in our securities, you should carefully read this prospectus and any prospectus supplement relating to the securities offered to you together with the additional information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading “Where You Can Find Additional Information” and “Information Incorporated by Reference” in both this prospectus and any prospectus supplement).

You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Unless the context otherwise requires, throughout this prospectus and any applicable prospectus supplement, the words “we,” “us,” the “registrant,” “the Company,” or “PMGC” refer to PMGC Holdings Inc. and its subsidiaries; and the term “securities” refers to the shares of our Common Stock registered hereunder.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “can,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential” and other similar words and expressions of the future and variations thereof.

There are a number of important factors that could cause the actual results to differ materially from those expressed in any forward-looking statement made by us. These factors include, but are not limited to:

●	our ability to continue as a going concern;

●	our lack of operating history;

●	the expectation that we will incur significant operating losses for the foreseeable future and will need significant additional capital;

●	our current and future capital requirements to support our development and commercialization efforts for our product candidates and our ability to satisfy our capital needs;

●	our dependence on third-parties to manufacture our products;

●	our ability to maintain or protect the validity of our intellectual property;

●	interpretations of current laws and the passages of future laws;

●	the accuracy of our estimates regarding expenses and capital requirements; and

●	our ability to adequately support organizational and business growth.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

MARKET DATA

This prospectus and any applicable prospectus supplement and the documents incorporated by reference herein and therein contain estimates, projections, market research and other information concerning, among other things, our industry, our business and markets for our products and services. Unless otherwise expressly stated, we obtain this information from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, technology and general publications, government data and similar sources as well as from our own internal estimates and research and from publications, research, surveys and studies conducted by third parties on our behalf. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are reflected in this information. As a result, you are cautioned not to give undue weight to such information.

TRADEMARKS

Solely for convenience, our trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames. All other trademarks, service marks and trade names included or incorporated by reference into this prospectus or the accompanying prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

ii

PROSPECTUS SUMMARY

This summary highlights information about our Company, this offering and information contained in greater detail in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the SEC listed in the section entitled “Information Incorporated by Reference.” Because it is only a summary, it does not contain all of the information that you should consider before purchasing our securities in this offering and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference into this prospectus. You should read the entire prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference into this prospectus in their entirety, including the “Risk Factors” and our financial statements and the related notes incorporated by reference into this prospectus, before purchasing our securities in this offering.

The Company

We manage and operate a diverse portfolio of three wholly owned subsidiaries across the medical aesthetics and biopharmaceutical sectors:

●	Northstrive Biosciences Inc. is a biopharmaceutical company focusing on the development and acquisition of cutting-edge aesthetic medicines and therapeutic products. Our lead asset, EL-22, is leveraging a first-in-class engineered probiotic approach to address obesity’s pressing issue of preserving muscle while on weight loss treatments, including GLP-1 receptor agonists.

●	PMGC Research Inc., based in Canada, is currently dedicated to medical scientific research and development efforts, utilizing Canadian research grants and partnering with leading Canadian Universities to push the boundaries of innovation.

●	PMGC Capital LLC is a multi-strategy investment firm focused on direct investments, strategic lending, and acquiring undervalued companies and assets across diverse markets. Our mission is to identify and seize high-potential opportunities, delivering sustainable growth and maximizing returns on capital.

We are dedicated to enhancing our portfolio through the acquisition of operating companies and innovative biotech assets that align with our growth mission, while actively pursuing opportunities to foster growth and drive innovation.

As of January 16, 2025, we completed the divestiture of the assets relating to our prior Elevai Skincare Inc. business. Elevai Skincare Inc., previously specializing in developing and commercializing physician-dispensed skincare products, is no longer part of our operations. Post closing of the asset sale, we changed the name of Elevai Skincare Inc. to PMGC Impasse Corp. on January 17, 2025. The Skincare asset divestiture enables us to dedicate more resources and time to advancing our initiatives and assets in larger markets with unmet needs, creating greater growth opportunities for the Company and its shareholders. Our efforts will focus on the clinical development of biotechnology assets through NorthStrive Biosciences Inc. while leveraging our R&D capabilities through PMGC Research Inc. Moreover, this strategic shift positions us to actively explore and execute potential business acquisitions and high-value biotech assets, further strengthening our portfolio and driving long-term growth.

Business Strategy

PMGC Holdings Inc. currently operates as a holding company focusing on developing and acquiring biotechnology assets and advancing novel science and discoveries through collaborative strategic research and development partnerships. We intend to find and acquire additional innovative biotechnology assets and operating companies in agnostic sectors.

Research and Development

PMGC Research Inc. collaborates with academic institutions in Canada to advance scientific discoveries and innovative research.. Its partnership with Dr. Stanislav Sokolenko’s Lab at Dalhousie University, supported by the Mitacs Accelerate Grants Program.

Biotechnology Product Development

Northstrive Biosciences Inc. is advancing its lead asset, EL-22, an engineered probiotic designed to preserve muscle mass during weight loss treatments. EL-22 has completed a Phase 1 clinical trial in South Korea, showing promising safety and tolerability results. The Company plans to file an Investigational New Drug (“IND”) application with the FDA to evaluate EL-22 in combination with GLP-1 receptor agonists. Additionally, EL-32, a preclinical probiotic expressing dual myostatin and activin-A inhibitors, is being developed for muscle preservation in obesity treatments.

Investments

PMGC Capital LLC is a multi-strategy investment firm focused on direct investments, strategic lending, and acquiring undervalued companies and assets across diverse markets. Its mission is to identify and seize high-potential opportunities, delivering sustainable growth and maximizing returns on capital. This expansion into capital investment allows the Company to further diversify its portfolio and potential acquire further assets at discounted valuations.

Competition

PMGC Holdings Inc. and its respective subsidiaries, operate in highly competitive and risky industries. Key competitors for NorthStrive Biosciences in the biopharmaceutical sector include companies developing obesity treatments, including GLP-1 receptor agonists and muscle preservation therapies. Key competitors for PMGC Capital in the investment sector include multi-strategy investment firms targeting high yield and return on capital in undervalued companies and assets.

Intellectual Property

We have developed a comprehensive portfolio of intellectual property, consisting of patents, patent applications, domain names, know-how and trade secrets. As of the date of this prospectus, we have two registered domain names, one issued patent, four non-provisional patent applications filed, four provisional patent application and four International Patent Corporation Treaty (“PCT”) applications filed.

We believe our intellectual property adequately protects our products and technology and may prevent others from commercializing products or methods substantially similar to ours.

PMGC Holdings Inc.

Patents

Below is a table, with footnotes, that includes our United States and International Patent Cooperation Treaty (PCT-Global) patent applications with its referenced property number that are material to our business as of January 24, 2025 as well as our two anticipated patent applications:

Property No.	Patent Title	Application Number and Filing Date	Application Type	Jurisdiction	Ownership Status and Expiration Date
1.	Fusion Protein of Myo-2 for Use in Treating Muscle Loss in Obese Patients	63/639,722, 04/29/2024	Provisional	USA	Elevai Labs, Inc., 04/29/2025
2.	Combination Therapy of a Fusion Protein of Myo-2 with a GLP-1 Receptor Agonist for Use in Treating Muscle Loss in Obese Patients	63/639,723, 04/29/2024	Provisional	USA	Elevai Labs, Inc., 04/29/2025
3.	Pharmaceutical Composition for Treatment of Muscle Loss Due to Obesity	63/639,727, 04/29/2024	Provisional	USA	Elevai Labs, Inc., 04/29/2025
4.	Combination Therapy for Treatment of Muscle Loss Due to Obesity	63/639,728, 04/29/2024	Provisional	USA	Elevai Labs, Inc., 04/29/2025

Below is a table that includes our United States and International Patent Cooperation Treaty (PCT-Global) patent applications as of January 24, 2025:

Patent Title	Filing Date	Application Type	Jurisdiction
Fusion Protein of Myo-2 for Use in Treating Muscle Loss in Obese Patients (1)	9/30/2024	Non-provisional	USA
Combination Therapy of a Fusion Protein of Myo-2 with a GLP-1 Receptor Agonist for Use in Treating Muscle Loss in Obese Patients (2)	9/30/2024	Non-Provisional	USA
Pharmaceutical Composition for Treatment of Muscle Loss Due to Obesity (3)	10/15/2024	Non-provisional	USA
Combination Therapy for Treatment of Muscle Loss Due to Obesity (4)	04/28/2025	Non-provisional	USA

(1)	Non-provisional patent application based on Property.

(2)	Non-provisional patent application based on Property.

(3)	Non-provisional patent application based on Property.

(4)	Non-provisional patent application based on Property.

If approved, our International PCT patent applications will cover all 152 nations which are signatories of the PCT. However, our IP strategy generally recognizes the United States, United Kingdom, European Union, Canada, Japan, Australia and China as targets for extending patent protection under the PCT. Decisions regarding which countries to extend patent coverage under the PCT is taken on a case-by-case basis, subject to normal business considerations such as value and return on investment.

Trademarks

Docket Number	Trademark	Country / Region	Classes	Application No.	Registration No.	Status	Substatus
15981-0119	ELEVAI BIOSCIENCES	United States - (US)	5, 42	98533158		Filed - (F)	Pending - (PEND)
15981-0119.1	ELEVAI BIOSCIENCES (& Des.)	United States - (US)	5, 42	98533161		Filed - (F)	Pending - (PEND)

Domain Names

We have the right to use the following domain registration issued in the United States, as noted below:

Number	Issue Date	Expiration Date	Registration Agency	Domain Name	Owner
1	July 31, 2024	July 31, 2027	GoDaddy	www.pmgcholdings.com	PMGC Holdings Inc.
2	April 10, 2024	April 10, 2025	GoDaddy	www.northstrivebio.com	PMGC Holdings Inc.

NorthStrive Biosciences Inc.

Patents

Property No.	Licensed Product/ Nation	Registration Number	Registration Date	Title
1.	EL-22 Korea	10-0857861-0000	2008.09.03	Surface Expression Vector for Fusion Protein of Myo-2 Peptide Multimer and Myostatin, and Microorganism Transformed by Therof
2.	EL-22 Korea	10-0872042-0000	2008.11.28	Cell Surface Expression Vector of Myostatin and Microorganisms Transformed Thereby
3.	EL-22 USA	8470551	2013.06.25	Surface Expression Vector for Fusion Protein of Myo-2 Peptide Multimer and Myostatin, and Microorganism Transformed by Therof
4.	EL-22 Japan	05634867	2014.10.24	Surface Expression Vector for Fusion Protein of Myo-2 Peptide Multimer and Myostatin, and Microorganism Transformed by Therof
5.	EL-22 China	ZL200780101116.2	2013.06.19	Surface Expression Vector for Fusion Protein of Myo-2 Peptide Multimer and Myostatin, and Microorganism Transformed by Therof

Patent Applications

Property No.	Licensed Product/ Nation	Patent Application Serial No	Filing Date	Title
1.	EL-32 USA	18/627,462	2024.04.05	Pharmaceutical composition for alleviation, treatment, and prevention of sarcopenia containing microorganism transformed with cell surface display vector operably linked with gene encoding myostatin and activin A proteins as active ingredient
2.	EL-32 Korea	10-2022-0136606	2022.10.21

A pharmaceutical composition for alleviation, treatment and prevention of sarcopenia containing a microorganism transformed with a vector expressing myostatin and activin A on the cell surface as an active ingredient

Trademarks

Docket Number	Trademark	Country / Region	Classes	Application No.	Registration No.	Status	Substatus
15981-0119	ELEVAI BIOSCIENCES	United States - (US)	5, 42	98533158		Filed - (F)	Pending - (PEND)
15981-0119.1	ELEVAI BIOSCIENCES (& Des.)	United States - (US)	5, 42	98533161		Filed - (F)	Pending - (PEND)

Going Concern

As of December 31, 2024, management has determined there is substantial doubt about the Company’s ability to continue as a going concern. The Company may need to obtain funds to support its working capital, the methods of which include, without limitation, the following:

●	this offering;

●	other available sources of financing (including debt) from banks and other financial institutions; and

●	financial support from the Company’s related parties.

There can be no assurance that the Company will be successful in securing sufficient funds to sustain its operations. See “Risk Factors” at page 25.

Recent Developments

●

On January 7, 2026, the Company and Streeterville Capital LLC (“Streeterville”) entered into and consummated Secured Pre-Paid Purchase # 2 (the “Second Pre-Paid Purchase”) under the previously disclosed ELOC with Streeterville pursuant to that certain Securities Purchase Agreement between the Company and Streeterville dated September 23, 2025 (“Purchase Agreement”). The Second Pre-Paid Purchase has an original principal amount of $3,278,700 and an original issue discount (“OID”) of $278,700.00. The initial purchase price payable to the Company on January 7, 2026 (such date, as used in the context of describing the Second Pre-Paid Purchase, “Second Pre-Paid Purchase Closing Date”) was $3,000,000 (“Second Pre-Paid Purchase Price”), computed as follows: $3,278,700 initial principal balance, less the OID. The maturity date of the Second Pre-Paid Purchase is January 7, 2029. The Company obtained net proceeds of $2,732,704 after the deduction of the cash fee payable to Univest Securities, LLC, its placement agent, and legal fees.

Subject to the terms and conditions of the Second Pre-Paid Purchase, at any time following January 7, 2026, 2025, Streeterville may, by providing written notice to Company, require Company to issue and sell Second Pre-Paid Purchase Shares to Streeterville, such Second Pre-Paid Purchase Shares at the price equal to 88.00% multiplied by the lowest VWAP during the ten (10) Trading Day period preceding the applicable measurement date (such price, the “Second Pre-Paid Purchase Share Purchase Price”). The Second Pre-Paid Purchase Amount shall not exceed the Outstanding Balance (as defined in the Second Pre-Paid Purchase). In addition, if the Second Pre-Paid Purchase Share Purchase Price is below $1.124, Streeterville may elect to have the portion of the applicable Purchase Amount that is less than $1.124 be paid in cash rather than shares purchased pursuant to the Second Pre-Paid Purchase (“Second Pre-Paid Purchase Shares”). The Company may not effect any issuance of Second Pre-Paid Purchase Shares pursuant to the Second Pre-Paid Purchase to the extent that after giving effect to such issuance, the issuance would cause Streeterville (together with its affiliates) to beneficially own a number of shares of Common Stock exceeding 9.99% of the number of shares of Common Stock outstanding on such date (the “Maximum Percentage”). The Maximum Percentage is enforceable, unconditional, and non-waivable and shall apply to all affiliates and assigns of Streeterville.

Upon ten (10) Trading Days’ prior written notice, the Company may prepay all or any portion of the Outstanding Balance, subject to certain conditions set forth in the Second Pre-Paid Purchase. If the Company exercises its right to prepay the Initial Pre-Paid Purchase, the Company shall make payment to Streeterville of an amount in cash equal to 120% multiplied by the portion of the outstanding balance of the Second Prepaid Purchase the Company elects to prepay.

Upon an Event of Default (as defined below), Streeterville may accelerate the Second Pre-Paid Purchase by written notice to Company, with the outstanding balance on the Second Pre-Paid Purchase becoming immediately due and payable in cash. Notwithstanding the foregoing, upon the occurrence of any Event of Default described in clauses (b) – (f) of the definition of Event of Default set forth below, an Event of Default will be deemed to have occurred and the outstanding balance as of the date of the occurrence of such Event of Default will become immediately and automatically due and payable in cash. At any time following the occurrence of any Event of Default, upon written notice given by Streeterville to Company, the outstanding balance will automatically increase by fifteen percent (15.00%) and interest shall accrue on the outstanding balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of eighteen percent (18.00%) per annum or the maximum rate permitted under applicable law.

“Event of Default” means any of the following events: (a) the Company fails to pay any principal, interest, fees, charges, or any other amount when due and payable under the applicable Pre-Paid Purchase; (b) a receiver, trustee or other similar official shall be appointed over Company or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; (c) the Company becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (d) the Company makes a general assignment for the benefit of creditors; (e) the Company files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (f) an involuntary bankruptcy proceeding is commenced or filed against the Company; (g) the Company fails to observe or perform any covenant set forth in Section 4 or Section 5 of the Purchase Agreement; (h) the occurrence of a Fundamental Transaction (as defined in the Second Pre-Paid Purchase) without Streeterville’s prior written consent; provided that, notwithstanding anything to the contrary to the other Transaction Documents, any transaction involving the acquisition, merger, or otherwise of any business by the Company or any of its subsidiaries shall not be deemed a Fundamental Transaction, unless such transaction results in a Change of Control (as defined in the Second Pre-Paid Purchase); (i) Company fails to timely establish and maintain the Share (j) Company fails to deliver any Purchase Shares in accordance with the terms provided in the Second Pre-Paid Purchase, that there shall be no breach in the event such failure is solely attributable to the Company’s transfer agent, so long as (1) the failure is cured and the required delivery is completed within ten (10) Trading Days after the applicable deadline, and (2) the total number of such transfer agent-related failures does not exceed three (3) in the aggregate during the term of the Transaction Documents; (k) any money judgment, writ or similar process is entered or filed against the Company or any subsidiary of the Company or any of its property or other assets for more than $1,000,000.00, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by Streeterville; (l) the Company fails to be DWAC Eligible; (m) the Company or any subsidiary of Company, breaches any covenant or other term or condition contained in any Other Agreement (as defined in the Second Pre-Paid Purchase) in any material respect; (n) the Company defaults or otherwise fails to observe or perform any covenant, obligation, condition or agreement of the Company contained in the Second Pre-Paid Purchase or in any other Transaction Document in any material respect, other than those specifically set forth in Section 4.1 of the Second Pre-Paid Purchase or Section 4 or Section 5 of the Purchase Agreement; (o) any representation, warranty or other statement made or furnished by or on behalf of Company to Streeterville in the Second Pre-Paid Purchase or in any Transaction Document in connection with the issuance of the Initial Pre-Paid Purchase is false, incorrect or incomplete, or, in light of the circumstances under which such representation, warranty, or other statement (as applicable) was made, misleading in any material respect when made or furnished; (p) at any time during the period beginning on the effective date of the Registration Statement and ending on the six (6) month anniversary of the Purchase Price Date, the Registration Statement is suspended, halted, declared ineffective or otherwise unavailable for the Purchase Shares to be sold for a period of more than thirty (30) days; and (q) the Company or any subsidiary of the Company, breaches any material covenant or other material term or condition contained in any Other Agreements. Capitalized used herein but not otherwise defined have the terms set forth in the Second Pre-Paid Purchase.

●

On January 6, 2026, the Company filed a Certificate of Amendment (“Third Certificate of Amendment”) to the Company’s Articles of Incorporation, as amended, to effect a 4-for-1 reverse stock split (the “Split”) of the shares of the Company’s authorized, issued, and outstanding shares of Common Stock, such Split to be effective on January 6, 2026 at 9:00 a.m. Eastern Standard Time (the “Effective Time”).

The Third Certificate of Amendment provided that at the Effective Time, every four (4) shares of the Company’s issued and outstanding Common Stock would be automatically combined, without any action on the part of the holder thereof, into one (1) share of Common Stock. The Certificate of Amendment also provided that the Company’s authorized shares of capital stock would be 1,000,000,000 (one billion), comprised of 500,000,000 (five hundred million) shares of Common Stock and 500,000,000 shares of preferred stock, par value $0.0001 per share.

The Common Stock began trading on a Split-adjusted basis on The Nasdaq Capital Market when the market opened on January 6, 2026. The trading symbol for the Common Stock remained “ELAB” after the Split. The Common Stock was assigned a new CUSIP number (73017P 409) following the Split.

The Split had no effect on the par value of the Common Stock. No fractional shares were issued in connection with the Split and stockholders received one share of Common Stock in lieu of a fractional share.

To reflect the Split, the Company proportionally adjusted the number of shares of Common Stock (i) underlying its outstanding stock awards, (ii) underlying its outstanding options, (iii) reserved under its equity incentive plan, (iv) underlying its outstanding warrants, and (v) proportionally adjusted the exercise price of its outstanding warrants.

A copy of the Third Certificate of Amendment is included as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 6, 2026, incorporated herein by reference.

●

On December 4, 2025, the Company held its Annual Meeting of Shareholders (the “Annual Meeting”). Shareholders of record for the Company’s Common Stock and Series B Preferred Stock, par value $0.0001 per share (“Series B Preferred Stock”) as of the close of business on October 10, 2025 were entitled to vote at the Annual Meeting. According to the certified tabulation of votes provided by Broadridge Financial Solutions, Inc. (the appointed Inspector of Elections), a total of 93.46% of the Company’s then-outstanding stock entitled to vote. A quorum was therefore present. The Company’s shareholders of record voted for the re-election of each of the Company’s current directors (Proposal 1), for the ratification of HTL International, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 2), and for the potential adjournment of the Annual Meeting to solicit additional proxies if required (Proposal 3). Proposals 1, 2, and 3 are more fully described in the Company’s definitive proxy statement filed with the SEC on October 27, 2025, incorporated herein by reference. For a full description of the Annual Meeting results, see the Company’s Current Report on Form 8-K, filed with the SEC on December 10, 2025.

●	On October 26, 2025, AGA Precision Systems LLC (“AGA”), a California limited liability company and a wholly owned subsidiary of the Company, entered into an Asset Purchase Agreement (“Asset Purchase Agreement”) with Indarg Engineering, Inc., a California corporation (“Seller,” and, together with AGA, the “Parties”). Pursuant to the Asset Purchase Agreement, AGA purchased and assumed from Seller all of the Purchased Assets of Seller’s Business (as defined below), free and clear of any liens or other Encumbrances, subject to the terms and conditions of the Asset Purchase Agreement, and assumed the Assumed Liabilities (as defined below). Capitalized terms used in the description of the Asset Purchase Agreement in this prospectus but not otherwise defined have the meanings set forth in the Asset Purchase Agreement.

The Purchase Price for the Purchased Assets was $548,000.00, payable at Closing as follows: (a) $350,000.00 to be used to satisfy and discharge Seller’s outstanding Small Business Administration loan; (b) $28,000.00 to be paid to Seller at Closing; and (c) $170,000.00 to be paid pursuant to a two-year promissory note (“Note”) issued by AGA to the Seller, which Note will bear interest at the rate of eight percent (8%) per annum. The Note is secured by the equipment included in the Purchased Assets. At AGA’s sole option, AGA may prepay the Note in whole or in part at any time without penalty.

Pursuant to the Asset Purchase Agreement, AGA shall hire Seller’s Chief Executive Officer, pursuant to an employment agreement acceptable to the Parties. The employment agreement entered into by AGA and such individual provides for, amongst other things: a base salary and signing bonus; a discretionary bonus determined by AGA in its sole discretion; and eligibility to earn incentive compensation equal to a percentage of the net income generated from any sale or transaction that such individual directly drives or originates, as determined by AGA in its reasonable discretion. Additionally, AGA shall offer employment to all employees of Seller who are eligible and qualified to work in the State of California on such terms as AGA deems appropriate.

Subject to the terms and conditions set forth in the Asset Purchase Agreement, Seller agreed to non-compete provisions for a period commencing from the Closing Date to two (2) years thereafter (“Restricted Period”), which provisions apply to Seller and its Affiliates. Notwithstanding these non-compete provisions, Seller may own, directly or indirectly, solely as an investment, securities of any Person traded on any national securities exchange if Seller is not a controlling Person of, or a member of a group which controls, such Person and does not, directly or indirectly, own two percent (2%) or more of any class of securities of such Person. Seller also agreed to non-solicitation provisions applying to Seller and its Affiliates. These non-solicitation provisions do not apply to general solicitations which are not directed specifically to any employees of AGA.

The Parties additionally made customary representations and warranties for transactions of this nature and agreed to other customary covenants and indemnification provisions for transactions of this nature.

The transactions contemplated under the Asset Purchase Agreement were consummated on October 26, 2025.

“Assumed Liabilities” means: (a) all Liabilities with respect to the Assigned Contracts, but only to the extent that such Liabilities are required to be performed after the Closing Date, were incurred in the ordinary course of business, and do not relate to any failure to perform, improper performance, warranty, or other breach, default, or violation by AGA on or prior to the Closing; (b) all Liabilities arising under that certain real property lease agreement set forth in Section 1.03(a)(ii) of the Asset Purchase Agreement, but only to the extent that such Liabilities are to be performed after the Closing Date, were incurred in the ordinary course of business, and do not relate to any failure to perform, improper performance, warranty, or other breach, default, or violation by AGA on or prior to the Closing, and excluding (c) the Excluded Liabilities.

“Business” means the Seller’s business of providing high-tolerance precision machining services, including CNC machining, prototyping, and quality inspection.

The foregoing descriptions of each of the Asset Purchase Agreement and the Note do not purport to be complete and are each qualified in their entirety by reference to the full text of the Securities Purchase Agreement and the form of Note, copies of which are filed as Exhibits 10.54 and 10.55 to the Company’s Form S-1 filed with the SEC on November 26, 2025 and incorporated herein by reference.

●	On October 16, 2025, the Company entered into Amendment No. 1 to the Secondment Agreement (“Amendment No. 1 to the GB Capital Secondment Agreement”) with GB Capital, an entity wholly owned by the Company’s Non-Employee Chief Executive Officer and Chief Financial Officer, Graydon Bensler.

Amendment No. 1 to the GB Capital Secondment Agreement amends the Secondment Agreement between the Company and GB Capital dated July 25, 2025 (the “GB Capital Secondment Agreement”) as follows:

a. The effective date of the GB Capital Secondment Agreement was amended to October 16, 2025.

b. Section 4 of the GB Capital Secondment Agreement was amended and supplemented to state that the seconded employees of GB Capital (“GB Capital Seconded Employees”) are classified as exempt under applicable law and will be paid on a salary basis, while non-exempt GB Capital Seconded Employees will be paid hourly, with overtime in accordance with law. Amendment No. 1 to the GB Capital Secondment Agreement also added terms to Section 4 providing for: GB Capital Seconded Employees’s eligibility to participate in the Company’s group health plans on the same terms as similarly situated employees; and GB Capital’s proposal of milestone-driven bonuses or incentive payments for GB Capital Seconded Employees, subject to the Company’s prior written approval.

c. Terms were added to Section 5 providing for: (i) the Company’s reimbursement to GB Capital for all costs and expenses associated with any GB Capital Seconded Employee’s use of a company car in the course of providing services to the Company: (ii) the Company’s reimbursement to GB Capital for reasonable costs and expenses incurred in providing office space for GB Capital Seconded Employees during the secondment period, including rent, utilities, and related overhead, to the extent such office space is used for the performance of services for the Company; (iii) the Company’s provision of a mobile phone and/or reimbursement for certain costs associated with the phone if in performing the secondment, a mobile phone and/or associated service plan is reasonably required; and (iv) the Company’s reimbursement to GB Capital for fees actually incurred in connection with the hiring and onboarding of GB Capital Seconded Employees.

d. Amendment No. 1 to the GB Capital Secondment Agreement replaced Exhibit A of the GB Capital Secondment Agreement with a new Exhibit A setting forth (i) approved GB Capital Seconded Employees; and (ii) the Company’s payment of a fee equal to 30% of aggregate employment costs for all of the GB Capital Seconded Employees. Any additions of employees beyond those set forth in Exhibit A requires prior review and approval by the Board.

Except as expressly amended by Amendment No. 1 to the GB Capital Secondment Agreement, all other terms and conditions of the GB Capital Secondment Agreement remain unchanged and in full force and effect. The foregoing summary of Amendment No. 1 to the GB Capital Secondment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.50 to the Company’s Form S-1 filed with the SEC on November 26, 2025 and incorporated herein by reference.

Amendment No. 1 to the Secondment Agreement with Northstrive Companies Inc.

On October 16, 2025, the Company entered into Amendment No. 1 to the Secondment Agreement (“Amendment No. 1 to the Northstrive Secondment Agreement”) with Northstrive, an entity wholly owned by the Company’s Non-Employee, Non-Executive Chairman, Braeden Lichti.

Amendment No. 1 to the Northstrive Secondment Agreement amends the Secondment Agreement between the Company and Northstrive dated May 7, 2025 (the “Northstrive Secondment Agreement”) as follows:

a. The effective date of the Northstrive Secondment Agreement was amended to October 16, 2025.

b. Section 4 of the Northstrive Secondment Agreement was amended and supplemented to state that the seconded employees of Northstrive (“Northstrive Seconded Employees”) are classified as exempt under applicable law and will be paid on a salary basis, while non-exempt Northstrive Seconded Employees will be paid hourly, with overtime in accordance with law. Amendment No. 1 to the Northstrive Secondment Agreement also added terms to Section 4 providing for: Northstrive Seconded Employees’ eligibility to participate in the Company’s group health plans on the same terms as similarly situated employees; and Northstrive’s proposal of milestone-driven bonuses or incentive payments for Northstrive Seconded Employees, subject to the Company’s prior written approval.

c. Terms were added to Section 5 providing for: (i) the Company’s reimbursement to Northstrive for all costs and expenses associated with any Northstrive Seconded Employee’s use of a company car in the course of providing services to the Company: (ii) the Company’s reimbursement to Northstrive for reasonable costs and expenses incurred in providing office space for Northstrive Seconded Employees during the secondment period, including rent, utilities, and related overhead, to the extent such office space is used for the performance of services for the Company; (iii) the Company’s provision of a mobile phone and/or reimbursement for certain costs associated with the phone if in performing the secondment, a mobile phone and/or associated service plan is reasonably required; and (iv) the Company’s reimbursement to Northstrive for fees actually incurred in connection with the hiring and onboarding of Northstrive Seconded Employees.

d. Amendment No. 1 to the Northstrive Secondment Agreement replaced Exhibit A of the Northstrive Secondment Agreement with a new Exhibit A setting forth (i) approved Northstrive Seconded Employees; and (ii) the Company’s payment of a fee equal to 30% of aggregate employment costs for all of the Northstrive Seconded Employees. Any additions of employees beyond those set forth in Exhibit A requires prior review and approval by the Company’s Board.

Except as expressly amended by Amendment No. 1 to the Northstrive Secondment Agreement, all other terms and conditions of the Northstrive Secondment Agreement remain unchanged and in full force and effect. The foregoing summary of Amendment No. 1 to the Northstrive Secondment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.51 to the Company’s Form S-1 filed with the SEC on November 26, 2025 and incorporated herein by reference.

Amendment No. 4 to the Consulting and Services Agreement for Non-Employee Chief Executive Officer with GB Capital Ltd

On October 16, 2025, the Company entered into Amendment No. 4 to the Consulting and Services Agreement for Non-Employee Chief Executive Officer (“Amendment No. 4 to the GB Capital Consulting Agreement”) with GB Capital.

Amendment No. 4 to the Consulting and Services Agreement for Non-Employee Chief Executive Officer between the Company and GB Capital (the “GB Capital Consulting Agreement”) modified the terms of the GB Capital Consulting Agreement as follows:

a. Add terms to Section 3 to provide for a monthly housing reimbursement of $8,000 to GB Capital solely for the purpose of facilitating its performance of services in Newport Beach, California.

b. Amend and restate Section 5’s provisions regarding GB Capital’s independent contractor relationship with the Company;

c. Amend and restate Section 6’s provisions regarding GB Capital’s determination of the method, detail, and means of performing its services, subject to the results required by the Company set forth in the GB Capital Consulting Agreement and applicable Statements of Work, if any;

d. Amend and restate subsection 6(b)’s provisions regarding GB Capital’s ineligibility for the Company’s employee benefits;

e. Amend and restate subsection 6(c)’s provisions regarding GB Capital’s tax responsibilities for compensation paid under the GB Capital Consulting Agreement;

f. Add subsection 6(d) to provide for GB Capital’s express authorization to enter into contracts and make commitments on behalf of the Company, subject to any limitations or approval requirements established by the Board or as otherwise provided in writing by the Company;

g. Add subsection 6(e) to provide for GB Capital’s non-exclusive engagement as consultant under the GB Capital Consulting Agreement and permit GB Capital’s to provide services to other clients and other clients and to engage in other business activities; and

h. Add subsection 6(f) to state that the GB Capital Consulting Agreement does not create an employment, agency, partnership, fiduciary, or joint venture relationship between the Parties.

Additionally, Amendment No. 4 to the GB Capital Consulting Agreement replaces all references to “severance payment”, “Severance Payment”, and “Severance Event”) in the GB Capital Consulting Agreement with “termination payment,” “Termination Payment,” and “Termination Event,” respectively, on a nomenclature basis without changing the parties’ substantive rights or obligations.

Except as expressly amended in Amendment No. 4 to the GB Capital Consulting Agreement, the GB Capital Consulting Agreement remains in full force and effect. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 4 to the GB Capital Consulting Agreement, a copy of which is filed as Exhibit 10.52 to the Company’s Form S-1 filed with the SEC on November 26, 2025 and incorporated herein by reference.

Amendment No. 4 to the Consulting and Services Agreement for Non-Employee, Non-Executive Chairman between the Company and Northstrive Companies Inc.

On October 16, 2025, the Company entered into Amendment No. 4 to the Consulting and Services Agreement for Non-Employee, Non-Executive Chairman (“Amendment No. 4 to the Northstrive Consulting Agreement”) with Northstrive.

Amendment No. 4 to the Northstrive Consulting Agreement modified the terms of the Consulting and Services Agreement for Non-Employee, Non-Executive Chairman between the Company and Northstrive dated October 25, 2024 as follows:

a. Amend subsection 1(a) to state that NorthStrive’s the “Non-Executive Chairman” title is for consulting purposes only and does not confer officer, employee, or director status on Northstrive.

b. Replace all references to “Severance Payment” and “Severance Event” in Section 4 to “Termination Payment” and “Termination Event.”

c. Amend Section 4 to: (i) additionally provide that Northstrive is entitled to payment for all services performed and approved expenses incurred up to the effective date of termination of the Northstrive Consulting Agreement, (ii) remove any references in Section 4 to the requirement that Northstrive execute a separation agreement and release of claims as a condition to payment, and (iii) remove any language stating the Northstrive’s unvested options will not accelerate on termination not for Cause.

d. Amend Section 6 to state that Northstrive shall determine the method, details, and means of performing its services, subject only to the results required by the Company.

e. Amend and restate subsection 6(a) to provide that Northstrive is expressly authorized to enter into contracts and make commitments on behalf of the Company, subject to any limitations or approval requirements established by the Board or as otherwise provided in writing by the Company.

f. Amend and restate subsection 6(b)’s provisions regarding Northstrive’s ineligibility for the Company’s employee benefits;

g. Amend and restate subsection 6(c)’s provisions regarding Northstrive’s tax responsibilities for compensation paid under the Northstrive Consulting Agreement;

h. Amend Section 7 to state that Northstrive retains the right to provide services to others, subject to applicable noncompete/conflict provisions in the Northstrive Consulting Agreement; and

i. Add a new subsection 10(a) to emphasize that Northsrive does not have an employment relationship, partnership, joint venture, fiduciary, or agency relationship with the Company under the Northstrive Consulting Agreement.

Capitalized terms used in the description of Amendment No. 4 to the Northstrive Consulting Agreement in this prospectus supplement have the meanings set forth therein.

Except as expressly amended in Amendment No. 4 to the Northstrive Consulting Agreement, the Northstrive Consulting Agreement remains in full force and effect. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 4 to the Northstrive Consulting Agreement, a copy of which is filed as Exhibit 10.53 to the Company’s Form S-1 filed with the SEC on November 26, 2025 and incorporated herein by reference.

●

On September 23, 2025, the Company entered into a Securities Purchase Agreement with Streeterville. The Purchase Agreement provides for an equity line of credit under which the Company agreed to issue and sell to Streeterville, upon the terms and conditions set forth in the Purchase Agreement: (i) one or more Pre-Paid Purchases and all shares of Common Stock issuable under the Pre-Paid Purchases, the “Pre-Paid Shares”) in the aggregate purchase amount of up to $20,000,000 (such amount, the “Commitment Amount”), which includes the Initial Pre-Paid Purchase, for the purchase of shares of Common Stock, upon the terms and subject to the limitations and conditions set forth in such Pre-Paid Purchase (as further described below); (ii) the Initial Pre-Paid Purchase in the original principal amount of $5,000,000, delivered by the Company to Streeterville on September 26, 2025, the date of the Initial Closing (“Initial Closing Date”); (iii) 56,700 Commitment Shares, such Commitment Shares to be delivered by the Company to Streeterville on the Closing Date; (iv) 10,300 Pre-Delivery Shares (the Pre-Delivery Shares, together with the Commitment Shares, all Pre-Paid Purchases, and the Pre-Paid Shares, the “Securities”), such Pre-Delivery Shares issued and delivered by the Company to Streeterville on the Initial Closing Date. In connection with the Purchase Agreement, the Company also entered into the Security Agreement (as defined and described below) and the Pledge Agreement (as defined and described below). Additionally, in connection with the Purchase Agreement, certain of the Company’s wholly owned subsidiaries, AGA Precision Systems LLC, a California limited liability company (“AGA”), and Pacific Sun Packaging Inc., a California corporation (“Pacific Sun”), each entered into a Guaranty (each, a “Guaranty”) for the benefit of Streeterville, as further described below.

Initial Pre-Paid Purchase

The Initial Pre-Paid Purchase carries an original issue discount of $425,000.00 (“OID”). The Company agreed to pay $30,000 to Streeterville to cover Streeterville’s legal fees, accounting costs, due diligence, and other transaction costs incurred in connection with the transactions contemplated by the Purchase Agreement (the “Transaction Expense Amount”). The initial purchase price payable to the Company on the Closing Date was $4,545,000, computed as follows: $5,000,000.00 initial principal balance, less the OID, less the Transaction Expense Amount. In addition, Streeterville also agreed to pay $6.70 to Company for the Pre-Delivery Shares. The maturity date of the Initial Pre-Paid Purchase is September 26, 2028. The Company obtained net proceeds of $3,990,000 after the deduction of the cash fee payable to the placement agent and legal fees and other expenses.

Subject to the terms and conditions of the Initial Pre-Paid Purchase, at any time following September 26, 2025, Streeterville may, by providing written notice to Company, require Company to issue and sell Purchase Shares to Streeterville, such Purchase Shares at the price equal to 88.00% multiplied by the lowest VWAP during the ten (10) Trading Day period preceding the applicable measurement date (such price, the “Purchase Share Purchase Price”). The Purchase Amount shall not exceed the Outstanding Balance. In addition, if the Purchase Share Purchase Price is below $1.058, Streeterville may elect to have the portion of the applicable Purchase Amount that is less than $1.058 be paid in cash rather than Purchase Shares. The Company may not effect any issuance of Purchase Shares pursuant to the Pre-Paid Purchase to the extent that after giving effect to such issuance, the issuance would cause Streeterville (together with its affiliates) to beneficially own a number of shares of Common Stock exceeding 9.99% of the number of shares of Common Stock outstanding on such date (the “Maximum Percentage”). The Maximum Percentage is enforceable, unconditional, and non-waivable and shall apply to all affiliates and assigns of Streeterville.

At any time following September 26, 2025, Streeterville will also have the right to require Company to issue and sell Purchase Shares to Streeterville at the Pre-Delivery Purchase Price of $0.0001 (as adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transactions occurring after September 26, 2025) by delivering a Purchase Notice to Company indicating the portion of the Outstanding Balance Streeterville is electing to use for the purchase of such Purchase Shares. Notwithstanding the foregoing, in no event will the total amount of the Outstanding Balance used for the purchase of these shares, constituting pre-delivery shares (“Initial Pre-Delivery Shares”), exceed, in the aggregate, the Pre-Delivery Purchase Cap. Issuances of Initial Pre-Delivery Shares will be subject to the Maximum Percentage.

At such time as the Pre-Paid Purchase Outstanding Balance is zero and the Commitment Period has ended, Company may repurchase the Pre-Delivery Shares upon a written request delivered to Streeterville within thirty (30) Trading Days of the later of both such events, and within thirty (30) Trading Days of such written request from Company, Streeterville shall deliver to Company a number of shares of Common Stock equal to the number of Pre-Delivery Shares (as adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transactions) delivered to Streeterville under the Purchase Agreement, and Company will pay Streeterville $0.0001 for each such Pre-Delivery Share (as adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transactions) prior to Streeterville’s delivery of such shares.

After September 26, 2025, Streeterville has the right to require Company to issue and sell Purchase Shares to Streeterville at the price of $0.0001 (as adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transactions occurring after September 26, 2025) by delivering a Purchase Notice to Company indicating the portion of the outstanding balance on the Initial Pre-Paid Purchase Streeterville is electing to use for the purchase of such Purchase Shares (the “Initial Pre-Delivery Shares”). Streeterville shall have the right to purchase additional Initial Pre-Delivery Shares from Company from time-to-time at the same $0.0001 per share purchase price so long as such issuance would not cause Streeterville’s ownership of Common Stock to exceed 9.99% of the number of Common Stock outstanding on such date (“Maximum Percentage”). The Maximum Percentage is enforceable, unconditional, and non-waivable and shall apply to all affiliates and assigns of Streeterville. Notwithstanding the foregoing, in no event will the total amount of the Outstanding Balance used for the purchase of Pre-Delivery Shares exceed, in the aggregate, $25,000.

Upon ten (10) Trading Days’ prior written notice, the Company may prepay all or any portion of the Outstanding Balance other than the Pre-Delivery Purchase Cap of $25,000, subject to certain conditions set forth in the Initial Pre-Paid Purchase. If the Company exercises its right to prepay the Initial Pre-Paid Purchase, the Company shall make payment to Streeterville of an amount in cash equal to 120% multiplied by the portion of the outstanding balance of the Initial Prepaid Purchase the Company elects to prepay.

Upon an Event of Default (as defined below), Streeterville may accelerate the Initial Pre-Paid Purchase by written notice to Company, with the outstanding balance on the Initial Pre-Paid Purchase becoming immediately due and payable in cash. Notwithstanding the foregoing, upon the occurrence of any Event of Default described in clauses (b) – (f) of the definition of Event of Default set forth below, an Event of Default will be deemed to have occurred and the outstanding balance as of the date of the occurrence of such Event of Default will become immediately and automatically due and payable in cash. At any time following the occurrence of any Event of Default, upon written notice given by Streeterville to Company, the outstanding balance will automatically increase by fifteen percent (15.00%) and interest shall accrue on the outstanding balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of eighteen percent (18.00%) per annum or the maximum rate permitted under applicable law.

“Event of Default” means any of the following events: (a) the Company fails to pay any principal, interest, fees, charges, or any other amount when due and payable under the applicable Pre-Paid Purchase; (b) a receiver, trustee or other similar official shall be appointed over Company or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; (c) the Company becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (d) the Company makes a general assignment for the benefit of creditors; (e) the Company files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (f) an involuntary bankruptcy proceeding is commenced or filed against the Company; (g) the Company fails to observe or perform any covenant set forth in Section 4 or Section 5 of the Purchase Agreement; (h) the occurrence of a Fundamental Transaction (as defined in the Initial Pre-Paid Purchase) without Streeterville’s prior written consent; provided that, notwithstanding anything to the contrary to the other Transaction Documents, any transaction involving the acquisition, merger, or otherwise of any business by the Company or any of its subsidiaries shall not be deemed a Fundamental Transaction, unless such transaction results in a Change of Control (as defined in the Initial Pre-Paid Purchase); (i) Company fails to timely establish and maintain the Share (j) Company fails to deliver any Purchase Shares (including Pre-Delivery Shares) in accordance with the terms provided in the Pre-Paid Purchase, that there shall be no breach in the event such failure is solely attributable to the Company’s transfer agent, so long as (1) the failure is cured and the required delivery is completed within ten (10) Trading Days after the applicable deadline, and (2) the total number of such transfer agent-related failures does not exceed three (3) in the aggregate during the term of the Transaction Documents; (k) any money judgment, writ or similar process is entered or filed against the Company or any subsidiary of the Company or any of its property or other assets for more than $1,000,000.00, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by Streeterville; (l) the Company fails to be DWAC Eligible; (m) the Company or any subsidiary of Company, breaches any covenant or other term or condition contained in any Other Agreement (as defined in the Initial Pre-Paid Purchase) in any material respect; (n) the Company defaults or otherwise fails to observe or perform any covenant, obligation, condition or agreement of the Company contained in the Pre-Paid Purchase or in any other Transaction Document in any material respect, other than those specifically set forth in Section 4.1 of the Initial Pre-Paid Purchase or Section 4 or Section 5 of the Purchase Agreement; (o) any representation, warranty or other statement made or furnished by or on behalf of Company to Streeterville in the Initial Pre-Paid Purchase or in any Transaction Document in connection with the issuance of the Initial Pre-Paid Purchase is false, incorrect or incomplete, or, in light of the circumstances under which such representation, warranty, or other statement (as applicable) was made, misleading in any material respect when made or furnished; (p) at any time during the period beginning on the effective date of the Registration Statement and ending on the six (6) month anniversary of the Purchase Price Date, the Registration Statement is suspended, halted, declared ineffective or otherwise unavailable for the Purchase Shares to be sold for a period of more than thirty (30) days; and (q) the Company or any subsidiary of the Company, breaches any material covenant or other material term or condition contained in any Other Agreements.

Request of Additional Pre-Paid Purchases

Pursuant to the Purchase Agreement, the Company may, at its sole and absolute discretion, at any time and from time to time during the Commitment Period, subject to the satisfaction of closing conditions, request a Pre-Paid Purchase in an amount no more than the Maximum Purchase Amount and no less than $250,000 from Streeterville by providing a written notice of such request to Streeterville (each, a “Request”). The closing of each Pre-Paid Purchase will take place on or before the third (3rd) Trading Day following the date of such Request (the date of the closing of each Pre-Paid Purchase, the “Pre-Paid Purchase Date”). Subject to the satisfaction of the conditions set forth in the Purchase Agreement as of such Pre-Paid Purchase Date, Streeterville shall pay to Company the amount set forth in such Request (which amount shall serve as the purchase price of such Pre-Paid Purchase) in immediately available funds to an account designated by Company in writing on each Pre-Paid Purchase Date (except in respect of the Initial Pre-Paid Purchase, which shall be paid on the Closing Date) immediately following delivery of the applicable fully executed Pre-Paid Purchase in a form substantially similar to the Initial Pre-Paid Purchase, except as noted in the Purchase Agreement. Each Pre-Paid Purchase will be considered a separate instrument with a separate outstanding balance and holding period. The original issue discount (“OID”) for each subsequent Pre-Paid Purchase after the Initial Pre-Paid Purchase will be eight and one-half percent (8.5%) of the amount set forth in the applicable Request, and each subsequent Pre-Paid Purchase will accrue interest at the rate of eight and one-half percent (8.5%) per annum. The floor price per share of Common Stock of each subsequent Pre-Paid Purchase will be twenty percent (20%) of the Nasdaq Minimum Price on the Pre-Paid Purchase Date, subject to another floor price for purposes of compliance with the Listing Rules of Nasdaq. Other than the principal balance and certain other terms, the terms of any additional Pre-Paid Purchase will be substantially similar to the terms of the Initial Pre-Paid Advance.

Participation Right

The Company granted to Streeterville a participation right in which Streeterville has the right to participate, at Streeterville’s discretion and during the Commitment Period, in up to twenty-five percent (25%) of the amount sold in any debt or equity financing (the “Participation Right”). Within two (2) Trading Days prior to the consummation of a financing (provided, however, that with respect to any public offering of the Company’s securities, the aforementioned time frame shall instead be upon the commencement of offers to the public), the Company will provide Streeterville with written notice of the consummation of such financing, along with copies of the transaction documents. Streeterville will then have up to five (5) Trading Days to elect to purchase up to twenty-five percent (25%) of the amount of debt or equity securities issued in such transaction on the most favorable terms and conditions offered to any other purchaser of the same securities. The Company and Streeterville agreed that if the Company breaches its obligations with respect to the Participation Right, Streeterville’s sole and exclusive remedy is to receive liquidated damages.

Weekly Sales Cap

Streeterville agreed that, so long as no Event of Default has occurred under any Pre-Paid Purchase, it will not sell, during any calendar week, shares of Common Stock in an amount exceeding fifteen percent (15%) of the total weekly dollar trading volume of the Common Stock on all trading markets for such week.

Covenants; Indemnification; Representations and Warranties

The Company agreed that it shall not enter into any agreement or otherwise agree to any covenant, condition, or obligation that locks up, restricts in any way or otherwise prohibits Company: (i) from entering into a Variable Rate Transaction with Streeterville or any affiliate of Streeterville, or (ii) from issuing Common Stock, preferred stock, warrants, convertible notes, Pre-Paid Purchases, other debt securities, or any other Company securities to Streeterville or any affiliate of Streeterville, in each case without first obtaining the prior written consent of Streeterville, which may be granted or withheld in Streeterville’s sole and absolute discretion.

In addition, the Company agreed to file a registration statement on Form S-1 (the “Initial Registration Statement”) registering at least 5,000,000 shares of Common Stock for their resale. The Company agreed to use its reasonable best efforts to cause the Initial Registration Statement to be deemed effective by the U.S. Securities and Exchange Commission (“SEC”) as soon as possible after the Initial Registration Statement’s filing.

The Company agreed to reserve 8,000,000 shares of Common Stock from its authorized and unissued Common Stock to provide for all issuances of Common Stock under the Purchase Agreement and all Pre-Paid Purchases (the “Share Reserve”). The Company also further agreed to add additional Common Stock to the Share Reserve in increments of 100,000 shares of Common Stock as and when requested by Streeterville if as of the date of any such request the number of shares being held in the Share Reserve is less than three (3) times the number of Common Stock equal to the Pre-Paid Purchase Outstanding Balance divided by the Purchase Share Purchase Price.

The Company and Streeterville agreed to other customary covenants, closing conditions, indemnification provisions and made customary representations and warranties.

Termination

The Company has the right to terminate the Purchase Agreement upon ten (10) days’ prior written notice to Streeterville so long as no Pre-Paid Purchases are outstanding.

Guaranties, Security Agreement and Pledge Agreement

AGA and Pacific Sun each entered into a Guaranty for the benefit of Streeterville (each of AGA and Pacific Sun, in its capacity as a guaranty under the applicable Guaranty, a “Guarantor”). Pursuant to each Guaranty, the Guarantor agreed to absolutely and unconditionally guaranty the prompt payment in full of the Obligations.

Pursuant to the Security Agreement and the Pledge Agreement, the Company’s obligations under the Pre-Paid Purchases and the other Transaction Documents are secured by: (i) the Collateral, which includes the assets of AGA and Pacific Sun; and (ii) the equity interests in AGA and Pacific Sun. Streeterville has a first-position security interest in all right, title, interest, claims, and demands of the Company in and to the Collateral, which Security Interest is subordinate only to permitted liens.

The Company agreed not to grant or create any security interest, claim, transfer restriction, lien, pledge or other encumbrance with respect to the Collateral or attempt to or actually sell, transfer or otherwise dispose of the Collateral, until the Secured Obligations have been paid and performed in full.

Placement Agency Agreement

Concurrent with the Company’s entry into the Purchase Agreement, the Company entered into a Placement Agency Agreement with Univest Securities, LLC (“Univest”) on September 23, 2025. The Company is not required by Nasdaq’s rules to obtain shareholder approval to issue the Commitment Shares and/or the Pre-Delivery Shares. (the “Placement Agreement”).

Under the Placement Agreement, Univest served as the Company’s exclusive placement agent in connection with the offering and sale by the Company of the Securities (as defined in the Placement Agreement) under the terms of the Transaction Documents. As consideration for Univest’s services, the Company shall pay to Univest: (i) a cash fee equal to eight percent (8%) of the aggregate gross proceeds received by the Company from the sale of the Securities at each applicable closing; and (ii) reimbursement of Univest’s legal fees and other out-of-pocket fees, costs and expenses in an amount of up to $30,000. The term of Univest’s exclusive engagement began on September 23, 2025 and continues until the earlier of (i) the applicable closing date and (ii) the date Univest or the Company terminates the engagement according to the terms of the Placement Agreement. Such engagement may be terminated at any time by either the Company or Univest upon sixty (60) days written notice to the other party, effective upon receipt of written notice to that effect by the other party.

The Closing of the Initial Pre-Paid Purchase took place on September 26, 2025. The Company received net proceeds of $3,990,000 and plans to use such proceeds for general corporate purposes, including working capital, and to fund potential acquisitions of the stock or assets of other companies. Univest was paid $400,000 as cash compensation and $30,000 for its expenses.
The Purchase Agreement, the Initial Pre-Paid Purchase, the Guaranty, the Security Agreement, the Pledge Agreement, and the Placement Agreement are filed herein as Exhibits 10.42, 10.43, 10.44, 10.45, 10.46, and 10.47, respectively, to the Company’s Form S-1 filed with the SEC on November 26, 2025 and incorporated herein by reference.

●	Effective as of September 15, 2025, the Company adopted the 2025 Equity Incentive Plan (the “2025 Plan”), a copy of which is filed as Exhibit 10.1 to the Company’s Form S-1 filed with the SEC on November 26, 2025 and incorporated herein by reference. The 2025 Plan superseded the Company’s Amended 2020 Equity Incentive Plan (“2020 Plan”), as amended, and any shares of Common Stock underlying awards already made under the 2020 Plan will be issued from the 2025 Plan. As of September 15, 2025, (i) outstanding awards made under the 2020 Plan will remain outstanding, and such awards will remain subject to their original award terms; and (ii) shares subject to any outstanding awards made under the 2020 Plan will be administered from the share reserve of the 2025 Plan. For more information regarding the 2025 Plan, see “Executive Compensation – Equity Incentive Awards” below.

●	On September 15, 2025, the Company filed a Certificate of Amendment to the Company’s Articles of Incorporation, as amended (the “Second Certificate of Amendment”), to increase its authorized shares of Common Stock from 81,632,654 to 2,000,000,000 (two billion). As a result of the filing of the Second Certificate of Amendment, the Company’s authorized shares of capital stock consisted of 2,500,000,000 (two billion five hundred million) shares of stock, of which 2,000,000,000 are Common Stock and 500,000,000 are preferred stock (“Preferred Stock”). A copy of the Second Certificate of Amendment is filed herein as Exhibit 3.8 to the Company’s Form S-1 filed with the SEC on November 26, 2025 and incorporated herein by reference.

●	On August 28, 2025, the Company filed a Certificate of Amendment to the Company’s Articles of Incorporation, as amended (the “First Certificate of Amendment”), to effect a 3.5-for-1 reverse stock split (the “Split”) of the shares of the Company’s authorized, issued, and outstanding shares of Common Stock, such Split to be effective on September 2, 2025 at 9:30 a.m. Eastern Standard Time (the “Effective Time”).

The Certificate of Amendment provided that at the Effective Time, every 3.5 shares of the Company’s issued and outstanding Common Stock would be automatically combined, without any action on the part of the holder thereof, into one share of Common Stock. The Certificate of Amendment also provided that the Company’s authorized shares of Common Stock would be 81,632,654 and the authorized shares of capital stock would be 581,632,654 (81,632,654 shares of Common Stock and 500,000,000 shares of preferred stock par value $0.0001 per share (“Preferred Stock”)). Prior to the Effective Time, the Company was authorized to issue 285,714,286 shares of Common Stock and 500,000,000 shares of Preferred Stock.

The Common Stock began trading on a Split-adjusted basis on The Nasdaq Capital Market when the market opened on September 2, 2025. The trading symbol for the Common Stock remained “ELAB” after the Split. The Common Stock was assigned a new CUSIP number (73017P300) following the Split.

The Split had no effect on the par value of the Common Stock. No fractional shares were issued in connection with the Split and stockholders received one share of Common Stock in lieu of a fractional share.

To reflect the Split, the Company proportionally adjusted the number of shares of Common Stock (i) underlying its outstanding stock awards, (ii) underlying its outstanding options, (iii) reserved under its equity incentive plan, (iv) underlying its outstanding warrants, and (v) proportionally adjusted the exercise price of its outstanding warrants.

A copy of the First Certificate of Amendment is filed as Exhibit 3.7 to the Company’s Form S-1 filed with the SEC on November 26, 2025 and incorporated herein by reference.

●

On August 22, 2025, the Company entered into a warrant inducement agreement (the “Warrant Inducement Agreement”) with certain warrant holders (the “Warrant Holders”), which Warrant Inducement Agreement references the Company’s common stock purchase warrants, which existing warrants were previously issued to the Warrant Holders under the terms of that certain Warrant Inducement Agreement dated January 27, 2025 between the Company and the Warrant Holders.

Pursuant to the Warrant Inducement Agreement, the holders of the Existing Warrants agreed to reduce the exercise price of their Existing Warrants from $3.22 to $2.015 per share (such dollar amounts, on a pre-adjusted basis and $45.08 to $28.21 on an as-adjusted basis) and to exercise such Existing Warrants at the reduced exercise price. Additionally, the Company agreed to issue unregistered warrants with an exercise price of $1.89 per share (such amount on a pre-adjusted basis and $26.46 on an as-adjusted basis) and subject to adjustment pursuant to the terms of the warrant agreement for such Warrants (the “Warrant Agreement”), to purchase 827,900 shares of Common Stock (on a pre-adjusted basis and 59,136 shares on an as-adjusted basis), in the aggregate.

On August 25, 2025, the Company consummated the transactions contemplated under the terms of the Warrant Inducement Agreement (“Warrant Inducement Transactions”).

Pursuant to the Warrant Inducement Transactions, the Company received gross proceeds of $1,668,218.50, prior to the deduction of expenses. Univest Securities, LLC (“Univest”), the exclusive warrant inducement agent and financial advisor to the Company for the Warrant Inducement Transactions, was paid $146,775.30 as compensation (7% of the aggregate proceeds from the Warrant Inducement Transactions) and for certain fees and expenses incurred in connection with the Warrant Inducement Transactions.

Terms of the Warrants

The Warrants have an exercise price of $1.89 per share (such amount on a pre-adjusted basis and $26.46 on an as-adjusted basis) and will be exercisable at any time on or after the Shareholder Approval Date (as defined below) (such date, the “Initial Exercise Date”) and on or prior to 5:00pm (New York, New York time) on the five year anniversary of the Initial Exercise Date, provided that if such date is not a Trading Day (as defined below), the immediately following Trading Day (such date, the “Termination Date”) but not thereafter. Capitalized terms used herein but not otherwise defined have the meanings set forth in the Warrant Agreement.

“Shareholder Approval” means such approval as may be required by the applicable rules and regulations of The Nasdaq Stock Market LLC (or any successor entity) from the shareholders of the Company with respect to issuance of all of the Warrant Shares, including, without limitation, to give full effect to the adjustment to the Exercise Price and/or number of Warrant Shares following any Dilutive Issuance.

“Shareholder Approval Date” means the first (1st) Trading Day following the Company’s notice to the warrant holder of Shareholder Approval, which notice shall be provided within two (2) Trading Days of the effectiveness of the Shareholder Approval in accordance with SEC rules and regulations and applicable law and provisions of the Company’s Certificate of Incorporation and Bylaws. Notwithstanding anything to the contrary, such notice shall be deemed to be given by a public filing with the SEC disclosing the effectiveness of the Shareholder Approval.

“Trading Day” means a day on which the Trading Market (as defined below) is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market, the New York Stock Exchange, or the NYSE American, (or any successors to any of the foregoing).

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

If at the time of exercise there is no effective registration statement registering the shares underlying the Warrants, or the prospectus contained therein is not available for the issuance of the Warrants to the Holder, then the Warrants may also be exercised, in whole or in part, at such time by means of a “cashless exercise.”

The exercise price and the number of shares of Common Stock issuable upon exercise of each Warrant are subject to certain adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. In the event of a Fundamental Transaction (as defined in the Warrant Agreement), upon any exercise of the Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of the Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of the Warrant). For purposes of any such exercise, the determination of the exercise price of the Warrant will be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the exercise price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder will be given the same choice as to the Alternate Consideration it receives upon any exercise of the Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase the Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of the Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, the Holder shall only be entitled to receive from the Company or any Successor Entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received shares of common stock of the Successor Entity (which Successor Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction.

The Warrants are redeemable by the Company in certain circumstances as provided therein.

The “Beneficial Ownership Limitation” shall be 9.99% (or, upon election by a holder, 4.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the Warrant.

The Warrant Agreement does not entitle the holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise of the Warrant as set forth in Section 2(d)(i) of the Warrant Agreement, except as expressly set forth in Section 3 therein.

The Warrants described herein have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold in the United States absent registration or an applicable exemption from the registration requirements.

In addition, pursuant to the Warrant Inducement Agreement, the Company agreed to file a registration statement with the SEC registering the sale of shares underlying the Warrants under the Securities Act within 30 days, and to cause such registration statement to be declared effective within 120 days. The Company also agreed to certain other covenants, including with respect to holding a special meeting of its shareholders for approval of issuances of shares of Common Stock under the Warrants, refraining from engaging in any Variable Rate Transaction (as defined therein) for 20 days, refraining from filing a registration statement for 20 days, and the payment of liquidated damages in connection with any failure to adhere to certain covenants therein and in the Warrant Agreements, subject to certain exceptions, as more particularly set forth in the Warrant Inducement Agreement.

The foregoing descriptions of each of the Warrant Inducement Agreement and the New Warrant Agreement do not purport to be complete and are each qualified in their entirety by reference to the full text of the forms of the Warrant Inducement Agreement and the Warrant, copies of which are filed as Exhibits 10.38 and 10.41, respectively, to the Company’s Form S-1 filed with the SEC on November 26, 2025 and incorporated herein by reference.

Univest acted as the exclusive warrant inducement agent and financial advisor to the Company for the transactions contemplated by the Warrant Inducement Agreements. The Company paid Univest an aggregate cash fee equal to 7.0% of the gross proceeds received by the Company from the exercise of the Existing Warrants, and reimbursed Univest for certain fees and expenses incurred in connection therewith.

●	Amendment No. 3 to Second Amended and Restated Consulting Agreement for Non-Executive Chairman

On August 12, 2025, the Company and Northstrive Companies Inc., a California corporation (such corporation, “Northstrive”) wholly owned by the Company’s Chairman, Braeden Lichti, entered into Amendment No. 3 (such amendment, “Amendment No. 3 to Second Amended Northstrive Consulting Agreement”) to the Second Amended and Restated Consulting Agreement for Non-Executive Chairman between the Company and Northstrive (“Second Amended Northstrive Consulting Agreement”).

Amendment No. 3 to Second Amended Northstrive Consulting Agreement provided for the Company’s grant of a fully vested award in the form of either: (i) restricted stock units (“RSUs”), (ii) restricted stock, or (iii) cash (each, “Acquisition Award”) to Northstrive on the consummation of any acquisition of (i) an entity, (ii) assets, or (iii) capital stock by the Company or any Subsidiary (as defined below). The amount of the Acquisition Award to Northstrive will be calculated based on the total purchase price of the consummated acquisition, regardless of whether or not such purchase price is paid in cash, stock, assumed debt, or other consideration (such purchase price, the “Acquisition Value”), and will be determined as follows:

(i)	Acquisition Value from $0 to $5,000,000 – Northstrive is entitled to an Acquisition Award of 5% of the Acquisition Value;

(ii)	Acquisition Value over $5,000,000 to $10,000,000 – Northstrive is entitled to an Acquisition Award of 6% of the Acquisition Value;

(iii)	Acquisition Value over $10,000,000 to $20,000,000 – Northstrive is entitled to an Acquisition Award of 7% of the Acquisition Value; and

(iv)	Acquisition Value over $20,000,000 - Northstrive is entitled to an Acquisition Award of 8% of the Acquisition Value.

In addition to the determinations of Acquisition Value set forth above, the Compensation Committee of the Board of Directors of the Company (“Compensation Committee”) may, in its sole discretion, determine to award Northstrive an additional 1% of the applicable percentage of the Acquisition Value if: (i) the Board of Directors of the Company (the “Board”) and/or Compensation Committee projects the applicable acquisition to be earnings before interest, tax, depreciation, and amortization (EBITDA) or net income accretive within twelve (12) months of closing or (ii) the Compensation Committee deems the applicable acquisition as an advancement to the Company’s long-term growth objectives, competitive positioning, and/or operational capabilities.

If Northstrive elects to receive its Acquisition Award in the form of RSUs or restricted stock, the number of RSUs (“RSU Award Amount”) or restricted stock granted shall equal (x) the dollar value of the Acquisition Award divided by (y) the trailing five (5) day volume-weighted average price (VWAP) of the Company’s common stock ending on the trading day prior to the acquisition closing date (such RSU Award Amount rounded down to the nearest whole share). The RSUs or restricted stock granted to Northstrive will be fully vested and shall not be subject to any further service or performance conditions.

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other entity, or a governmental entity.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, joint venture or other legal entity of which such Person (either above or through or together with any other Subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such entity.

Amendment No. 3 to Second Amended Northstrive Consulting Agreement also provided for the name change of the Second Amended Northstrive Consulting Agreement, going forward, to “Consulting and Services Agreement for Non-Employee, Non-Executive Chairman.”

Amendment No. 3 to Second Amended and Restated Consulting Agreement for Non-Employee Chief Executive Officer

On August 12, 2025, the Company and GB Capital Ltd, a British Columbia, Canada corporation (such corporation, “GB Capital”) wholly owned by the Company’s Chief Executive Officer and Chief Financial Officer, Graydon Bensler, entered into Amendment No. 3 (such amendment, “Amendment No. 3 to Second Amended GB Capital Consulting Agreement”) to the Second Amended and Restated Consulting Agreement for Non-Employee Chief Executive Officer between the Company and GB Capital (“Second Amended GB Capital Consulting Agreement”).

Amendment No. 3 to Second Amended GB Capital Consulting Agreement provided for the Company’s grant of an Acquisition Award in the form of either: (i) RSUs, (ii) restricted stock, or (iii) cash to GB Capital on the consummation of any acquisition of (i) an entity, (ii) assets, or (iii) capital stock by the Company or any Subsidiary. The amount of the Acquisition Award to GB Capital will be calculated based on the Acquisition Value, and will be determined as follows:

(i)	Acquisition Value from $0 to $5,000,000 – GB Capital is entitled to an Acquisition Award of 5% of the Acquisition Value;

(ii)	Acquisition Value over $5,000,000 to $10,000,000 – GB Capital is entitled to an Acquisition Award of 6% of the Acquisition Value;

(iii)	Acquisition Value over $10,000,000 to $20,000,000 – GB Capital is entitled to an Acquisition Award of 7% of the Acquisition Value; and

(iv)	Acquisition Value over $20,000,000 – GB Capital is entitled to an Acquisition Award of 8% of the Acquisition Value.

In addition to the determinations of Acquisition Value set forth above, the Compensation Committee may, in its sole discretion, determine to award GB Capital an additional 1% of the applicable percentage of the Acquisition Value if: (i) the Board and/or Compensation Committee projects the applicable acquisition to be earnings before interest, tax, depreciation, and amortization (EBITDA) or net income accretive within twelve (12) months of closing or (ii) the Compensation Committee deems the applicable acquisition as an advancement to the Company’s long-term growth objectives, competitive positioning, and/or operational capabilities.

If GB Capital elects to receive its Acquisition Award in the form of RSUs or restricted stock, the RSU Award Amount or restricted stock granted shall equal (x) the dollar value of the Acquisition Award divided by (y) the trailing five (5) day volume-weighted average price (VWAP) of the Company’s common stock ending on the trading day prior to the acquisition closing date (such RSU Award Amount rounded down to the nearest whole share). The RSUs or restricted stock granted to GB Capital will be fully vested and shall not be subject to any further service or performance conditions.

Acquisition Awards may, at the Board’s discretion and in compliance with applicable law, be issued directly to GB Capital or any other designated entity of GB Capital. All such Acquisition Awards shall be subject to applicable securities laws and the terms of the Company’s then-effective equity incentive plan or other applicable grant policy.

Amendment No. 3 to the Second Amended GB Capital Consulting Agreement also provided for the name change of the Second Amended GB Capital Consulting Agreement, going forward, to “Consulting and Services Agreement for Non-Employee Chief Executive Officer.”

The foregoing summaries of Amendment No. 3 to Second Amended Northstrive Consulting Agreement and Amendment No. 3 to Second Amended GB Capital Consulting Agreement do not purport to be complete and are subject to and are qualified in their entirety by copies of Amendment No. 3 to Second Amended Northstrive Consulting Agreement and Amendment No. 3 to Second Amended GB Capital Consulting Agreement, filed as Exhibits 10.37 and 10.38, respectively, to the Company’s Form S-1 filed with the SEC on November 26, 2025 and incorporated herein by reference.

●	On July 25, 2025, the Company entered into a Secondment Agreement (the “GB Capital Secondment Agreement”) with GB Capital Ltd, a British Columbia, Canada corporation (“GB Capital”) wholly owned by the Company’s Non-Employee Chief Executive Officer, Chief Financial Officer, and director, Graydon Bensler, pursuant to which GB Capital agreed to second certain of its employees (the “GB Capital Employees”) on an exclusive basis to the Company from time to time to provide certain services in accordance with the terms of the GB Capital Secondment Agreement. The GB Capital Employees will remain employees of GB Capital during their respective periods of secondment (each, a “GB Capital Employee Secondment Period”) and will not be employees of the Company.

Under the GB Capital Secondment Agreement, GB Capital shall pay each GB Capital Employee’s salary, incentives, health and retirement benefits, and other applicable compensation or benefits that the GB Capital Employee is entitled to as an employee of GB Capital. As consideration for GB Capital making GB Capital Employees available to provide services during the Secondment Period, the Company shall reimburse GB Capital on a monthly basis based on (i) an agreed hourly rate set forth in Exhibit A of the GB Capital Secondment Agreement, multiplied by (ii) actual hours worked by the GB Capital Employee. Except as otherwise set forth in the GB Capital Secondment Agreement, each party to the Agreement shall bear its own costs and expenses in connection with the Agreement. However, if any extraordinary costs or expenses not contemplated by the GB Capital Secondment Agreement arise in connection with the Agreement, including travel and expenses, the Company will reimburse GB Capital for such costs and expenses, provided that (i) the Company provided its written consent prior to GB Capital’s incurrence of such costs and expenses, and (ii) such costs and expenses are documented to the reasonable satisfaction of the Company.

Pursuant to the terms of the GB Capital Secondment Agreement, each GB Capital Employee will provide services to the Company as agreed between the parties up to the number of hours per week specified in Exhibit A. Further, each Employee shall provide services at the Company’s principal place of business or such other place as the parties may agree. The Company has full and exclusive responsibility for each Employee’s actions performed in service to the Company during the GB Capital Employee Secondment Period.

The Company may terminate the services provided by any GB Capital Employee at any time by providing at least fifteen (15) days’ prior written notice of termination to GB Capital, provided that the Company may terminate any GB Capital Employee’s secondment at any time, without advance notice, in the event of the GB Capital Employee’s misconduct, violation of the Company’s policies, or any conduct that the Company reasonably determines may be detrimental to the business or reputation of the Company. Upon the termination of any GB Capital Employee’s employment with GB Capital, any GB Capital Employee’s services to the Company will also terminate, and if such employment with GB Capital is terminated, GB Capital shall provide notice of the same to the Company no later than the close of business on the same day such termination becomes effective. GB Capital may terminate the GB Capital Secondment Agreement by providing at least 90 days’ written notice of termination to the Company. The Company may terminate the GB Capital Secondment Agreement by providing at least 30 days’ written notice of termination to GB Capital. The GB Capital Secondment Agreement may be terminated by either party upon 10 days’ written notice if the other party breaches or is in default of any provision of the GB Capital Secondment Agreement and does not cure such breach or default within such 10 day period, with such notice to be made and delivered to the addresses as provided by the applicable party.

The GB Capital Secondment Agreement contains customary provisions relating to confidentiality, indemnification, and limitations on liability. The foregoing summary of the GB Capital Secondment Agreement does not purport to be complete and is subject to and are qualified in their entirety by a copy of the GB Capital Secondment Agreement, filed as Exhibit 10.36 to the Company’s Form S-1 filed with the SEC on November 26, 2025 and incorporated herein by reference.

●	On July 18, 2025, the Company completed the acquisition of 100% of the membership units (“AGA Units”) of AGA Precision Systems LLC (“AGA”), pursuant to a Membership Interest Purchase Agreement dated as of July 18, 2025 (the “AGA Acquisition Agreement”), by and between the Company, AGA, and Jeffrey Uhrig, the sole member of the Target (“Uhrig”).

The AGA Acquisition closed on July 18, 2025. The purchase consideration for the AGA Units consisted of $650,000 in cash paid by the Company to Uhrig at the closing of the AGA Acquisition.

Pursuant to the AGA Acquisition Agreement, the Seller agreed to non-competition and non-solicitation covenants for a period of five years following the closing. Uhrig and affiliates of Uhrig are restricted from engaging in or assisting any business that competes with the business of AGA, subject to certain exceptions. In addition, Uhrig is prohibited from soliciting or hiring the employees of the Company other than pursuant to a general solicitation which is not directed specifically to any employees of the Company. The AGA Acquisition Agreement is filed herein as Exhibit 10.35 to the Company’s Form S-1 filed with the SEC on November 26, 2025 and incorporated herein by reference.

●	On July 7, 2025, the Company completed the acquisition of 100% of the issued and outstanding shares (“Pacific Sun Shares”) of Pacific Sun Packaging Inc. (“Pacific Sun”), pursuant to the Pacific Sun Acquisition Agreement dated as of July 7, 2025.

This acquisition was consummated on July 7, 2025. The purchase consideration for the Pacific Sun Shares consisted of: (i) $1,148,000 in cash paid by the Company to the stockholder of Pacific Sun at the closing; and (ii) a contingent earnout payment of up to $250,000, payable to the stockholder of the Pacific Sun if the business achieves $1,145,915 in revenue during Pacific Sun’s 2025 fiscal year without incurring debt to fund operations. The Company intends to continue the operation of the Target from Pacific Sun’s existing leased warehouse under a newly negotiated five-year lease agreement. In addition, one of Pacific Sun’s employees entered into a new five-year employment agreement with the Company, which includes a revenue-based incentive to align with the Company’s long-term performance objectives.

Corporate History and Structure

The Company was originally incorporated in Delaware in June 2020 under the name Reactive Medical Labs Inc. In December 2024, we reincorporated in Nevada through a merger agreement pursuant to the Agreement and Plan of Merger dated as of November 22, 2024, by and between Elevai Labs Inc. and PMGC Holdings Inc. Following the reincorporation, our corporate name changed from Elevai Labs Inc. to PMGC Holdings Inc., and our operations and governance are now subject to Nevada corporate laws.

In June 2021, we entered into a stock transfer agreement with Reactive Medical Inc., a Canadian company, whereby we acquired substantially all of the assets and liabilities of Reactive Medical Inc. Under this agreement, we acquired 100% of the issued and outstanding common shares of Reactive Medical Inc. Before the agreement, BWL Investments Ltd., a British Columbia corporation, owned 100% of the issued and outstanding common shares of Reactive Medical Inc. In consideration for these shares, we issued 100 shares of our common stock to BWL Investments Ltd. Upon completion of the stock transfer agreement, Reactive Medical Inc. became our wholly owned subsidiary. In September 2022, Reactive Medical Inc. changed its name to PMGC Research Inc.

This strategic move to Nevada, along with our historical and ongoing corporate actions, reflects our commitment to enhancing operational flexibility and pursuing opportunities for growth.

As of the date of this prospectus, we are qualified to do business as a foreign corporation in the state of California. Our telephone number is (888) 445-4886. Our website address is www.pmgcholdings.com. Information contained on our website or connected thereto or on any other website referred to herein or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

Our principal executive offices remain located at 120 Newport Center Dr. 250, Newport Beach, CA 92660.

We have three operating wholly owned subsidiaries, Northstrive Biosciences Inc., PMGC Research Inc. and PMGC Capital LLC.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act to comply with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million and a public common equity float or public float of more than $700 million. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risks described below and risk factors described in the section titled “Risk Factors” contained in the applicable prospectus supplement, together with all of the other information contained in this prospectus, including any from our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendments or update to our risk factors thereto reflected in subsequent filings with the SEC. Some of these factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in our securities. The risks and uncertainties described therein and below are not the only risks facing us. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above titled “Special Note Regarding Forward-Looking Statements.”

Risks Related to Our Financial Condition

Our financial statements have been prepared on a going-concern basis and our continued operations are in doubt.

The uncertainty about our ability to continue in operation is based on our continuing losses from operation, limited revenue and limited working capital, among other things which existed as of year-end December 31, 2024 and December 31, 2023. As of December 31, 2024 and December 31, 2023, the Company had net working capital of $4,251,867 and $3,622,091, respectively, and has an accumulated deficit of $13,269,627 and $7,023,890, respectively. Included in the accumulated deficit are losses of $6,245,737 for the year ended December 31, 2024 and $4,301,517 for the year ended December 31, 2023. Given all these facts, we are dependent on obtaining funding from operations and the sale of debt or equity to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Our ability to continue as a going concern depends on the success of any future offering and receipt of additional funds through debt or equity financing and our operations. In the event we are unable to obtain such funding, we may have to delay, reduce or eliminate certain of our planned operations, including some of our research and development and/or clinical validation studies to demonstrate aesthetic improvement, reduce overall overhead expense, or divest assets. This in turn may have an adverse effect on our ability to realize the value of our assets. If we are unable to continue as a going concern, you may lose all or part of your investment.

We have a history of net losses, and we may not be able to achieve or maintain profitability in the future.

We have incurred net losses each year since our inception, and we may not be able to achieve or maintain profitability in the future. We incurred net losses of $6,245,737 and $4,301,517, for the years ended December 31, 2024 and 2023, respectively. Our expenses will likely increase in the future and may be more costly than we expect and may not result in increased revenue or growth in our business. These offerings may require significant capital investments and recurring costs, maintenance, depreciation, asset life and asset replacement costs, and if we are not able to maintain sufficient levels of utilization of such assets or such offerings are otherwise not successful, our investments may not generate sufficient returns and our financial condition may be adversely affected. Any failure to increase our revenue sufficiently to keep pace with our investments and other expenses could prevent us from achieving or maintaining profitability or positive cash flow on a consistent basis. If we are unable to successfully address these risks and challenges as we encounter them, our business, financial condition, results of operations and prospects could be adversely affected. If we are unable to generate adequate revenue growth and manage our expenses, we may continue to incur significant losses in the future and may not be able to achieve or maintain profitability.

Our current growth may not be indicative of our future growth and, if we begin to grow rapidly, we may not be able to effectively manage our growth or evaluate our future prospects. If we fail to effectively manage our future growth or evaluate our future prospects, our business could be adversely affected.

We have experienced minimal growth since our launch in 2020. For example, our revenue increased from nil in 2020 to $827 in 2021, to $766,277 in 2022, to $1,712,595 in 2023, and increased to $2,467,298 for the fiscal year ended December 31, 2024. Moreover, the number of our full-time employees increased as of December 31, 2024. As of the date of this prospectus supplement, we have 19 full-time employees. This growth has placed significant demands on our management, financial, operational, technological and other resources. The anticipated growth and expansion of our business depends on a number of factors, including our ability to:

●	increase awareness of our brand and successfully compete with other companies;

●	price our products effectively so that we are able to attract new consumers and expand sales to our existing clients;

●	expand distribution with new and existing clients;

●	continue to innovate and introduce new products;

●	expand our supplier and fulfillment capacities;

●	maintain quality control over our product offerings; and

●	expand internationally.

Such growth and expansion of our business will place significant demands on our management and operations teams and require significant additional resources, financial and otherwise, to meet our needs, which may not be available in a cost-effective manner, or at all. We expect to continue to expend substantial resources on:

●	our sales and marketing efforts to increase brand awareness, further engaging our existing and prospective clients, and driving sales of our products;

●	product innovation and development;

●	general administration, including increased finance, legal and accounting expenses associated with being a public company; and

●	expanding internationally.

These investments may not result in the growth of our business. Even if these investments do result in the growth of our business, if we do not effectively manage our growth, we may not be able to execute on our business plan, respond to competitive pressures, take advantage of market opportunities, satisfy our client requirements or maintain high-quality product offerings, any of which could adversely affect our business, financial condition, results of operations and prospects. You should not rely on our historical rate of revenue growth as an indication of our future performance or the rate of growth we may experience in any new category or internationally.

In addition, to support continued growth, we must effectively integrate, develop and motivate a large number of new employees while maintaining our corporate culture. We face significant competition for personnel. To attract top talent, we have had to offer, and expect to continue to offer, competitive compensation and benefits packages before we can validate the productivity of new employees. We may also need to increase our employee compensation levels to remain competitive in attracting and retaining talented employees. The risks associated with a rapidly growing workforce will be particularly acute as we choose to expand into new product categories and global markets. Additionally, we may not be able to hire new employees quickly enough to meet our needs. If we fail to effectively manage our hiring needs or successfully integrate new hires, our efficiency, ability to meet forecasts and employee morale, productivity and retention could suffer, which could have an adverse effect on our business, financial condition, results of operations and prospects.

We are also required to manage numerous relationships with various vendors and other third parties. Further growth of our operations, client base, or internal controls and procedures may not be adequate to support our operations. If we are unable to manage the growth of our organization effectively, our business, financial condition, results of operations and prospects may be adversely affected.

We will need additional capital to conduct our operations and develop our products and our ability to obtain the necessary funding is uncertain.

During the years ended December 31, 2024 and December 31, 2023, we used a significant amount of cash to finance our continued operations, and we need to obtain significant additional capital resources in order to develop products going forward. We may not be successful in maintaining our normal operating cash flow and the timing of our capital expenditures may not result in cash flows sufficient to sustain our operations through the next twelve months. If financing is not sufficient and additional financing is not available or available only on terms that are detrimental to our long-term survival, it could have a major adverse effect on our ability to pursue our clinical research and product development programs and could ultimately affect our ability to continue to function. The timing and degree of any future capital requirements and our ability to meet such capital requirements in a timely manner, on favorable terms or at all will depend on many factors, including:

●	the accuracy of the assumptions underlying our estimates for capital needs in 2025 and beyond;

●	scientific progress in our research and development programs;

●	the magnitude and scope of our research and development programs and our ability to establish, enforce and maintain strategic arrangements for research, development, product testing, manufacturing, third-party agreements and marketing;

●	the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing patent claims;

●	the number and type of pipeline product that we pursue; and

●	the development of major widespread events, including the possibility of a recession in the U.S. and globally, market volatility the potential for future pandemics or outbreaks such as any future COVID-19 outbreak, geopolitical conflict and other events which could impact us and third parties on which we depend.

Additional financing through strategic collaborations, public or private equity or debt financings or other financing sources may not be available on acceptable terms, or at all. Additional equity financing could result in significant dilution to our stockholders, and any debt financings will likely involve covenants restricting our business activities. Additional financing may not be available on acceptable terms, or at all. Further, if we obtain additional funds through arrangements with collaborative partners, these arrangements may require us to relinquish rights to some of our technologies, pipeline product or products that we might otherwise seek to develop and commercialize on our own. If sufficient capital is not available, we may be required to delay, reduce the scope of or eliminate one or more of our research or product development initiatives, any of which could have a material adverse effect on our financial condition or business prospects.

Risks Related to Our Business, Our Brand, Our Products and Our Industry

Our products under development could be rendered obsolete by technological or other medical advances.

Our products under development may be rendered obsolete or uneconomical by our competitors’ products or technological advances or those other advances within other markets that may better or more inexpensively address the conditions that our products are designed to address.

To sustain our continued growth, we will need to increase the size of our organization, and we may encounter difficulties managing our growth, which could adversely affect our results of operations.

If we are able to successfully develop our products under development, we may experience growth in the number of our employees and the scope of our operations. To that extent, the resulting growth and expansion of our sales force will place a significant demand on our financial, managerial and operational resources. We may not be able to accurately forecast the number of employees required, the timing of their hire or the associated costs with our expansion and/or our entrance into new markets. The extent of any expansion we may experience will be driven largely by the success of our new products. As a result, management’s ability to project the size of any such expansion and its cost to the company is limited by the following uncertainties: (i) we will not have previously sold any of the new products and the ultimate success of these new products and applications is unknown; (ii) we will be entering new markets; and (iii) the costs will be partially driven by factors that may not be fully in our control (e.g., timing of hiring, market salary rates, ability to hire new managerial and senior staff). Our success will also depend on the ability of our executive officers and senior management to continue to implement and improve our operational, information management and financial control systems to comply with the reporting requirements of the Securities Exchange Act of 1934, or the Exchange Act, and to expand, train and manage our employee base. Our inability to manage growth effectively could cause our operating costs to grow even faster than we are currently anticipating and adversely affect our results of operations.

If we are unable to retain our existing sales force and recruit additional people to join our sales force, our revenue may not increase and may even decline.

Our products in development will be marketed by our sales force to form new accounts with medical practices, among others, and we will depend on them to generate a substantial majority of our revenue. We will also need to expand our outreach and outbound efforts to attract, connect and nurture new customers for a wider medical practice base who purchase products and whom we can foster relationships with to promote retention and higher value over the life of the medical practice.

While we will take many steps to help train, motivate and retain our sales force, we cannot accurately predict how the number and productivity of our sales force may fluctuate. Our operating results could be harmed if we do not generate sufficient interest in our business and its products to retain and motivate our existing sales force and attract new people to join our sales force.

The number and productivity of our sales force is negatively impacted by several additional factors, including:

●	any adverse publicity or negative public perception regarding us, our products in development or ingredients, our sales distribution channel, or our industry or competitors;

●	lack of interest in, dissatisfaction with, or the technical failure of, our products in development;

●	lack of compelling products or income opportunities;

●	negative sales force reaction to changes in our sales compensation plans or to our failure to make changes that would be necessary to keep our compensation competitive with the market;

●	interactions with our Company, including our actions to enforce our policies and procedures and the quality of our customer service;

●	any regulatory actions or charges against us or others in our industry, as well as regulatory changes that impact product formulations and sales viability;

●	general economic, business and public health conditions, including employment levels, employment trends such as the gig and sharing economies, and pandemics or other conditions that curtail person-to-person interactions;

●	changes in the policies of social media platforms used to prospect or recruit potential consumers and sales force participants;

●	recruiting efforts of our competitors and changes in consumer-loyalty trends; and

●	potential saturation or maturity levels in a given market, which could negatively impact our ability to attract and retain our sales force in such market.

Potential business combinations could require significant management attention and prove difficult to integrate with our business, which could divert the attention of our management, disrupt our normal course of business, dilute stockholder value and adversely affect our operating results.

If we become aware of potential business combination candidates that are complementary to our business, we may decide to combine with such businesses or acquire their assets in the future. Business combinations generally involve a number of additional difficulties and risks to our business, including:

●	failure to integrate management information systems, personnel, research and development and marketing, operations, sales and support;

●	disruption of our ongoing business and diversion of management’s attention from other business matters;

●	potential loss of the acquired company’s customers;

●	failure to further develop or integrate the acquired company’s products or technology successfully;

●	unanticipated costs and liabilities; and

●	other accounting system consequences.

In addition, we may not realize benefits from any business combination we may undertake in the future. If we fail to successfully integrate such businesses, or the products and technologies associated with such business combinations into our Company, the revenue and operating results of the combined company could be adversely affected. Any integration process would require significant time and resources, and we may not be able to manage the process successfully. If our customers are uncertain about our ability to operate on a combined basis, they may delay or cancel orders for our products. We may not successfully evaluate, integrate or utilize the acquired technology and product lines or accurately forecast the financial impact of a combination, including accounting system charges or volatility in the stock price of the combined entity, should it be a publicly traded target. If we fail to successfully integrate other companies with which we may combine in the future, our business could be adversely affected.

If we fail to cost-effectively acquire new client accounts, our business could be adversely affected. Our sales and profit are dependent upon our ability to acquire new client accounts.

Our success, and our ability to increase revenue and achieve profitability, depend in part on our ability to cost-effectively acquire new client accounts. While we intend to continue to invest significantly in sales and marketing to educate medical clients about our brand, our values and our anticipated products, there is no assurance that these efforts will generate further demand for our products or expand our client base. Our ability to attract new client accounts will depend on, among other items, the perceived value and quality of our products, consumer demand for products at a premium, competitive offerings, our ability to offer new and relevant products and the effectiveness of our marketing efforts. We may also lose loyal clients to our competitors if we are unable to meet client demand for product in a timely manner. If we are unable to cost-effectively acquire new client accounts, our business, financial condition, results of operations and prospects could be adversely affected.

Any strategies we employ to pursue this growth are subject to numerous factors outside of our control. Our medical clients continue to be aggressively marketed to for other private label or competitive products in the medical aesthetics space, which could reduce demand for our products. The expansion of our business will also depend on our ability to increase sales through any distribution agreements and white-label product channels. Any growth within any distribution agreement channel may also affect client relationships and present additional challenges, including those related to pricing strategies. Our direct connections to our clients may become more limited as we expand our distribution channels. Additionally, we may need to increase or reallocate spending on marketing and promotional activities, such as temporary price reductions, off-invoice discounts, advertisements, product coupons and other trade activities, and these expenditures are subject to risks, including risks related to our clients’ acceptance of our marketing efforts. Our strategy to grow international sales may also increase our marketing spend. Our failure to obtain new clients could have an adverse effect on our business, financial condition, results of operations and prospects.

We may also use paid and non-paid advertising. Our paid advertising may include search engine marketing, display, paid social media and product placement and traditional advertising, such as direct mail, television, radio and magazine advertising. Our non-paid advertising efforts include search engine optimization, non-paid social media and e-mail marketing. We drive a significant amount of traffic to our website via search engines. However, search engines frequently update and change the logic that determines the placement and display of results of a user’s search, such that the purchased or algorithmic placement of links to our website can be negatively affected. Moreover, a search engine could, for competitive or other purposes, alter its search algorithms or results, causing our website to place lower in search query results.

We may also drive a significant amount of traffic to our website via social networking or other ecommerce channels used by our current and prospective clients and medical aesthetics consumers. As social networking and ecommerce channels continue to rapidly evolve, we may be unable to develop or maintain a presence within these channels. If we are unable to cost-effectively drive traffic to our website, or if the popularity of our social media presence declines, our ability to acquire new clients or interest via consumers could be adversely affected. Additionally, if we fail to increase our revenue per client, generate repeat purchases or maintain high levels of client engagement, our business, financial condition, results of operations and prospects could be adversely affected.

Our brand and reputation may be diminished due to real or perceived quality, safety, aesthetic results or environmental impact issues with our products, which could have an adverse effect on our business, financial condition, results of operations and prospects.

We believe our clients and their medical aesthetics consumers rely on us to provide them with high quality, innovative, well-designed and effective products. Any loss of confidence on the part of medical aesthetics consumers in our products or the ingredients used in our products, whether related to product safety or quality failures, actual or perceived, environmental impacts, or inclusion of prohibited ingredients or ingredients that are perceived to be “toxic,” could tarnish the image of our brand and could cause consumers to choose other products. Allegations of contamination or other adverse effects on product safety or aesthetic results or suitability for use by a particular consumer or on the environment, even if untrue, may require us to expend significant time and resources responding to such allegations and could, from time to time, result in a recall of a product from any or all of the markets in which the recalled product was distributed. Any such issues or recalls could negatively affect our ability to achieve or maintain profitability and brand image.

We also have no control over our products once purchased by medical aesthetics consumers of our clients. For example, medical aesthetics consumers may store or use our products under conditions and for periods of time inconsistent with approved directions for use or the listed shelf life or required warnings or other governmental guidelines on our labels, which may adversely affect the quality and safety of our products or the perceived quality and safety.

If our products are found to be, or perceived to be, defective or unsafe, or if they otherwise fail to meet our clients and their medical aesthetics consumers’ expectations, our relationships with our client base could suffer, the appeal of our brand could be diminished, we may need to recall some of our products and/or become subject to regulatory action, and we could lose sales or market share or become subject to boycotts or liability claims. In addition, safety or other defects in our competitors’ products or products using our branded name via white-label agreements in other distributed products could reduce overall demand for products with our brand if consumers generally view them to be similar to our products. Any such adverse effect could be exacerbated by our market positioning as a purveyor of high quality, innovative, well-designed, and effective products and may significantly reduce our brand value. Issues regarding the safety, aesthetic results, quality or environmental impact of any of our products, regardless of the cause, may have an adverse effect on our brand, reputation and operating results. Further, the growing use of social and digital media by us, our clients and third parties increases the speed and extent that information or misinformation and opinions can be shared. Negative publicity about us, our brand or our products on social or digital media could seriously damage our brand and reputation. Any loss of confidence on the part of clients and their medical aesthetics consumers in the quality, safety, aesthetic results or environmental suitability of our products would be difficult and costly to overcome, even if such concerns were based on inaccurate or misleading information. If we do not maintain a favorable perception of our brand, and project our positions regarding our product safety effectively, our business, financial condition, results of operations and prospects could be adversely affected.

Economic downturns or a change in medical aesthetic consumer preferences, perception and spending habits in the medical aesthetic products categories, in particular, could limit aesthetic consumer demand for our products and negatively affect our business.

We have positioned our brand to capitalize on growing consumer interest in the medical aesthetics services industry. The medical aesthetics product industry is sensitive to national and regional economic conditions and the demand for our anticipated products that we will distribute may be adversely affected from time to time by economic downturns that impact consumer spending on medical aesthetic products, including discretionary spending. Future economic conditions such as employment levels, business conditions, housing starts, interest rates, inflation rates, energy and fuel costs and tax rates could reduce consumer spending or change consumer purchasing habits. Among these changes could be a reduction in the number of medical aesthetics products that medical aesthetics consumers purchase when they receive medical aesthetics services, given that many products in this category often have higher retail prices than do their conventional counterparts found in retail stores.

Further, the high-end medical aesthetics markets in which we operate are subject to changes in consumer preference, trends, new technology, perception and discretionary spending habits. Our performance depends significantly on factors that may affect the level and pattern of medical aesthetics consumer spending in the markets in which we operate. Such factors include medical aesthetics consumer preference, medical aesthetics consumer confidence, medical aesthetics consumer income, medical aesthetics consumer perception of the safety and quality of our products and shifts in the perceived value for our products relative to conventional alternatives. The medical aesthetics market is also subject to changes in the rate of procedures, which have been increasing in developed countries like the United States. In addition, media coverage regarding the safety or quality of, our products or the biological raw materials, ingredients or bioengineering processes involved in their manufacturing may damage consumer confidence in our products.

A general decline in the consumption of our products could occur at any time as a result of change in medical aesthetics consumer preference, perception, confidence and spending habits, including an unwillingness to pay a premium or an inability to purchase our products due to financial hardship or increased price sensitivity, which may be exacerbated by the effects of any economic downturn or recession which may occur. If medical aesthetics consumer preferences shift away from the type of product that we will sell, our business, financial condition and results of operations could be adversely affected.

The success of our products depends on a number of factors, including our ability to accurately anticipate changes in the medical aesthetics market demand and medical aesthetics consumer preferences, our ability to differentiate the quality and innovativeness of our products from those of our competitors, and the effectiveness of our marketing and advertising campaigns for our products. We may not be successful in identifying trends in medical aesthetics preferences and developing products that respond to or lead the way in such trends in a timely manner. We also may not be able to effectively promote our products and related technologies by our marketing and advertising campaigns and gain market acceptance. If our products fail to gain market acceptance, are restricted by regulatory requirements like what recently occurred in Canada or have quality problems, we may not be able to fully recover costs and expenses incurred in our operation, and our business, financial condition, results of operations and prospects could be adversely affected.

If we cannot maintain our Company culture or focus on our purpose as we grow, our success and our business and competitive position may be harmed.

We believe our culture and our mission have been key contributors to our success to date and that the critical nature of the products that we promote a sense of transparency and scientific innovation to our clients. Any failure to preserve our culture or focus on our mission could negatively affect our ability to retain and recruit clients, and personnel, which is critical to our growth and to effectively focus on and pursue our corporate objectives. As we grow and develop the infrastructure of a public company, we may find it difficult to maintain these important values. If we fail to maintain our Company culture or focus on our mission our competitive position and business, financial condition, results of operations and prospects could be adversely affected.

If we lose key personnel or are unable to attract and retain other qualified personnel, we may be unable to execute our business plan and our business would be materially adversely affected.

As of the date of this prospectus supplement, we have nineteen full-time employees. Our Chief Executive Officer serves in a non-employee capacity pursuant to a consulting agreement in which our Chief Executive Officer provides executive services to us. Our success depends on our continued ability to attract, retain and motivate highly qualified management, business development, sales and marketing, product development and other personnel. In the future we may not be able to recruit and retain qualified personnel, particularly for senior sales and marketing, research and product development positions due to intense competition for personnel among businesses like ours, and the failure to do so could have a significant negative impact on our future product sales and business results. Our success depends in large part on the efforts and abilities of Graydon Bensler, our Chief Executive Officer and Chief Financial Officer, as well as other members of our senior management and our scientific and technical personnel. In addition, we recently terminated our Chief Marketing Officer and Chief Commercial Officer as part of layoffs made in our recent corporate restructuring effort, and the loss of these individuals may have a material adverse impact on our operating results and revenue.

Although we maintain “key employee” insurance policies on our executive officers that would compensate us for the loss of their services, even if we lose the services of one or more of these individuals, finding a replacement could be difficult, may take an extended period of time and could significantly impede the achievement of our business objectives. Moreover, the “key employee” insurance policy limit may not fully cover interim expenses for the services and expertise we may require in order to maintain relatively uninterrupted operations of our business. This gap in coverage and the time it may take to replace a key employee may have a material adverse effect on our results of operations and financial condition.

We may be unable to accurately forecast revenue and appropriately plan our expenses in the future.

Forecasts may be particularly challenging as we intend to expand into new markets and geographies and develop and market our products in development. We base our expense levels and investment plans on our estimates of revenue and gross margin. However, we cannot be sure the same growth rates and trends are meaningful predictors of future growth. If our assumptions prove to be wrong, we may spend more than we anticipate acquiring our client or may generate lower revenue per client account than anticipated, either of which could have an adverse effect on our business, financial condition, results of operations and prospects.

We have a limited operating history at our current scale, which may make it difficult to evaluate our business and future prospects.

We began commercial operations in 2020 and have a limited history of generating revenue at our current scale. As a result of our relatively short operating history at our current scale, we have limited financial data that can be used to evaluate our business and future prospects. Any evaluation of our business and prospects must be considered in light of our limited operating history, which may not be indicative of future performance. Because of our limited operating history, we face increased risks, uncertainties, expenses, and difficulties, including the risks and uncertainties discussed in this section.

A disruption in our operations could have an adverse effect on our business.

As a company that will be engaged in sales domestically and internationally, our operations, including those of our third-party formulators, suppliers and distribution partners, and other service providers, will be subject to the risks inherent in such activities, including industrial accidents, environmental events, strikes and other labor disputes, disruptions in information systems, product quality control, safety, licensing requirements and other regulatory issues, as well as natural disasters, including earthquakes, pandemics or other public health emergencies, border disputes, acts of terrorism and other external factors over which we and our third-party manufacturers, suppliers and delivery service providers have no control. The loss of, or damage to, the facilities of our third-party formulators, suppliers and delivery service providers could have an adverse effect on our business, financial condition, results of operations and prospects.

We will depend heavily on postal and parcel carriers for the delivery of products sold directly to clients. Interruptions to or failures in these delivery services could prevent the timely or successful delivery of our products. These interruptions or failures may be due to unforeseen events that are beyond our control or the control of our third-party delivery service providers, such as labor unrest or natural disasters. Any failure to provide high-quality delivery services to our clients may negatively affect the ordering and likelihood of repeat-purchasing of our clients, damage our reputation and cause us to lose client accounts.

Our business is at an early stage of product development, and we may not develop additional products that can be commercialized or profitably developed and our failure to introduce new products may adversely affect our ability to continue to grow.

Our business is at an early stage of product development. As of the date of this prospectus, we have not commercialized any of our products for the medical aesthetics market. A key element of our growth strategy depends on our ability to develop and market new products that meet our standards for quality and appeal to our clients and distribution partners. Our pipeline products will require significant research and development, and clinical validation testing to demonstrate aesthetic improvement of any product. We may not be able to successful commercialize or synthetize any of product candidates or commercialize any products at scale that is profitable. Our product candidates may prove to have undesirable and unintended side effects or other characteristics adversely affecting their safety, aesthetic results or cost effectiveness that could prevent or limit their use. Any product using any of our technology may fail to provide the intended aesthetic improvements or achieve aesthetic results or benefits equal to or better than the standard of treatment at the time of testing or after a product may be formulated.

The success of our innovation and product development efforts is affected by our ability to anticipate changes in consumer and market preferences within the medical aesthetics industry, our ability to comply with applicable governmental regulations and the success of our management and sales and marketing teams in introducing and marketing anticipated products. Our product offerings may change over time, which makes it difficult to forecast our future results of operations. There can be no assurance that we will successfully develop and market new products that appeal to clients. For example, product formulas we develop may not contain the product attributes desired by the medical aesthetics consumers that our clients serve. Any such failure may lead to a decrease in our growth, sales and ability to achieve profitability, which could adversely affect our business, financial condition, results of operations and prospects.

Additionally, the development and introduction of new products requires substantial marketing expenditures, which we may be unable to recoup if new products do not gain widespread market acceptance. If we are unsuccessful in meeting our objectives with respect to new or improved products, our business, financial condition, results of operations and prospects could be adversely affected.

We may incur product liability claims that could harm our business and past product liability claims relating to our previously owned Elevai Skincare products could still adversely affect our business.

As a result of the type of products that we may sell, we may be subject to various product liability claims, including that the products fail to meet quality or manufacturing specifications, contain contaminants, include inadequate instructions as to their proper use, include inadequate warnings concerning side effects and interactions with other substances or for persons with health conditions or allergies, or cause adverse reactions or side effects. Consumer protection laws and regulations governing our business continue to expand, and in some states such as California, class-action lawsuits based on increasingly novel theories of liability are expanding. Product liability claims could increase our costs, cause negative publicity, and adversely affect our business and financial results. As we continue to offer an increasing number of new products through large product offerings our product liability risk may increase.

Although we maintain general liability insurance in an amount that we believe is reasonably adequate to insulate us from potential claims, this insurance may not fully cover potential liabilities. In addition, our inability to maintain sufficient insurance coverage at an acceptable cost or to otherwise protect against potential product liability claims could prevent or inhibit the commercial production and sale of our products, which could adversely affect our business.

If our sales force or employees provide improper or inappropriate advice regarding our products, their use or safety, we may be subject to additional product liability. If we discover that our products are causing adverse reactions, or if we determine that any of our employees have not properly handled reports of adverse reactions, we could suffer further adverse publicity or government sanctions.

In addition, even though we have sold our Elevai Skincare assets, we may still be subject to liability for past product claims related to those products. Prior to the divestiture, we marketed and sold skincare products, and claims related to those products, including without limitation, to adverse reactions, product contamination, or labeling inaccuracies could result in legal action against us. We cannot assure you that our indemnification provisions in the asset sale agreement will fully protect us from such liabilities. If claims arise from products sold prior to the divestiture, we may incur legal expenses, reputational harm, and financial losses, which could materially and adversely impact our business and financial condition.

In addition, in connection with the divestiture of the Elevai Skincare business, we provided certain representations, warranties and indemnification obligations. Claims under these provisions could arise if post-sale issues related to the skincare business or its products emerge, such as regulatory non-compliance, product defects, or third-party intellectual property claims. If such claims are asserted and indemnification is required, we could incur substantial financial obligations that may materially and adversely affect our financial condition, results of operations and cash flows.

Our employees, independent contractors, consultants, medical professional clients, distributors, vendors and strategic partners may engage in unethical misconduct or other improper sales activities, including noncompliance with regulatory standards and requirements.

We are exposed to the risk that our employees, independent contractors, consultants, medical professional clients, distributors, vendors, strategic partners and other individuals or entities with whom we have arrangements may engage in unethical, fraudulent or illegal activity. Because our sales efforts will be affected by independent contractors, our limited ability to monitor them increases this potential risk. Misconduct by these parties could include intentional, reckless and/or negligent conduct or disclosure of unauthorized activities to us that violates: (i) the laws of the FDA, other similar foreign regulatory authorities and foreign governments, including those laws requiring the reporting of true, complete and accurate information to such regulators; (ii) manufacturing standards; or (iii) laws that require the true, complete and accurate reporting of financial information or data. These laws may impact, among other things, future sales, marketing and promotional campaigns.

It is not always possible to identify and deter unethical misconduct by our employees and other third parties, and the precautions we take to detect and prevent these activities may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance such laws or regulations. If such actions are instituted against us and we are not successful in defending ourselves or asserting our rights, those actions could result in government investigations, legal proceedings, the imposition of significant fines or other sanctions, including the imposition of monetary penalties, damages, monetary fines, contractual damages, reputational harm, diminished profits and future earnings and curtailment of operations, any of which could adversely affect our ability to operate our business and our results of operations. Whether or not we are successful in defending against such actions or investigations, we could incur substantial costs, including legal fees, and divert the attention of management in defending ourselves against any of these claims or investigations, which could have a material adverse effect on our business, financial condition and results of operations.

Moreover, our products may be subject to sales and marketing practices subject to business arrangements that may include kickbacks, self-dealing and other abusive practices. Because our medical professional clients will receive a markup on each sale of our products our medical professional clients may structure their own internal sales and commission programs or promote certain customer incentive programs and other business arrangements that include our products and more generally that incentivize monetary gain over effecting positive results for their customers. Such programs may promote or perverse incentives relating to the sale, stocking or purchasing of our products. Such programs could negatively impact our marketing capabilities and favorable perception of our brand and products. If we are unable to maintain and promote a favorable perception of our brand and products, our business, financial condition, results of operations and prospects could be adversely affected.

Abusive sales and marketing practices by these third parties could result in regulators enforcing unfair trade practices and other consumer protection laws launching an investigation or even in litigation against these third parties or possibly the Company or a subsidiary. Any investigation or litigation could divert management and result in legal or other expenses. Further, even if we are not involved or are exonerated, the loss of services from any of these third parties could adversely us.

Our products may fail to achieve the broad degree of physician adoption and use or medical aesthetic consumer demand necessary for commercial success.

Our products in development, which as of the date of this prospectus have not been sold, may fail to gain sufficient market acceptance by physicians and others in the medical aesthetics community. The commercial success of these products and any future products will depend significantly on the broad adoption and use of the resulting product by physicians for the treatment of aesthetic indications that we may seek to pursue. We are aware that other companies are seeking to develop alternative products and treatments, any of which could impact the demand for our products.

The outcome of our clinical and product testing of our medical aesthetics products is uncertain, and if we are unable to satisfactorily complete such testing, or if such testing yields unsatisfactory results, we may not achieve the broad degree of physician adoption and use or medical aesthetic consumer demand necessary for commercial success.

We have limited clinical validation data and any clinical testing of our products may not demonstrate aesthetic results to the degree we may anticipate or at all. Similarly, this testing may not be completed in a timely manner, if at all, or only after significant increases in costs, program delays or both, all of which could harm our ability to generate revenues.

The failure to adequately demonstrate the aesthetic results could harm our ability to generate revenues and limit a broader degree of physician adoption necessary for commercial success or the requisite medical aesthetic consumer demand. Accordingly, our operating results and financial condition will be adversely affected, which may delay, prevent or limit our ability to generate revenue and continue our business.

Even if we are successful in product testing of our products, it is unclear whether our products can serve as the foundation for a commercially viable and profitable business because of other evolving technologies.

Biotechnology is rapidly developing and could undergo significant change in the future. Such rapid technological development could result in our technologies becoming obsolete. While our products appear promising, and even if they achieve positive test results, they may fail to be successfully adopted by physicians for numerous reasons, including, but not limited to, competing technologies for the same treatments. There can be no assurance that we will be able to develop a successful market for our products.

Moreover, advances in other similar products are rapid and could significantly reduce or entirely eliminate the need for our products. Additionally, keeping up with new technological developments may materially alter the commercial viability of our technology or products and require us to incur significant costs to replace or modify product lines in which we have a substantial investment. The occurrence of any of these factors may have a material adverse effect on our business, operating results and financial condition.

If we are unable to keep up with rapid technological changes in our field or compete effectively, we will be unable to operate profitably.

We are engaged in activities in the bioengineering and pharmaceutical fields, which is characterized by extensive research efforts and rapid technological progress. If we fail to anticipate or respond adequately to technological developments, our ability to operate profitably could suffer. Research and discoveries by other bioengineering, pharmaceutical or other companies may render our technologies or potential products or services uneconomical or result in products superior to those we develop. Similarly, any technologies, products or services we develop may not be preferred to any existing or newly developed technologies, products or services.

Our products may be expensive to manufacture, and they may not be profitable if we are unable to control the costs to manufacture them.

Our products may be significantly more expensive to manufacture than other traditional related products currently on the market today. We hope to substantially reduce manufacturing costs through process improvements, development of new methods, increases in manufacturing scale and outsourcing to experienced formulators or manufacturers. If we are not able to make these, or other improvements, and depending on the pricing of our products, our profit margins may be significantly less than that of other medical aesthetics products on the market today. In addition, we may not be able to charge a high enough price for any product we develop, even if they are safe and effective, to make a profit. If we are unable to realize significant profits from our pipeline products, our business would be materially harmed.

We may not have sufficient product liability insurance, which may leave us vulnerable to future claims we will be unable to satisfy.

The testing, manufacturing, marketing and sale of stem cell derived products entail an inherent risk of product liability claims. We currently have a limited amount of product liability insurance, which may not be adequate to meet potential product liability claims. In the event we are forced to expend significant funds on defending product liability actions, and in the event those funds come from operating capital, we will be required to reduce our business activities, which could lead to significant losses. Adequate insurance coverage may not be available in the future on acceptable terms, if at all. If available, we may not be able to maintain any such insurance at sufficient levels of coverage and any such insurance may not provide adequate protection against potential liabilities. Whether or not a product liability insurance policy is obtained or maintained in the future, any product liability claim could harm our business or financial condition.

We license from a third party the rights to product candidates related to the potential prevention and treatment of muscular and obesity-related conditions, and are therefore subject to the risk that we lose the license after investing substantial resources into the research and development of these product candidates.

Under a License Agreement entered into in April 2024, MOA granted the Company an exclusive license to commercialize under certain of MOA’s patent rights concerning two Licensed Products: (i) a clinical stage engineered probiotic expressing myostatin and, (ii) preclinical engineered probiotic expressing dual myostatin & activin-A antigens. If MOA terminates the License Agreement, including if we breach our obligations under the License Agreement including using commercially reasonable efforts to develop the Licensed Products in accordance with the License Agreement, or the license expires before we can successfully commercialize a product candidate, or investment in research, development, and commercialization efforts for such product candidate(s) would be lost. Additionally, if we or MOA fail to adequately protect or informed the related intellectual property rights relating to the Licensed Products, we may not realize the perceived or potential benefits of the License Agreement.

Since we expect to continue to rely on third parties to conduct, supervise and monitor pre-clinical and clinical trials with respect to the Licensed Products, if those third parties fail to perform in a satisfactory manner and one that meets applicable regulatory, scientific and safety requirements, it may materially harm our business.

We will rely on CROs and other third parties to ensure the proper and timely conduct of our pre-clinical and clinical trials for the Licensed Products. While we establish agreements governing the activities of such CROs and other third parties, we or our partners will have limited influence over their actual performance. Nevertheless, we or our partners will be responsible for ensuring that each of our clinical trials is conducted in accordance with its protocol, and that all legal, regulatory and scientific standards are met. Our reliance on the CROs and other third parties does not relieve us of our regulatory responsibilities.

We, our partners and our CROs must comply with current Good Clinical Practices, or cGCPs, as defined by the FDA and the International Conference on Harmonization, for conducting, recording and reporting the results of preclinical studies and clinical trials, to ensure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of clinical trial participants are protected. The FDA enforces these cGCPs through periodic inspections of trial sponsors, principal investigators, and clinical trial sites. If we or our CROs fail to comply with cGCPs, the clinical data generated in our clinical trials may be deemed unreliable and the FDA or other regulators may require us to perform additional clinical trials before approving any marketing applications. Our clinical trials will require a sufficiently large number of test subjects to evaluate the safety and effectiveness of a product candidate. If our CROs fail to comply with these regulations or fail to recruit a sufficient number of patients, fail to recruit properly qualified patients or fail to properly record or maintain patient data, we may be required to repeat such clinical trials, which would delay the regulatory approval process.

Our contracted CROs will not be our employees, and we cannot control whether they devote sufficient time and resources to our clinical and nonclinical programs. These CROs may also have relationships with other commercial entities, including our competitors, for whom they may also be conducting clinical trials, or other drug development activities that could harm our competitive position. If our CROs do not successfully carry out their contractual duties or obligations, fail to meet expected deadlines, or if the quality or accuracy of the clinical data they obtain is compromised due to failing to adhere to our clinical protocols or regulatory requirements, or for any other reasons, our clinical trials may be extended, delayed or terminated, and we may not obtain regulatory approval for, or successfully commercialize our product candidates. Our financial results and the commercial prospects for such products and any product candidates we develop would be harmed, our costs could increase, and our ability to generate revenues could be delayed.

We also expect to rely on other third parties to manufacture, store and distribute drug products for any clinical trials we may conduct. Any performance failure or defect resulting from our manufacturers or distributors could delay or hinder clinical development or marketing approval of our product candidates or commercialization of our products, if approved, producing additional losses and depriving us of potential product revenue.

Because our future commercial success with respect to the Licensed Products depends on gaining regulatory approval for our products, we cannot generate revenue without obtaining approvals.

Our long-term success and generation of revenue with respect to the Licensed Products will depend upon the successful development of these product candidates from our research and development activities. Product development is very expensive and involves a high degree of risk. Only a small number of research and development programs result in the commercialization of a product. For example, the FDA indicates that approximately 70% of drugs proceed past Phase 1 studies, 33% proceed past Phase 2, and just 25%-30% proceed past Phase 3 to Phase 4 which is the final phase in the FDA review and approval process for marketing therapeutic product candidates. The process for obtaining regulatory approval to market product candidates is expensive, usually takes many years, and can vary substantially based on the type, complexity, and novelty of the product candidates involved. Our ability to generate revenue from the Licensed Products would be adversely affected if we are delayed or unable to successfully develop our products.

We cannot guarantee that any marketing application for our product candidates will be approved. If we do not obtain regulatory approval of our products or we are significantly delayed or limited in doing so, we cannot generate revenue, and we may need to significantly curtail operations.

If we are unable to successfully complete preclinical testing and clinical trials of the Licensed Products or experience significant delays in doing so, our business will be materially harmed.

We expect to invest material efforts and financial resources in the development of the Licensed Products. Our ability to generate product revenues, which we do not expect will occur for many years, if ever, will depend heavily on the successful development and eventual commercialization of the Licensed Products.

The commercial success of the Licensed Products will depend on several factors, including:

●	successful completion of preclinical studies and clinical trials;

●	receipt of marketing and pricing approvals from regulatory authorities;

●	obtaining and maintaining patent and trade secret protection for the Licensed Products;

●	establishing and maintaining manufacturing relationships with third parties or establishing our own manufacturing capability; and

●	commercializing our products, if and when approved, whether alone or in collaboration with others.

If we do not achieve one or more of these factors in a timely manner or at all, we could experience significant delays or an inability to successfully complete development of, or to successfully commercialize, the Licensed Products, which would materially harm our business. Most pharmaceutical products that do overcome the long odds of drug development and achieve commercialization still do not recoup their cost of capital. If we are unable to design and develop each drug to meet a commercial need far in the future, the approved drug may become a commercial failure and our investment in those development and commercialization efforts will have been commercially unsuccessful.

The Licensed Products may cause adverse effects or have other properties that could delay or prevent their regulatory approval or limit the scope of any approved label or market acceptance.

Adverse events (“AEs”) or serious adverse events (“SAEs”), that may be observed during clinical trials of the Licensed Products could cause us, other reviewing entities, clinical trial sites or regulatory authorities to interrupt, delay or halt such trials and could cause denial of regulatory approval. If AEs or SAEs are observed in any clinical trials of the Licensed Products, our ability to obtain regulatory approval for the Licensed Products may be negatively impacted.

Serious or unexpected side effects caused by an approved product could result in significant negative consequences, including the following:

●	regulatory authorities may withdraw prior approval of the product or impose restrictions on its distribution in the form of a modified risk evaluation and mitigation strategy (“REMS”) which may restrict the manner in which the product can be distributed or administered;

●	we may be required to add labeling statements, such as warnings or contraindications;

●	we may be required to change the way the product is administered or conduct additional clinical trials;

●	we may decide or be forced to temporarily or permanently remove the affected product from the marketplace;

●	we could be sued and held liable for harm caused to patients; and

●	our reputation may suffer.

These events could prevent us or our partners from achieving or maintaining market acceptance of the affected product and could substantially increase the costs of commercializing the Licensed Products and impair our ability to generate revenues from the commercialization of these products.

Because third parties may be developing competitive products without our knowledge, we may later learn that competitive products are superior to the Licensed Products which may force us to terminate our research efforts of one or more product candidates.

We face potential competition from companies that may be developing competitive products that are superior to one or more of the Licensed Products. If in the future, we learn of the existence of one or more competitive products, we may be required to:

●	cease our development efforts for a product candidate;

●	cause a partner to terminate its support of a product candidate;

●	cause a potential partner to terminate discussions about a potential license.

Any of these events may occur after we have spent substantial sums in connection with the clinical research of one or more product candidates.

The divestiture of our Elevai Skincare business could negatively impact our operations and strategic positioning.

In January 2025, we completed the divestiture of our Elevai Skincare business as part of our strategic realignment. While this divestiture allows us to focus on our core business, it may result in several operational and strategic challenges. The transition away from the skincare segment could disrupt our operations and supply chain, result in the loss of long-standing customer relationships, and negatively impact our brand recognition, which was partially associated with the skincare market.

Additionally, we may experience adverse market perception as a result of this strategic shift, which could impact investor confidence and our market valuation. If we fail to manage this transition effectively, we may incur unforeseen expenses, operational inefficiencies and potential declines in revenue. The divestiture may also limit our diversification and reduce potential growth opportunities, which could materially and adversely affect our financial condition, results of operations and future growth prospects.

Risks Related to Our Dependence on Third Parties

We depend on our collaborators to help us develop and test our proposed products, and our ability to develop and commercialize products may be impaired or delayed if collaborations are unsuccessful.

Our strategy for the development, product testing and commercialization of our proposed products may require entering into collaborations with corporate partners, licensors, licensees and others. We may then be dependent upon the subsequent success of these other parties in performing their respective responsibilities and the continued cooperation of our partners. Our potential collaborators may not cooperate with us or perform their obligations under our agreements with them. We cannot control the amount and timing of our collaborators’ resources that will be devoted to our research and development activities related to our collaborative agreements with them. Our collaborators may choose to pursue existing or alternative technologies in preference to those being developed in collaboration with us.

Under agreements with collaborators, we may rely significantly on such collaborators to, among other things:

●	design and conduct product testing and studies to demonstrate aesthetic improvement;

●	fund research and development activities with us;

●	pay us fees upon the achievement of milestones; and

●	market with us any commercial products that result from our collaborations.

Should we collaborate with others in the development and commercialization of potential products, those expected product pipeline timelines may be delayed if collaborators fail to conduct these activities in a timely manner, or at all. In addition, our potential collaborators could terminate their agreements with us, and we may not receive any development or milestone payments. If we do not achieve milestones set forth in the agreements, or if our collaborators breach or terminate their collaborative agreements with us, our business may be materially harmed.

Our reliance on the activities of our non-employee consultants, third-party vendors, and operational contractors, whose activities are not wholly within our control, may lead to delays in development of our proposed products.

As an early-stage company, we rely extensively upon and have relationships with in-house consultants and with expertise in strategy or other business matters. These consultants are not our employees and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to us. We have limited control over the activities of these consultants and, except as otherwise required by our collaboration and consulting agreements to the extent they exist, can expect only limited amounts of their time to be dedicated to our activities. These consultants may have commitments to other commercial and non-commercial entities. We have limited control over the operations of our consultants and can expect only limited amounts of time to be dedicated to our research, development and business goals.

Certain market opportunity data and forecasts in this prospectus were obtained from third-party sources and were not independently verified by us. We believe the estimates of market opportunity data and forecasts of market growth included in this prospectus are reliable, but may prove to be inaccurate, and even if the markets in which we compete achieve the forecasted growth, our business could fail to grow at similar rates, if at all.

This prospectus contains certain data and information that we obtained from various government and private entity publications and reports. There is no guarantee that any particular number or percentage of market participants covered by our market opportunity estimates will purchase our products at all or generate any particular level of revenue for us. While we have not independently verified the data and information contained therein and such data and information may have been collected using third-party methodologies, we believe that the data and information, including projections based on a number of assumptions, from these third-party publications and reports used in this prospectus is reliable. Any expansion in the medical aesthetics industry on a number of factors, including the cost and perceived value associated with our product offerings and those of our competitors. Even if the markets in which we compete meet the size estimates and growth forecast in this prospectus, our business could fail to grow at the rate we anticipate, if at all, which could adversely affect our business, financial condition, results of operations and prospects. Our growth is subject to many factors, including our success in implementing our business strategy, which is subject to many risks and uncertainties. Accordingly, the forecasts of market growth included in this prospectus should not be taken as indicative of our future growth. For more information regarding the estimates of market opportunity and forecasts of market growth included in this prospectus, see the section titled “Business— Market, Industry and Other Research-Based Data.”

We or our third-party vendors may experience in the future network or system failures, or service interruptions, including cybersecurity attacks, or other technology risks. Our inability to protect our systems and data against such risks could harm our business and reputation.

Our ability to operate uninterrupted and provide high levels of service depends upon the performance of our internal network, systems and related infrastructure, and those of our third-party vendors. Any significant interruptions in, or degradation of, the quality of the services, including infrastructure storage and support, that these third parties provide to us could severely harm our business and reputation and lead to the loss of customers and revenue. Our internal network, systems, and related infrastructure, in addition to the networks, systems, and related infrastructure of our third-party vendors, may be vulnerable to computer viruses and other malware that infiltrate such systems and networks, as well as physical or electronic security breaches, natural disasters, and similar disruptions. They have been and may continue to be the target of attempts to identify and exploit network and system vulnerabilities, penetrate or bypass security measures in order to interrupt or degrade the quality of the services we receive or provide, or otherwise gain unauthorized access to our networks and systems or those of our third-party vendors. These vulnerabilities or other attempts at access may result from, or be caused by, human error or technology failures, however, they may also be the product of malicious actions by third parties intending to harm our business. The methods that may be used by these third parties to cause interruptions or failures or to obtain unauthorized access to information change frequently, are difficult to detect, evolve rapidly, and are increasingly sophisticated and hard to defend against.

Although we have not experienced any security breaches or attempted security breaches and continue to invest in security measures, we cannot be certain that our defensive measures, and those employed by our third-party vendors, will be sufficient to defend against all such current and future methods.

Any actual or perceived security breach, whether experienced by us or a third-party vendor; the reporting or announcement of such an event, or reports of perceived security vulnerabilities of our systems or the systems of our third-party service providers whether accurate or not; or our failure or perceived failure to respond or remediate an event or make adequate or timely disclosures to the public, regulatory or law enforcement agencies following any such event may be material and lead to harm to our financial condition, business reputation, and prospects of future business due to, among other factors: loss of customer confidence arising from interruptions or outages, delays, failure to meet contractual obligations, and loss of data or public release of confidential data; increase regulatory scrutiny on us; compromise our trade secret and intellectual property; expose us to costly uninsured liabilities such as material fines, penalties, liquidated damages, and overall margin compression due to renegotiation of contracts on less favorable terms or loss of business; liability for claims relating to misuse of personal information in violation of contractual obligations or data privacy laws; and potential theft of our intellectual property.

A security breach could occur and persist for an extended period of time without detection. We expect that any investigation of a security breach could take a substantial amount of time, and during such time we may not necessarily know the extent of the harm or how best to remediate it, and certain errors or actions could be repeated or compounded before they are discovered and remediated, all of which could further increase the costs and consequences of such a breach. Further, detecting and remediating such incidents may require specialized expertise and there can be no assurance that we will be able to retain or hire individuals who possess, or otherwise internally develop, such expertise. Our remediation efforts therefore may not be successful. The inability to implement, maintain, and upgrade adequate safeguards could have a material and adverse impact on our business, financial condition and results of operations. Moreover, there could be public announcements regarding any data security-related incidents and any steps we take to respond to or remediate such incidents.

The occurrence of any such failure may also subject us to costly lawsuits, claims for contractual indemnities, as well as divert valuable management, research and development, information technology, and marketing resources toward addressing these issues and delay our ability to achieve our strategic initiatives. In addition, we gather, as permitted by law, non-public, personally-identifiable financial information from customers, such as names, addresses, telephone numbers, bank and credit card account numbers and financial transaction information, and the compromise of such data, which may subject us to fines and other related costs of remediation.

Our business could be negatively impacted by cybersecurity threats and other security threats and disruptions.

Because our business relies on proprietary technology and computer systems, we face certain security threats, including threats to our information technology infrastructure, attempts to gain access to our proprietary or confidential information, threats to physical security, and domestic terrorism events. Our information technology networks and related systems are critical to the operation of our business and our research and development efforts. We are also involved with information technology systems for certain third parties, which generally face similar security threats. Cybersecurity threats in particular, are persistent, evolve quickly and include, but are not limited to, computer viruses, attempts to access information, denial of service and other electronic security breaches believe that we have implemented appropriate measures and controls and invested in skilled information technology resources to appropriately identify threats and mitigate potential risks, but there can be no assurance that such actions will be sufficient to prevent disruptions to critical systems, the unauthorized release of confidential information or corruption of data. A security breach or other significant disruption involving these types of information and information technology networks and related systems could:

●	disrupt the proper functioning of these networks and systems and therefore its operations and/or those of third parties on which we rely;

●	result in the unauthorized access to, and destruction, loss, theft, misappropriation or release of, our proprietary, confidential, sensitive or otherwise valuable information, or that of third parties with which we collaborate or otherwise depend, which others could use to compete against us or for disruptive, destructive or otherwise harmful purposes and outcomes;

●	delay or compromise preclinical or clinical studies or the analysis and use of data collected in our efforts to develop product candidates;

●	require significant attention and resources of management and key personnel to remedy any damages or other adverse consequences that result;

●	subject us to claims for breach of contract, damages, credits, penalties or termination with respect to our relationships with third parties, or regulatory actions by governmental agencies; and

●	damage our reputation with industry participants, existing or prospective strategic alliances, and the public generally.

Any or all of the foregoing could have a material negative impact on its business, financial condition and prospects.

If our third-party suppliers, logistics, and manufacturers do not comply with ethical business practices or with applicable laws and regulations, our reputation, business, financial condition, results of operations and prospects could be harmed.

Our reputation and our clients’ willingness to purchase our products depend in part on our suppliers’, packagers’, manufacturers’, and formulators’ compliance with ethical employment practices, such as with respect to child labor, wages and benefits, forced labor, discrimination, safe and healthy working conditions, and with all legal and regulatory requirements relating to the conduct of their businesses. We do not exercise control over our suppliers, packagers, shippers, manufacturers, and formulators and cannot guarantee their compliance with ethical and lawful business practices. If our suppliers, packagers, shippers, manufacturers, or formulators fail to comply with applicable laws, regulations, safety codes, employment practices, human rights standards, quality standards, environmental standards, production practices, or other obligations, norms, or ethical standards, our reputation and brand image could be harmed, and we could be exposed to litigation, investigations, enforcement actions, monetary liability, and additional costs that would harm our reputation, business, financial condition, results of operations and prospects.

If we, or our third-party manufacturers fail to comply with environmental laws and regulations, we could become subject to fines or penalties or incur costs that could have a material adverse effect on the success of our business.

Our research and development activities and our third-party manufacturers’ and suppliers’ activities involve the controlled storage, use and disposal of hazardous materials and other hazardous compounds. We and our manufacturers and suppliers are subject to laws and regulations governing the use, manufacture, storage, handling and disposal of these hazardous materials. In some cases, these hazardous materials and various wastes resulting from their use are stored at our and our manufacturers’ facilities pending their use and disposal. We cannot eliminate the risk of contamination, which could cause an interruption of our commercialization efforts, research and development efforts, business operations and environmental damage resulting in costly clean-up and liabilities under applicable laws and regulations governing the use, storage, handling and disposal of these materials and specified waste products. Although we believe that the safety procedures utilized by our third-party manufacturers for handling and disposing of these materials generally comply with the standards prescribed by these laws and regulations, we cannot guarantee that this is the case or eliminate the risk of accidental contamination or injury from these materials. In such an event, we may be held liable for any resulting damages and such liability could exceed our resources and state or federal or other applicable authorities may curtail our use of certain materials and/or interrupt our business operations. Furthermore, environmental laws and regulations are complex, change frequently and have tended to become more stringent. We cannot predict the impact of such changes and cannot be certain of our future compliance.

Risks Related to Our Products Legal and Regulatory Risks

A recall or suspension of sale of our products, or the discovery of serious safety issues with our products or the incorrect application of such products by medical professionals to which we sell such products, could have a significant negative impact on us.

The FDA and comparable agencies of other countries regulate our products. In the FDA regulations govern, among other things, the activities that we perform, including product development, product testing, product labeling, product storage, manufacturing, advertising, promotion, product sales, reporting of certain product adverse events and failures and distribution.

The FDA and equivalent foreign regulatory authorities have the authority to require the recall or suspension, either temporarily or permanently, of commercialized products in the event that a product has a reasonable probability of causing a serious adverse health risk due to adulteration or misbranding. Regulatory authorities have broad discretion to require the recall or suspension of a product or to require that manufacturers alert customers of safety risks. Recalls, suspensions or other notices relating to any products that we distribute would divert managerial and financial resources, and have an adverse effect on our reputation, financial condition and operating results.

In addition, regulatory authorities may require us to, or we may voluntarily, suspend sales of a product if we become aware that the medical professionals to which we sell our products have not followed our instructions for application. For example, when our product is marketed and sold by us to medical professionals throughout the United States and internationally, we include instructions specifying that such product must be applied topically by these medical professionals. Administration outside of those specific directions could result in us running afoul of government rules and regulations.

Regulations governing our products, including the formulation, registration, marketing and sale of our products, could harm our business.

Our products will be subject to extensive government regulation by numerous federal, state and local government agencies and authorities. Many of these laws and regulations involve a high level of subjectivity, are subject to interpretation, and vary significantly from market to market. These laws and regulations can, and often do, have several impacts on our business, including but not limited to:

●	delays, or altogether prohibitions, in introducing or selling a product or ingredient in one or more markets;

●	limitations on our ability to import products into a market;

●	limitations on the claims we can make regarding our products; and

●	delays and expenses associated with compliance, such as record keeping, documentation of the properties of certain products, labeling, and scientific substantiation; and

●	product reformulations, or the recall or discontinuation of certain products that cannot be reformulated to comply with new regulations.

We have observed a general increase in regulatory activity and activism in the United States and across many markets globally where we operate, and the regulatory landscape is becoming more complex with increasingly strict requirements. In particular, the requirements are impacting the ingredients we can include in our products, the accepted quantities of those ingredients and the quality and characterization of the ingredients. Global regulators have in recent years become overall more restrictive on the accepted levels of certain ingredients or sources that we can use in our product, in some cases banning them outright. Further, many of the restrictions regarding ingredient quality are not directly applicable to our products, leaving the possibility that our interpretation of compliance may not match that of the enforcing authorities. Often there is a lack of an equivalent ingredients or source present in the marketplace. In other cases, the removal or reduction of a technical ingredient to stabilize our products, leads to a significant change to the character of the product that may make it no longer desirable or safe to the consumer. If this trend in new regulations continues, we may find it necessary to alter some of the ways we have traditionally marketed our products in order to stay in compliance with a changing regulatory landscape and this could add to the costs of our operations and/or have an adverse impact on our business.

Government regulations and private party actions relating to the marketing and advertising of our medical aesthetics products may restrict, inhibit or delay our ability to sell our medical aesthetics products and harm our business.

If our products are marketed outside of their intended use, for example if they are advertised for the treatment, diagnosis, cure, prevention, or mitigation of a disease, then regulatory agencies such as the FDA or the Federal Trade Commission (the “FTC”) may issue a warning letter or further investigate our marketing practices to ensure we are complying with advertising and promotional rules that apply to the product category.

In addition, government authorities may regulate advertising and product claims regarding the benefits of our products. These regulatory authorities may require us to provide an adequate and reasonable basis to substantiate and support any marketing or product benefits claims. What constitutes such reasonable basis to substantiate such claims can vary widely from market to market and there is no assurance that the research and development efforts that we undertake to support our claims will be deemed adequate for any particular product or product marketing claim. If we are unable to show adequate and reliable substantiation for our product claims, or if our marketing materials or the marketing materials of our sales force make claims that exceed the scope of allowed claims for medical aesthetics products that we will offer, the FDA, the FTC or other regulatory authorities could take enforcement action requiring us to revise our marketing materials, amend our claims or stop selling certain products, which could harm our business.

In the United States, the FTC’s Guides Concerning the Use of Endorsements and Testimonials in Advertising (“Guides”) require disclosure of material connections between an endorser and the company they are endorsing, and they generally do not allow marketing using atypical results.

The development and acquisition of therapeutic product candidates could expose us to significant legal and regulatory risks.

Our acquisition and development of innovative therapeutic product candidates, specifically with our lead asset, EL-22, could expose us to significant legal and regulatory risks. The development and commercialization of therapeutic product candidates, including EL-22, are subject to extensive regulation by the FDA and other regulatory authorities. The regulations govern all aspects of product development, including pre-clinical studies, clinical trials, manufacturing and marketing. Any failure to comply with the regulations might result in significant delays in product development, approval and commercialization or suspension or termination of clinical trials. Any non-compliance could lead to enforcement actions, including warning letters, fines, injunctions and withdrawal of marketing approvals.

The ability to proceed with human clinical trials for our product candidates is contingent upon receiving FDA clearance of our IND submission. If the FDA requires us to provide extensive additional data to demonstrate safety and efficacy, including without limitation, generating additional preclinical data, conducting further toxicology or pharmacology studies or addressing unforeseen issues, we may face significant delays or be unable to proceed as planned. In addition, as one of the first companies pursuing an oral myostatin formulation combined with GLP-1 receptor agonists, we may encounter heightened regulatory scrutiny. Regulators may impose unexpected conditions, mandate more extensive trials or request additional safety and efficacy data, all of which could increase our costs and delay timelines.

Any unexpected requirements or delays in the approval process could adversely impact our ability to bring EL-22, or any of our other therapeutic product candidates, to market and achieve commercial success.

Risks Related to Our Intellectual Property

If we fail to protect or enforce our intellectual property or confidential proprietary information relating to our current and any future medical aesthetics products or medical aesthetics pipeline product, others could compete against us more directly and we may not be able to compete effectively in our market.

Our success depends in part on our ability to protect our intellectual property rights. We rely on a combination of trademarks, trade secrets, confidential proprietary information, domains, patent rights and other intellectual property rights to protect our intellectual property. We also rely on and patent applications licensed by us for the Licensed Products which we are contractually obligated to file, prosecute and maintain under our License Agreement with MOA. Patent protection is limited in time, and we may be unsuccessful in developing and commercializing a product before a patent expires and the underlying technology becomes available for commercialization by competitors, in which case our investment of substantial time and resources towards the applicable product or product candidate could be lost without the realization of the benefits we anticipated or sought.

Certain of our technology may not be subject to protection through patents, which leaves us vulnerable to theft of our technology.

Certain parts of our know-how and technology are not patentable or are trade secrets. To protect our proprietary position in such know-how and technology, we have entered and intend to require all employees, consultants, advisors and collaborators to enter into confidentiality and invention ownership agreements with us. These agreements may not provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure. Further, in the absence of patent protection, competitors who independently develop substantially equivalent technology may harm our business. There can be no assurances that we will be able to enforce these agreements or alternatively, these agreements may be deemed to be unenforceable. If we cannot adequately protect or enforce our intellectual property rights, we may not be able to adequately compete, and our business and prospects could be adversely affected.

We may not be able to protect our proprietary technology, which could harm our ability to operate profitably.

The molecular biology and bioprocessing industries place considerable importance on obtaining patent and trade secret protection for new technologies, medical aesthetics products and processes. Our success will depend, to a substantial degree, on our ability to obtain and enforce patent protection for our products, preserve any trade secrets and operate without infringing the proprietary rights of others. We cannot assure you that:

●	we will succeed in obtaining any patents, obtain them in a timely manner, or that the breadth or degree of protection that any such patents will protect our interests;

●	the use of our technology will not infringe on the proprietary rights of others;

●	patent applications relating to our products candidates will result in the issuance of any patents or that, if issued, such patents will afford adequate protection to us or will not be challenged, invalidated or infringed;

●	we will be successful or effective in monitoring, enforcing or otherwise protecting our patents or other intellectual property rights from third party infringement; or

●	patents will not be issued to other parties, which may be infringed by our potential medical aesthetics products or technologies.

Considerable research in the areas of stem cells, molecular biology and bioprocessing is being performed in countries outside of the United States, and a number of our competitors are located in those countries. The laws protecting intellectual property in some of those countries may not provide adequate protection to prevent our competitors from misappropriating our intellectual property.

Patents held by other persons may result in infringement claims against us that are costly to defend and which may limit our ability to use the disputed technologies and prevent us from pursuing research and development or commercialization of potential medical aesthetics products.

A number of biotechnology and other companies, universities and research institutions have filed patent applications or have been issued patents relating to our related technologies potentially relevant to or required by our expected products. We cannot predict which, if any, of such applications will issue as patents or the claims that might be allowed.

If third party patents or patent applications contain claims infringed by either our licensed technology or other technology required to make and use our potential products and such claims are ultimately determined to be valid, we might not be able to obtain licenses to these patents at a reasonable cost, if at all, or be able to develop or obtain alternative technology. If we are unable to obtain such licenses at a reasonable cost, we may not be able to develop some products commercially. We may be required to defend ourselves in court against allegations of infringement of third-party patents. Patent litigation is very expensive and could consume substantial resources and create significant uncertainties. An adverse outcome in such a suit could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties, or require us to cease using such technology.

If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our target markets and our business may be adversely affected.

Our registered or unregistered trademarks or trade names may be challenged, infringed, circumvented, declared generic or determined to be infringing on other marks. We may not be able to protect our rights in these trademarks and trade names, which we need in order to build name recognition with potential partners or customers in our target markets. If we are unable to establish name recognition based on our trademarks and trade names, then we may not be able to compete effectively, and our business may be adversely affected.

If we infringe or are alleged to infringe intellectual property rights of third parties, our business could be harmed.

Our research, development and commercialization activities may infringe or otherwise violate or be alleged to infringe or otherwise violate patents owned or controlled by other parties. Competitors in the field of aesthetics have developed large portfolios of patents and patent applications in fields relating to our business. Additionally, there may also be patent applications that have been filed but not published that, when issued as patents, could be asserted against us. These third parties could bring claims against us that would cause us to incur substantial expenses and, if successful against us, could cause us to pay substantial damages and/or we could be forced to stop or delay research, development, manufacturing or sales of the product or product candidate that is the subject of the suit. Further, if a patent infringement suit were brought against us, during the pendency of the litigation, we could be forced to stop or delay research, development, manufacturing or sales of the product or product candidate that is the subject of the suit.

We may be subject to damages resulting from claims that we or our employees have wrongfully used or disclosed alleged trade secrets of our competitors or are in breach of non-competition or non-solicitation agreements with our competitors.

We may employ individuals who were previously employed at universities or pharmaceutical companies, including our competitors or potential competitors. Although we try to ensure that our employees, consultants and independent contractors do not use the proprietary information or know-how of others in their work for us, and we are not currently subject to any claims that our employees, consultants or independent contractors have wrongfully used or disclosed confidential information of third parties, we may in the future be subject to such claims. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

We may need to license intellectual property from third parties, and such licenses may not be available or may not be available on commercially reasonable terms.

A third party may hold intellectual property, including patent rights that are important or necessary to the development of our future products. It may be necessary for us to use the patented or proprietary technology of third parties to commercialize our prospective products, in which case we would be required to obtain a license from these third parties. There can be no assurance that such third parties will grant us the necessary licenses on commercially reasonable terms or at all. Failure to obtain such licenses on commercially reasonable terms could limit or eliminate our ability to develop or commercialize our future product candidates, which would have a negative impact on our business and results of operations.

Risks Related to Our Capital Requirements and Finances

If we fail to generate sufficient cash flow from our operations, we will be unable to continue to develop and commercialize our products.

We expect capital outlays and operating expenditures to increase over the next several years as we expand our operations, and our commercialization, product validation studies, research and development and manufacturing activities. However, our present and future funding requirements will depend on many factors, including, among other things:

●	the level of research and development investment required to maintain and improve our competitive position;

●	the success of our product sales and related collections;

●	our need or decision to acquire or license complementary businesses, products or technologies or acquire complementary businesses;

●	costs relating to the expansion of the sales force, management and operational support;

●	competing technological and market developments; and

●	costs relating to changes in regulatory policies or laws that affect our operations.

As a result of these factors, we may need to raise additional funds, and we cannot be certain that such funds will be available to us on acceptable terms when needed, if at all. In addition, if we raise additional funds through collaboration, licensing or other similar arrangements, it may be necessary to relinquish potentially valuable rights to our future products or proprietary technologies, or grant licenses on terms that are not favorable to us. If we cannot raise funds on acceptable terms, we may not be able to expand our operations, develop new products, take advantage of future opportunities or respond to competitive pressures or unanticipated customer requirements.

Risks Related to the Ownership of Our Securities

Our common stock may be affected by limited trading volume and price fluctuations, which could adversely impact the value of our common stock.

Our common stock has experienced and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market prices of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the market prices of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

We may not be able to continue to satisfy listing requirements of Nasdaq to maintain a listing of our common stock.

Our common stock is currently listed on Nasdaq and we must meet certain financial and liquidity criteria to maintain such listing. If we violate the maintenance requirements for continued listing of our common stock, our common stock may be delisted.

There can be no assurance that we will maintain compliance with any of the other Nasdaq continued listing requirements. If the common stock is delisted, it could be more difficult to buy or sell the common stock or to obtain accurate quotations, and the price of the shares of common stock could suffer a material decline. Delisting could also impair our ability to raise capital.

In addition, our Board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. In addition, the delisting of our common stock could significantly impair our ability to raise capital.

We currently do not intend to declare dividends on our common stock in the foreseeable future and, as a result, your returns on your investment may depend solely on the appreciation of our common stock.

We currently do not expect to declare any dividends on our common stock in the foreseeable future. Instead, we anticipate that all of our earnings in the foreseeable future will be used to provide working capital, to support our operations and to finance the growth and development of our business. Any determination to declare or pay dividends in the future will be at the discretion of our Board, subject to applicable laws and dependent upon a number of factors, including our earnings, capital requirements and overall financial conditions. In addition, terms of any future debt or preferred securities may further restrict our ability to pay dividends on our common stock. Accordingly, your only opportunity to achieve a return on your investment in our common stock may be if the market price of our common stock appreciates and you sell your shares at a profit. The market price for our common stock may never exceed, and may fall below, the price that you pay for such common stock. See “Dividend Policy.”

An investment in our securities is speculative and there can be no assurance of any return on any such investment.

An investment in our securities is speculative and there can be no assurance that investors will obtain any return on their investment. Investors may be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

We may need, but be unable, to obtain additional funding on satisfactory terms, which could dilute our stockholders or impose burdensome financial restrictions on our business.

We have relied upon cash from financing activities and in the future, we hope to rely on revenues generated from operations to fund the cash requirements of our activities. However, there can be no assurance that we will be able to generate any significant cash from our operating activities in the future. Future financing may not be available on a timely basis, in sufficient amounts or on terms acceptable to us, if at all. Any debt financing or other financing of securities senior to the common stock will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding.

The requirements of being a public company may strain our resources, divert management’s attention and affect our results of operations.

As a public company in the United States, we face increased legal, accounting, administrative and other costs and expenses. We are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. For example, Section 404 requires that our management report on the effectiveness of our internal controls structure and procedures for financial reporting. Section 404 compliance may divert internal resources and will take a significant amount of time and effort to complete. If we fail to maintain compliance under Section 404, or if in the future management determines that our internal control over financial reporting are not effective as defined under Section 404, we could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities. Furthermore, investor perceptions of our Company may suffer, and this could cause a decline in the market price of our common stock. Any failure of our internal control over financial reporting could have a material adverse effect on our stated results of operations and harm our reputation. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in an adverse opinion on internal controls from our independent auditors. We may need to hire a number of additional employees with public accounting and disclosure experience in order to meet our ongoing obligations as a public company, particularly if we become fully subject to Section 404 and its auditor attestation requirements, which will increase costs. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. A number of those requirements will require us to carry out activities we have not done previously. Our management team and other personnel will need to devote a substantial amount of time to new compliance initiatives and to meeting the obligations that are associated with being a public company, which may divert attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.

Additionally, the expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. These increased costs will require us to divert a significant amount of money that we could otherwise use to develop our business. If we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions and other regulatory action and potentially civil litigation.

New laws, regulations, and standards relating to corporate governance and public disclosure may create uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming.

These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, may evolve over time as new guidance is provided by the courts and other bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. If our efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

As a public company subject to these rules and regulations, we may find it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult in the future for us to attract and retain qualified members of our Board, particularly to serve on its audit committee and compensation committee, and qualified executive officers.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Several analysts may cover our stock. If one or more of those analysts downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of our Company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

If there is no active public market for our common stock, you may be unable to sell your shares at or above your purchase price.

Although our common stock is listed on Nasdaq, an active trading market for our shares may not be sustained following the purchase of your common stock. You may be unable to sell your shares quickly or at the market price if trading in shares of our common stock is not active. Further, an inactive market may also impair our ability to raise capital by selling shares of our common stock and may impair our ability to enter into strategic partnerships or acquire companies or products by using our shares of common stock as consideration.

We may be subject to securities litigation, which is expensive and could divert our management’s attention.

The market price of our securities may be volatile, and in the past companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS FILING, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY ADVERSELY IMPACT OUR BUSINESS OPERATIONS AND THE VALUE OF OUR SECURITIES.

USE OF PROCEEDS

Unless otherwise specified in an accompanying prospectus supplement, we will use the net proceeds we receive from the sale of the securities covered by this prospectus for general corporate purposes, which may include, among other things, investments in our subsidiaries, investment in existing or future projects, repurchasing or redeeming our securities, paying or refinancing all or a portion of our indebtedness at the time, and funding acquisitions, capital expenditures and working capital.

The actual application of the net proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board after considering our financial condition, results of operations, capital requirements, business prospects and other factors our Board deems relevant, and subject to the restrictions contained in any future financing instruments.

BUSINESS

Overview

We manage and operate a diverse portfolio of three wholly owned subsidiaries across the medical aesthetics and biopharmaceutical sectors:

●	Northstrive Biosciences Inc. is a biopharmaceutical company focusing on the development and acquisition of cutting-edge aesthetic medicines and therapeutic products. Our lead asset, EL-22, is leveraging a first-in-class engineered probiotic approach to address obesity’s pressing issue of preserving muscle while on weight loss treatments, including GLP-1 receptor agonists.

●	PMGC Research Inc., based in Canada, is currently dedicated to medical scientific research and development efforts, utilizing Canadian research grants and partnering with leading Canadian Universities to push the boundaries of innovation.

●	PMGC Capital LLC is a multi-strategy investment firm focused on direct investments, strategic lending, and acquiring undervalued companies and assets across diverse markets. Its mission is to identify and seize high-potential opportunities, delivering sustainable growth and maximizing returns on capital.

We are dedicated to enhancing our portfolio through the acquisition of operating companies and innovative biotech assets that align with our growth mission, while actively pursuing opportunities to foster growth and drive innovation..

As of January 16, 2025, we completed the divestiture of the assets relating to our prior Elevai Skincare Inc. business. Elevai Skincare Inc., previously specializing in developing and commercializing physician-dispensed skincare products, is no longer part of our operations. Post closing of the asset sale, we changed the name of Elevai Skincare Inc. changed its name to PMGC Impasse Corp. on January 17, 2025. The Skincare asset divestiture enables us to dedicate more resources and time to advancing our initiatives and assets in larger markets with unmet needs, creating greater growth opportunities for the Company and its shareholders. Our efforts will focus on the clinical development of biotechnology assets through NorthStrive Biosciences Inc. while leveraging our R&D capabilities through PMGC Research Inc. Moreover, this strategic shift positions us to actively explore and execute potential business acquisitions and high-value biotech assets, further strengthening our portfolio and driving long-term growth.

Business Strategy

PMGC Holdings Inc. currently operates as a holding company focusing on developing and acquiring biotechnology assets and advancing novel science and discoveries through collaborative strategic research and development partnerships. We intend to find and acquire additional innovative biotechnology assets and operating companies in agnostic sectors.

Northstrive Biosciences Inc.

Northstrive Biosciences Inc., a wholly owned subsidiary of PMGC Holdings Inc., is a biopharmaceutical company focusing on the development and acquisition of cutting-edge aesthetic medicines and therapeutic products. Currently, more than 40% of adults in the United States live with obesity - a figure predicted to rise to approximately 50% by 2030. Obesity is a leading risk factor for the development of serious health conditions, including Type 2 diabetes and heart failure. Goldman Sachs predicts that this epidemic will create a $100 billion market for anti-obesity players.

Our lead asset, EL-22, is leveraging a first-in-class engineered probiotic approach to address obesity’s pressing issue of preserving muscle while on weight loss treatments, including GLP-1 receptor agonists. EL-22 has completed a Phase 1 clinical trial in South Korea, demonstrating it was generally well tolerated and safe in healthy volunteers. No subjects dropped out due to adverse events and no statistically significant difference was found between the intervention groups in the incidence of treatment emergent adverse events. Elevai intends to evaluate EL-22 for efficacy and safety in combination with popular weight-loss therapeutics currently on the market, with the goal of decreasing fat mass while preventing the muscle wasting that commonly occurs with weight-loss drugs. We are working towards filing an IND with the FDA to test EL-22 in human subjects. Our second asset, EL-32, is a preclinical engineered probiotic expressing dual myostatin & activin-A and also being positioned for the muscle preservation space as a combination to weight loss treatments, including GLP-1 receptor agonists. In a preclinical healthy mouse model, EL-32 demonstrated a statistically significant increase in Activin-A and myostatin antibodies, confirming the efficacy using the ELISA test.

PMGC Research Inc.

PMGC Research Inc., a wholly owned subsidiary of PMGC Holdings Inc., is dedicated to advancing innovative research and development initiatives in Canada by leveraging government grants and funding programs. Through strategic collaborations with leading research institutions and industry partners, PMGC Research Inc. aims to accelerate scientific discovery and transform cutting-edge technologies into commercially viable products.

PMGC Capital LLC

PMGC Capital LLC, a wholly owned subsidiary of PMGC Holdings Inc., is a multi-strategy investment vehicle engaged in investing, lending and pursuing diversified investment opportunities. PMGC Capital LLC actively supports the growth and expansion of PMGC Holdings’ portfolio companies. The subsidiary’s dynamic investment approach is designed to capitalize on high yield returns on capital and investing into and acquiring assets and companies that are undervalued.

Northstrive Biosciences Products

Northstrive Biosciences leverages a first-in-class engineered probiotic approach to address obesity’s pressing issue of preserving muscle while on weight loss treatments, including GLP-1 receptor agonists. Our lead asset, EL-22, has completed a Phase 1 clinical trial in South Korea, demonstrating it was generally well tolerated and safe in healthy volunteers. No subjects dropped out due to adverse events and no statistically significant difference was found between the intervention groups in the incidence of treatment emergent adverse events.

Preclinical results of EL-22 from a 2022 study demonstrated physiological (serum creatine kinase level), physical (body weight change), and functional (rotarod test) improvements in the dystrophic features of mdx mice, a mouse model of Duchenne muscular dystrophy (DMD)1. Elevai believes that EL-22 has the potential to treat obesity in combination with popular weight loss therapeutics, including GLP-1 receptor agonists, by preserving muscle mass while decreasing fat mass. We plan to submit an Investigational New Drug (IND) application in 2025 that utilizes the licensed asset EL-22 for efficacy and safety in combination with popular weight-loss therapeutics currently on the market, with the goal of decreasing fat mass while preventing the muscle wasting that commonly occurs with weight-loss drugs. Regulatory bodies might require us to conduct preclinical bridge studies in order to pivot EL-22 from DMD to obesity indications.

Our second asset, EL-32, is a preclinical engineered probiotic expressing dual myostatin & activin-A and also positioned for the muscle preservation space as a combination to weight loss treatments, including GLP-1 receptor agonists.

1.	Reference: Sung DK, Kim H, Park SE, Lee J, Kim JA, Park YC, Jeon HB, Chang JW, Lee J. A New Method of Myostatin Inhibition in Mice via Oral Administration of Lactobacillus casei Expressing Modified Myostatin Protein, BLS-M22, Int. J. Mol. Sci. 2022, 23, 9059. https://doi.org/10.3390/ijms23169059

Several key companies are actively developing GLP-1 drugs for obesity and complementary treatments to address associated conditions such as muscle wasting. These companies include:

1.	Novo Nordisk: Known for its GLP-1 drugs, Ozempic and Wegovy, Novo Nordisk remains a dominant player in the obesity drug market. They have shown significant efficacy in weight loss and improving cardiovascular health.

2.	Eli Lilly: Another major player with its GLP-1 drug, Mounjaro (tirzepatide), which has shown promising results in weight loss. Eli Lilly also acquired Versanis Bio, which is developing bimagrumab, a drug that helps increase lean muscle mass while reducing fat.

3.	Pfizer: Developing danuglipron, an oral GLP-1 analog, aimed at carving out a niche in the obesity market with a more convenient dosing regimen.

4.	Biohaven: Biohaven’t taldefgrobep is an investigational fusion protein targeting myostatin to impact skeletal muscle growth relevant to individuals living with overweight and obesity.

5.	Scholar Rock: Scholar Rock’s apitegromab is an inhibitor of the activation of latent myostatin, with the aim of improving patients’ motor function. Scholar Rock is assessing apitegromab’s ability to preserve lean muscle mass in individuals on GLP-1 receptor agonist therapy for obesity.

6.	Veru: Veru’s enobosarm is an androgen receptor modulator, also known as a SARM, to address the loss of muscle in patients undergoing weight loss therapy with GLP-1 drugs.

These companies are at the forefront of developing both GLP-1 drugs and complementary treatments to address the growing need for effective obesity management and the prevention of muscle wasting associated with weight loss.

Operational and Competitive Strengths

We face competition from both commercialized obesity medications, as well as clinical candidates that are still in the development stage. We believe the primary competitive factors in our favor for EL-22 & EL-32 are the following:

●	Our First-in-Class Approach and Early Results

Northstrive Biosciences is developing EL-22, an engineered probiotic with myostatin antigens, to elicit an immune response that could help people achieve substantial fat loss while preserving muscle mass. Based on the generated preclinical data and the mechanism of the myostatin-activin signaling pathway effect on muscle wasting, we believe that EL-22 has the potential to treat obesity in combination with GLP-1 receptor agonists by preserving muscle mass while decreasing fat mass. In the preclinical studies1:

●	EL-22 showed a statistically significant increase in anti-myostatin IgG antibody concentration, where myostatin is a key negative regulator of muscle growth.

●	EL-22 showed a statistically significant decrease in creatine kinase levels, which indicates a decrease of muscle destruction.

●	EL-22 administered to mdx mice, a mouse model of Duchenne muscular dystrophy, had improved physical activity and gross motor function, as demonstrated by a longer duration during rotarod tests.

Based on the generated preclinical data and the mechanism of the myostatin-activin signaling pathway effect on muscle wasting, we believe that EL-22 has the potential to treat obesity in combination with GLP-1 by preserving muscle mass while decreasing fat mass. The Company intends to complete an IND submission in 2025 and to initiate clinical trials in the U.S. to evaluate the myostatin approach in combination with one or more GLP-1 receptor agonists in obesity. Our ability to proceed with human trials is contingent upon the FDA clearing the IND submission.

Reference:

[1]	Sung DK, Kim H, Park SE, Lee J, Kim JA, Park YC, Jeon HB, Chang JW, Lee J. A New Method of Myostatin Inhibition in Mice via Oral Administration of Lactobacillus casei Expressing Modified Myostatin Protein, BLS-M22, Int. J. Mol. Sci. 2022, 23, 9059. https://doi.org/10.3390/ijms23169059

●	Our Candidates’ Ease of Use and Convenient Oral Administration

We believe our product candidates EL-22 and EL-32 would be the only oral myostatin formulations to date, making Northstrive Bioscience an early mover in the emerging GLP-1 combination space for muscle preservation. Existing approaches targeting obesity with combinations to preserve muscle mass while on weight loss therapies are administered through injectable forms; either subcutaneously or intravenously. Although effective, many patients in general prefer orally administered medications over injections due to factors like convenience, ease of administration, and fear of needles. Our product candidates have been designed to be oral capsules to provide benefits without any needling.

Strategy

Northstrive Biosciences’ strategy focuses primarily on the clinical development and commercialization of novel medicines for the treatment of metabolic diseases, including obesity. We will need substantial capital to support our drug development and any related commercialization efforts for our drug candidates. The key elements of our strategy are:

●	Develop EL-22 & EL-32 for obesity.

Our metabolic drug pipeline is focused on the clinical development of EL-22, a first-in-class engineered probiotic approach to address obesity’s pressing issue of preserving muscle while on weight loss treatments, including GLP-1 receptor agonists. Currently, more than 40% of adults in the United States live with obesity — a figure predicted to rise to approximately 50% by 2030.1 Obesity is a leading risk factor for the development of serious health conditions, including Type 2 diabetes and heart failure. Goldman Sachs predicts that this epidemic will create a $100 billion market for anti-obesity players.2

Approved GLP-1 drugs used in weight loss, such as Novo Nordisk’s Ozempic® (semaglutide) & Wegovy®(semaglutide) and Eli Lilly’s Zepbound (tirzepatide), and Mounjaro® (tirzepatide) have transformed the obesity treatment landscape. However, past studies of these highly effective drugs show that up to 20-50% of the weight loss is due to loss of lean muscle.3

Muscle is necessary for metabolism, strength, and physical function. As a result, we believe that one of the key unmet needs in the current obesity landscape is the avoidance of muscle loss while on weight loss treatments. Northstrive Biosciences is developing EL-22, an engineered probiotic with myostatin antigens, to elicit an immune response that could help people achieve substantial fat loss while preserving muscle mass.

Our second asset, EL-32, is a preclinical engineered probiotic expressing dual myostatin & activin-A and also positioned for the muscle preservation space as a combination to weight loss treatments, including GLP-1 receptor agonists.

We believe this urgent unmet medical need could be addressed by both EL-22 and EL-32, that may effectively prevent the loss of muscle mass and increase the fat loss experienced by older patients receiving GLP-1 drugs for the treatment of obesity.

References:

[1]	Ward ZJ, BleichSN, Cradock AL, Barrett JL, Giles CM, Flax CN, Long MW, GortmakerSL. Projected U.S. State-Level Prevalence of Adult Obesity and Severe Obesity. N Engl J Med 2019;381:2440-2450. https://www.nejm.org/doi/full/10.1056/NEJMsa1909301.

[2]	Why the anti-obesity drug market could grow to $100 billion by 2030. https://www.goldmansachs.com/insights/articles/anti-obesity-drug-market.html.

[3]	Sargeant JA, Henson J, King JA, Yates T, Khunti K, Davies MJ. A Review of the Effects of Glucagon-Like Peptide-1 Receptor Agonists and Sodium-Glucose Cotransporter 2 Inhibitors on Lean Body Mass in Humans. Endocrinol Metab (Seoul). 2019 Sep;34(3):247-262. doi: 10.3803/EnM.2019.34.3.247. PMID: 31565876; PMCID: PMC6769337.

●	Capitalize on expertise and the reputation of our management team and board members.

Our management team, advisors and Board have significant expertise and experience in drug development, regulatory matters, marketing and sales and business development which we believe facilitates effective management of our preclinical studies and clinical trials of drug candidates, potential launch planning, effective collaboration activity and product commercialization. In addition, we intend to capitalize on the strong reputations of the members of our management, advisors, and board of directors with academic institutions, hospitals, physicians, pharmacists and distributors to expand our pipeline.

Intellectual Property

PMGC Holdings Inc.

Patents

Below is a table, with footnotes, that includes our United States and International Patent Cooperation Treaty (PCT-Global) patent applications with its referenced property number that are material to our business as of January 24, 2025 as well as our two anticipated patent applications:

Property No.	Patent Title	Application Number and Filing Date	Application Type	Jurisdiction	Ownership Status and Expiration Date
1.	Fusion Protein of Myo-2 for Use in Treating Muscle Loss in Obese Patients	63/639,722, 04/29/2024	Provisional	USA	Elevai Labs, Inc., 04/29/2025
2.	Combination Therapy of a Fusion Protein of Myo-2 with a GLP-1 Receptor Agonist for Use in Treating Muscle Loss in Obese Patients	63/639,723, 04/29/2024	Provisional	USA	Elevai Labs, Inc., 04/29/2025
3.	Pharmaceutical Composition for Treatment of Muscle Loss Due to Obesity	63/639,727, 04/29/2024	Provisional	USA	Elevai Labs, Inc., 04/29/2025
4.	Combination Therapy for Treatment of Muscle Loss Due to Obesity	63/639,728, 04/29/2024	Provisional	USA	Elevai Labs, Inc., 04/29/2025

(1)	Formulation provisional patent application for the exosome formulation based on human umbilical mesenchymal stem cells. Does not include any methods of use.

Below is a table that includes our granted United States patents as of January 24, 2025:

(1)	Granted patent based on Property.

Below is a table that includes our United States and International Patent Cooperation Treaty (PCT-Global) patent applications as of January 24, 2025:

Patent Title	Filing Date	Application Type	Jurisdiction
Fusion Protein of Myo-2 for Use in Treating Muscle Loss in Obese Patients (1)	9/30/2024	Non-provisional	USA
Combination Therapy of a Fusion Protein of Myo-2 with a GLP-1 Receptor Agonist for Use in Treating Muscle Loss in Obese Patients (2)	9/30/2024	Non-Provisional	USA
Pharmaceutical Composition for Treatment of Muscle Loss Due to Obesity (3)	10/15/2024	Non-provisional	USA
Combination Therapy for Treatment of Muscle Loss Due to Obesity (4)	04/28/2025	Non-provisional	USA

(5)	Non-provisional patent application based on Property.

(6)	Non-provisional patent application based on Property.

(7)	Non-provisional patent application based on Property.

(8)	Non-provisional patent application based on Property.

If approved, our International PCT patent applications will cover all 152 nations which are signatories of the PCT. However, our IP strategy generally recognizes the United States, United Kingdom, European Union, Canada, Japan, Australia and China as targets for extending patent protection under the PCT. Decisions regarding which countries to extend patent coverage under the PCT is taken on a case-by-case basis, subject to normal business considerations such as value and return on investment.

Trademarks

Docket Number	Trademark	Country / Region	Classes	Application No.	Registration No.	Status	Substatus
15981-0119	ELEVAI BIOSCIENCES	United States - (US)	5, 42	98533158		Filed - (F)	Pending - (PEND)
15981-0119.1	ELEVAI BIOSCIENCES (& Des.)	United States - (US)	5, 42	98533161		Filed - (F)	Pending - (PEND)

Domain Names

We have the right to use the following domain registration issued in the United States, as noted below:

Number	Issue Date	Expiration Date	Registration Agency	Domain Name	Owner
1	July 31, 2024	July 31, 2027	GoDaddy	www.pmgcholdings.com	PMGC Holdings Inc.
2	April 10, 2024	April 10, 2025	GoDaddy	www.northstrivebio.com	PMGC Holdings Inc.

NorthStrive Biosciences Inc.

Patents

Property No.	Licensed Product/ Nation	Registration Number	Registration Date	Title
1.	EL-22 Korea	10-0857861-0000	2008.09.03	Surface Expression Vector for Fusion Protein of Myo-2 Peptide Multimer and Myostatin, and Microorganism Transformed by Therof
2.	EL-22 Korea	10-0872042-0000	2008.11.28	Cell Surface Expression Vector of Myostatin and Microorganisms Transformed Thereby
3.	EL-22 USA	8470551	2013.06.25	Surface Expression Vector for Fusion Protein of Myo-2 Peptide Multimer and Myostatin, and Microorganism Transformed by Therof
4.	EL-22 Japan	05634867	2014.10.24	Surface Expression Vector for Fusion Protein of Myo-2 Peptide Multimer and Myostatin, and Microorganism Transformed by Therof
5.	EL-22 China	ZL200780101116.2	2013.06.19	Surface Expression Vector for Fusion Protein of Myo-2 Peptide Multimer and Myostatin, and Microorganism Transformed by Therof

Patent Applications

Property No.	Licensed Product/ Nation	Patent Application Serial No	Filing Date	Title
1.	EL-32 USA	18/627,462	2024.04.05	Pharmaceutical composition for alleviation, treatment, and prevention of sarcopenia containing microorganism transformed with cell surface display vector operably linked with gene encoding myostatin and activin A proteins as active ingredient
2.	EL-32 Korea	10-2022-0136606	2022.10.21

A pharmaceutical composition for alleviation, treatment and prevention of sarcopenia containing a microorganism transformed with a vector expressing myostatin and activin A on the cell surface as an active ingredient

Trademarks

Docket Number	Trademark	Country / Region	Classes	Application No.	Registration No.	Status	Substatus
15981-0119	ELEVAI BIOSCIENCES	United States - (US)	5, 42	98533158		Filed - (F)	Pending - (PEND)
15981-0119.1	ELEVAI BIOSCIENCES (& Des.)	United States - (US)	5, 42	98533161		Filed - (F)	Pending - (PEND)

Our Facilities

Our principal executive office is located at 120 Newport Center Drive, Newport Beach, CA 92660. The office has 500 square feet, and the lease runs from May 2023 to September 2023. The monthly rent is $1,561.

Some members of our management work outside of these premises in office space that we do not rent.

Employees

As of January 24, 2025, we had 1 full time employee, three consultants and 3 scientific advisors. Our Chief Executive Officer serves in a non-employee capacity pursuant to a consulting agreement in which our Chief Executive Officer provides executive services to us. We provide employee benefits for each employee which include medical, unemployment, and work injury compensation. Our employees have not formed any employee union or association. We have developed various methods to train our employees adequately for the functions they perform and are aware of the laws and regulations affecting our industry. Our success depends on our ability to attract, retain and motivate qualified employees. We endeavor to offer employees competitive compensation packages and a positive, dynamic and creative work environment. We believe that we maintain a good working relationship with our employees and have not experienced any difficulty in recruiting staff for our operations.

Regulations

Government Regulation and Biologic Drug Approval

Government authorities in the United States, at the federal, state and local level, and other countries, extensively regulate, among other things, the research, development, testing, manufacture, quality control, approval, labeling, packaging, storage, recordkeeping, promotion, advertising, distribution, marketing and export and import of products such as those we are selling and developing. Because we are developing product candidates that are unique biological entities, the regulatory requirements that we will be subject to are not entirely clear and may change. Regulatory requirements governing our product candidates have changed frequently and will likely continue to change in the future. We believe that the FDA will regulate part of our product candidates as a biologic drug (i.e., a biologic) through the Biologics License Application (“BLA”) process under the jurisdiction of the Office of Therapeutic Products within the Center for Biologics Evaluation and Research (“CBER”). We will work with FDA to confirm that a BLA is the most appropriate pathway and that CBER will be the FDA center responsible for review and licensure (i.e., approval). For future product candidates, we will also confirm the appropriate approval pathway (i.e., BLA or new drug application (“NDA”)) and the appropriate FDA center with regulatory oversight (i.e., CBER or the Center for Drug Evaluation and Research (“CDER”)).

U.S. Biologic Drug Development Process

In the United States, biologic drugs (“biologics”) are regulated under two statutes: The Public Health Service Act (“PHS Act”) and their implementing regulations. However, submission and approval of only one application-typically either a BLA or an NDA-is required prior to marketing. The FDA has also issued numerous “Guidance Documents” and other materials that address specific aspects of biologic development for particular types of product candidates (e.g., cells, tissues, etc.). Substantial time and financial resources are required to obtain regulatory approvals and subsequently comply with appropriate federal, state, and local statutes and regulations. Failure to comply with the applicable U.S. requirements at any time during the biologic development, approval, or post-approval processes may subject an applicant to administrative or judicial sanctions. These sanctions could include the FDA’s refusal to approve pending applications, withdrawal of an approval, imposition of a clinical hold on ongoing clinical trials, issuance of warning or untitled letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, restitution, disgorgement or civil or criminal penalties. Any agency or judicial enforcement action could have a material adverse effect on us.

The process required by the FDA before a biologic may be marketed in the United States generally involves the following steps:

●	completion of preclinical laboratory tests, animal studies and formulation studies in accordance with FDA’s current good laboratory practice requirements and other applicable regulations;

●	submission to the FDA of an IND, which must become effective before human clinical trials may begin;

●	approval by an independent institutional review board (“IRB”) at each clinical site (or by one “commercial IRB”) before each trial may be initiated;

●	performance of adequate and well-controlled human clinical trials in accordance with cGCP requirements to establish the safety, purity, and potency (i.e., efficacy) of the proposed biologic for its intended use;

●	submission to the FDA of a BLA after completion of all clinical trials;

●	satisfactory outcome of an FDA advisory committee review, if applicable;

●	satisfactory completion of an FDA inspection of the manufacturing facility or facilities at which the biologic is produced to assess compliance with cGMP requirements to assure that the facilities, methods and controls are adequate to preserve the biologic’s identity, strength, quality and purity, and FDA inspection of selected clinical investigation sites to assess compliance with cGCPs; and

●	FDA review and approval of the BLA to permit commercial marketing of the product for particular indications for use in the United States.

The specific preclinical studies and clinical testing that is required for a BLA varies widely depending upon the specific type of product candidate under development. Prior to beginning a human clinical trial with either a biologic or drug product candidate in the United States, we must submit an IND to the FDA and that IND must become effective. The focus of an IND submission is the general investigational plan and protocol for the proposed clinical study. The IND also includes results of animal and in vitro studies assessing the toxicology, pharmacokinetics, pharmacology, and pharmacodynamic characteristics of the product; Chemistry Manufacturing and Controls (“CMC”) information; and any available human data or literature to support the use of the investigational product. An IND must become effective before human clinical trials may begin. The IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA, within the 30-day time period, raises safety concerns or questions about the proposed clinical trial. In such a case, the IND may be placed on clinical hold, and the IND sponsor and the FDA must resolve any outstanding concerns or questions before the clinical hold is lifted and the clinical trial can begin. Submission of an IND therefore may or may not result in FDA authorization to begin a clinical trial.

Clinical trials involve the administration of the investigational product to human subjects under the supervision of qualified investigators in accordance with cGCPs, which include the requirement that all research subjects provide their informed consent for their participation in any clinical trial. Clinical trials are conducted under protocols detailing, among other things, the objectives of the study, the parameters for monitoring safety and the effectiveness criteria to be evaluated. A separate submission to the existing IND must be made for each successive clinical trial conducted during product development. Other submissions to an IND include protocol amendments, information amendments, IND safety reports and annual reports. Furthermore, an independent IRB for each clinical trial site (or a “commercial IRB” that acts as the IRB at one or more of the clinical trial sites) must review and approve the protocol and informed consent form before the clinical trial may begin. The IRB also monitors the clinical trial until completed.

Regulatory authorities, the IRB or the sponsor may suspend a clinical trial at any time on various grounds, including a finding that the subjects are being exposed to an unacceptable health risk or that the trial is unlikely to meet its stated objectives. Some clinical trials also include oversight by an independent group of qualified experts organized by the clinical trial sponsor, known as a data safety monitoring board (“DSMB”). A DSMB authorizes whether or not a study may move forward at designated check points based on access to certain data from the trial. The DSMB may halt the clinical trial if it determines there is an unacceptable safety risk for subjects or on other grounds, such as no demonstration of efficacy. Related reporting requirements for the sponsor, clinical investigator, and/or IRB also include IND safety reports and updating clinical trial results in public registries (e.g., ClinicalTrials.gov).

Human clinical trials are typically conducted in three sequential phases that may overlap or be combined:

●	Phase 1: The product candidate is initially introduced into healthy human subjects. These clinical trials are designed to test the safety, dosage tolerance, absorption, metabolism, distribution, excretion, side effects, and, if possible, early evidence of effectiveness. In the case of some products for severe or life-threatening diseases when the product may be too inherently toxic to ethically administer it to healthy volunteers, the initial human testing is often conducted in individuals who have the targeted disease or condition instead of healthy subjects;

●	Phase 2: The product candidate is administered to a limited population of individuals who have the specified disease or condition to continue to evaluate safety, as well as preliminary efficacy, optimal dosages and dosing schedule, possible adverse side effects and safety risks. Multiple Phase 2 clinical trials may be conducted to obtain information prior to beginning larger and more expensive Phase 3 (i.e., pivotal) clinical trials; and

●	Phase 3: Generally, the largest in size, Phase 3 clinical trials are generally conducted at multiple geographically dispersed clinical trial sites. The product candidate is administered to an expanded population of individuals who have the specified disease or condition to further evaluate dosage, provide statistically significant evidence of clinical efficacy and gain additional safety data. These clinical trials are intended to establish the overall risk/benefit ratio of the investigational product and to provide an adequate basis for product approval.

Concurrent with clinical trials, sponsors usually complete additional animal studies. Sponsors must also develop information about the chemical and physical characteristics of the biologic and finalize a process for manufacturing the product in commercial quantities in accordance with cGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the product candidate, and, among other things, the manufacturer must develop methods for testing the identity, strength, quality, and purity of the final biologic. In addition, the sponsor must develop and test appropriate packaging, and must conduct stability studies to demonstrate that the product candidate does not undergo unacceptable deterioration over its shelf life. Before approval of a BLA, FDA evaluates the establishment by an on-site inspection to ensure the facilities and controls used for the manufacture, processing, packaging, and testing of the drug are adequate to ensure and preserve its identity, strength, quality, and purity.

During the development of a new biologic, sponsors are given opportunities to meet with the FDA. These meetings typically occur before the submission of an IND (i.e., pre-IND meeting), at the end of Phase 2 (i.e., EOP2 meeting), and before a BLA is submitted (i.e., pre-BLA meeting). Meetings at other times may be requested. These meetings provide an opportunity for the sponsor to share information about the data gathered to date, for the FDA to provide advice, and for the sponsor and the FDA to reach agreement on the next phase of development. Sponsors typically use EOP2 meetings to discuss Phase 2 clinical results and present plans for the pivotal Phase 3 clinical trials that they believe will support approval of the new biologic.

U.S. Review and Approval Process for Biologic Drugs

Assuming successful completion of all required testing in accordance with the applicable statutory and regulatory requirements, the sponsor submits a BLA to the FDA. A BLA contains the results of product development, preclinical and other non-clinical studies and clinical trials, descriptions of the manufacturing process, analytical testing, proposed labeling and other relevant information. The submission of a BLA is subject to the payment of a substantial application fee under the Prescription Drug User Fee Amendments (“PDUFA”). PDUFA fees apply to both drugs and biologics. Sponsors may seek a waiver of these fees in certain limited circumstances, including a waiver of the application fee for the first BLA or NDA submitted by a small business. Product candidates with an Orphan Drug Designation (“ODD”) are not subject to the BLA application fee unless the product application also includes a non-orphan indication.

The FDA reviews a BLA to determine, among other things, whether a biologic is safe, pure, and potent (i.e., effective) for its intended use and whether its manufacturing is GMP-compliant to assure the product’s identity, strength, quality and purity. Under PDUFA, the FDA has a goal date of ten months from the date of “filing” to review and act on the submission. However, the time between submission and filing can add an additional two months as FDA conducts a preliminary review to ensure that the BLA is sufficiently complete to permit substantive review. Formal FDA review of the BLA does not begin until FDA has accepted it for filing. The FDA may refer an application in some cases to an advisory committee for its independent review. An advisory committee is a panel of independent experts, including clinicians and other scientific experts, that reviews, evaluates and provides a recommendation to FDA as to whether the application should be approved and under what conditions. The FDA is not bound by the recommendations of an advisory committee, but it considers such recommendations carefully when making decisions.

Before approving a BLA, the FDA will typically inspect the locations where the product is manufactured. The FDA will not approve an application unless it determines that the manufacturing processes and facilities are in compliance with cGMPs, and are adequate to assure consistent production of the product within required specifications. An important part of a BLA is a lot release protocol that the sponsor will use to test each lot of product made after BLA approval, as well as the FDA’s own test plan that will be used for confirmatory testing of each post-approval product lot that is made before it is released to the public. If the FDA determines that the data and information in the application, including about the manufacturing process or manufacturing facilities, are not acceptable, then the FDA will outline the deficiencies and often will request additional testing or information. Notwithstanding the submission of any requested additional information, the FDA ultimately may decide that the application does not satisfy the regulatory criteria for approval.

After the FDA evaluates a BLA, it will either issue an approval letter or a Complete Response Letter (“CRL”). The approval letter authorizes commercial marketing of the biologic with approved prescribing information for specific approved indications. On the other hand, a CRL indicates that the review cycle of the application is complete but the BLA cannot be approved in its present form. A CRL usually describes the specific deficiencies identified by the FDA and describes the actions the sponsor must take to correct those deficiencies. A sponsor that receives a CRL must resubmit the BLA after addressing the deficiencies or withdraw the application. Even if such additional data and information are submitted to address the deficiencies, the FDA may decide that the data and information in the resubmitted BLA do not satisfy the approval criteria.

Following marketing approval, a sponsor may need to fulfill certain post-marketing requirements (“PMRs”) or post-marketing commitments (“PMCs”). For example, post-approval trials, sometimes referred to as Phase 4 studies, may be conducted after initial marketing approval. These trials are used to gain additional experience from the treatment of patients for the intended therapeutic indication. The trials may be agreed upon prior to approval, or the FDA may require them if new safety issues emerge. Following approval, a sponsor may also need to conduct a pediatric study that was temporarily deferred during the initial product development process. Under the Pediatric Research Equity Act (“PREA”), a sponsor must conduct pediatric clinical trials for most new drugs or biologics, for a new active ingredient, new indication, new dosage form, new dosing regimen or new route of administration. The required assessment must evaluate the safety and effectiveness of the product for the claimed indications in all relevant pediatric subpopulations and support dosing and administration for each pediatric subpopulation for which the product is safe and effective. PREA studies must be included in the application unless the sponsor has received a deferral or waiver.

A risk evaluation and mitigation strategy (“REMS”) may also be an important component of a BLA approval that requires sponsor post-marketing regulatory efforts. A REMS is a safety strategy to manage a known or potential serious risk associated with a drug or biologic and to enable patients to have continued access to such medicines by managing their safe use. A REMS may include medication guides, physician communication plans, or elements to assure safe use (ETASU) such as restricted distribution methods, patient registries, and other risk minimization tools.

Once approved, the FDA may withdraw the product approval if compliance with PMRs, PMCs, or a REMS program is not maintained or if problems occur after the product reaches the marketplace. The FDA may also request that a product be recalled for an identified safety issue. In addition, new government requirements, including those resulting from new legislation, may be established, or the FDA’s policies may change, which could impact the timeline for regulatory approval or otherwise impact ongoing development programs.

Legal Proceedings

As of January 24, 2025, PMGC Holdings Inc. and its subsidiaries are not party to any material legal proceedings. We maintain compliance with applicable regulations and actively manage legal risks.

The Company received a demand letter from legal counsel representing certain former executives who were included in a company-wide layoff in June 2024 alleging claims for wrongful termination and unpaid wages. The Company denies all allegations in the demand letter and maintains that it has complied with all applicable laws and regulations. The parties are currently engaged in pre-litigation settlement discussions, including non-binding mediation, in an effort to resolve this matter without formal litigation. The Company is prepared to vigorously defend itself against these claims if necessary.

Corporate History and Structure

Elevai Labs Inc. was originally incorporated in Delaware in June 2020 under the name Reactive Medical Labs Inc. In December 2024, we reincorporated in Nevada through a merger agreement pursuant to the Agreement and Plan of Merger dated as of November 22, 2024, by and between Elevai Labs Inc. and PMGC Holdings Inc. Following the reincorporation, our corporate name changed to PMGC Holdings Inc., and our operations and governance are now subject to Nevada corporate laws.

This strategic move to Nevada, along with our historical and ongoing corporate actions, reflects our commitment to enhancing operational flexibility and pursuing opportunities for growth.

As of the date of this prospectus, we are qualified to do business as a foreign corporation in the state of California. Our telephone number is (888) 445-4886. Our website address is www.pmgcholdings.com. Information contained on our website or connected thereto or on any other website referred to herein or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

Our principal executive offices remain located at 120 Newport Center Dr. #250, Newport Beach, CA 92660.

We have three operating wholly owned subsidiaries, NorthStive Bioscinces, Inc., PMGC Research Inc. and PMGC Capital LLC.

THE SECURITIES WE MAY OFFER

We may offer and sell, at any time and from time to time:

●	shares of our common stock;

●	shares of our preferred stock;

●	warrants to purchase shares of our common stock and/or debt securities;

●	debt securities consisting of debentures, notes or other evidences of indebtedness;

●	units consisting of a combination of the foregoing securities; or

●	any combination of these securities.

The terms of any securities we offer will be determined at the time of sale. We may issue debt securities that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered by us, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

We may offer up to $50,000,000 of securities under this prospectus. If securities are offered as units, we will describe the terms of the units in a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following summary describes the capital stock of the Company. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation and bylaws, copies of which have been filed with the SEC and applicable law. For a complete description of the matters set forth in this “Description of Securities,” you should refer to our articles of incorporation and bylaws and to the applicable provisions of Nevada law.

General

The Company is authorized to issue two classes of stock, common stock and preferred stock. The total number of shares of stock which the Company is authorized to issue is 2,500,000 shares of capital stock, 2,000,000 of which are common stock, which 3,072,909 shares of which are issued and outstanding as of January 24, 2025. As of January 24, 2025, there were 44 holders of record of our common stock.

Common Stock

The holders of our common stock are entitled to the following rights:

Voting Rights. Each share of the Company’s common stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders.

Dividend Rights. Subject to limitations under Texas law, holders of the Company’s common stock may receive dividends or other distributions, if any, as may be declared by our Board out of funds legally available therefor.

Liquidation Rights. In the event of the liquidation, dissolution or winding up of our business, the holders of the Company’s common stock are entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities.

Other Matters. All of the outstanding shares of the Company’s common stock are fully paid and non-assessable.

Preferred Stock

The Company’s articles of incorporation authorize the issuance of 500,000,000 shares of “blank check” preferred stock in one or more series, of which no series or shares were outstanding as of January 24, 2025, subject to any limitations prescribed by law, without further vote or action by the stockholders. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights. The Company has designated 50,000,000 shares of preferred stock as Series B Preferred Stock, none of which are outstanding as of January 24, 2025.

Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, the rules of Nasdaq or other securities exchange or market on which our stock is then listed or admitted to trading.

Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

●	the title and stated or par value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	any voting rights of the preferred stock;

●	the provisions for redemption, if applicable, of the preferred stock;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

●	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock;

●	and any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

Anti-Takeover Provisions

Certain of our charter, statutory and contractual provisions could make the removal of our management and directors more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our common stock. Furthermore, the existence of the foregoing provisions could lower the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Charter and Bylaw Provisions

Our articles of incorporation and bylaws contain the following provisions that may have the effect of discouraging unsolicited acquisition proposals, including, without limitation, authorize our Board to create and issue, without shareholder approval, preferred stock, thereby increasing the number of outstanding shares, which can deter or prevent a takeover attempt, empower our Board to fill any vacancy on our board of directors, whether such vacancy occurs as a result of an increase in the number of directors or otherwise and provide that our Board is expressly authorized to adopt, amend or repeal our bylaws. These provisions could lower the price that future investors might be willing to pay for shares of our common stock.

Nevada Law

Nevada Revised Statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute contains certain limitations and it may not apply to our Company. These provisions may have the effect of deterring hostile takeovers or delaying changes in control, which could depress the market price of our common stock and deprive shareholders of opportunities to realize a premium on shares of common stock held by them.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Vstock Transfer, LLC., 18 Lafayette Place, Woodmere, New York 11598. Their phone number is (212) 828-8436.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “ELAB.”

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock, preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	the date, if any, on and after which the warrants and the related debt securities or common stock or preferred stock will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	United States federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

●	vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of the Company.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of common stock or preferred stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee named in the prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act of 1939 (“Trust Indenture Act”), the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale”;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, debt securities, rights and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units, and the unit agreements, are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units comprised of one or more shares of our common stock, preferred stock, debt securities, rights and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether, and under what circumstances, those securities may be held or transferred separately;

●	the rights and obligations of the unit agent, if any;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants,” will apply to each unit and to any common stock, preferred stock, debt securities or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus and any applicable prospectus supplement pursuant to underwritten public offerings (whether on a firm commitment, “best efforts,” or other basis), at-the-market offerings, negotiated transactions, block trades, or a combination of these methods. We may sell the securities to or through agents, underwriters, or dealers, directly to one or more purchasers (including existing holders of our securities) without using underwriters or agents, any combination of the foregoing methods, or through any other method permitted by applicable law and described in the applicable prospectus supplement. We may distribute the securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We may designate agents to solicit offers to purchase our securities. We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in the applicable prospectus supplement. Unless we indicate otherwise in the applicable prospectus supplement, our agents will act on a “best efforts” basis for the period of their appointment.

Agents could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through an exchange or sales made to or through a market maker other than on an exchange.

If underwriters are used in the sale on a firm commitment basis, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions (including block transactions), at negotiated prices, at a fixed public offering price, or at varying prices determined at the time of sale. We will include the names of the managing underwriter(s), as well as any other underwriters, and the terms of the transaction, including the compensation the underwriters and dealers will receive, in our prospectus supplement. If we use an underwriter, we will execute an underwriting agreement with the underwriter(s) at the time that we reach an agreement for the sale of our securities. The obligations of the underwriters to purchase the securities will be subject to certain conditions contained in the underwriting agreement. Unless otherwise provided in the prospectus supplement, the underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The underwriters will use a prospectus supplement to sell our securities.

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then-prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time.

If we use a dealer, we, as principal, will sell our securities to the dealer. The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities. We will include the name of the dealer and the terms of our transactions with the dealer in the applicable prospectus supplement. We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors. In this case, no underwriters or dealer would be involved. We will describe the terms of our direct sales in the applicable prospectus supplement.

We may authorize underwriters, dealers, or agents to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. In connection with the sale of the securities offered by this prospectus, underwriters, dealers, and agents may receive compensation from us or from the purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions, or commissions. Any underwriters, dealers, or agents will be identified and their compensation described in the applicable prospectus supplement. We may have agreements with the underwriters, dealers, and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers, or agents may be required to make. Underwriters, dealers, and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.

Unless otherwise specified in the applicable prospectus supplement, all securities offered under this prospectus will be a new issue of securities with no established trading market, other than the common stock, which is currently listed and traded on the Nasdaq. We may elect to list any other class or series of securities on a national securities exchange or a foreign securities exchange but are not obligated to do so. Any common stock sold by this prospectus will be listed for trading on the Nasdaq subject to official notice of issuance. We cannot give you any assurance as to the liquidity of the trading markets for any of the securities, including our common stock.

Any underwriter to whom securities are sold by us for public offering and sale may engage in over- allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve sales by the underwriters of the securities in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. These activities may cause the price of the securities to be higher than it would otherwise be. The underwriters will not be obligated to engage in any of the aforementioned transactions and may discontinue such transactions at any time without notice.

LEGAL MATTERS

Certain legal matters relating to the validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, NY. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters or Sales Agents of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

Our consolidated financial statements for the fiscal years ended December 31, 2023 and 2022 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and incorporated by reference into this prospectus have been audited by TPS Thayer, LLC, an independent registered public accounting firm, as stated in its report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firms (each of which expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s going concern uncertainty) given upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement.

For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus, or any document incorporated by reference in this prospectus, is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or any sale of our securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and over the Internet at the SEC’s website at www.sec.gov.

We maintain a website at www.pmgcholdings.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act made after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement and subsequent to the date of this prospectus until the termination of the offering of the securities described in this prospectus (other than information in such filings that was “furnished,” under applicable SEC rules, rather than “filed”). We incorporate by reference the following documents or information that we have filed with the SEC:

●	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 29, 2024;

●	the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the SEC on May 15, 2024;

●	the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024, filed with the SEC on August 14, 2024;

●	the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024, filed with the SEC on November 14, 2024;

●	the Registrant’s Definitive Schedule 14C, filed with the SEC on September 6, 2024;

●	the Registrant’s Definitive Schedule 14C, filed with the SEC on October 9, 2024;

●	the Registrant’s Definitive Schedule 14C, filed with the SEC on November 21, 2024;

●	the Registrant’s Definitive Schedule 14C, filed with the SEC on November 21, 2024;

●	The Registrant’s Current Reports on Form 8-K filed with the SEC on October 3, 2024, October 24, 2024, October 25, 2024, October 31, 2024, November 13, 2024, November 22, 2024, November 26, 2024, November 26, 2024, November 27, 2024, December 23, 2024, December 30, 2024, December 31, 2024, January 7, 2025, January 14, 2025, January 16, 2025 and January 17, 2025, to the extent the information in such report is filed and not furnished; and

●	The description of the Registrant’s common stock, which is contained in a registration statement on Form 8-A12B filed with the SEC on November 20, 2023, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

In addition, all other reports subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Securities Exchange Act of 1934, as amended shall be incorporated by reference into this prospectus.

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Graydon Bensler
Chief Executive Officer and Chief Financial Officer
PMGC Holdings Inc.
120 Newport Center Drive
Newport Beach, CA 92660
(888) 445-4886

You may also access these filings on our website at www.pmgcholdings.com. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide different or additional information on our behalf. An offer of these securities is not being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date of those respective documents.

$1,222,168

PMGC Holdings Inc.

Common Stock

PMGC Holdings Inc.

PROSPECTUS SUPPLEMENT